Execution Version

SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

dated as of September 27, 2016

among

INTERNATIONAL SPEEDWAY CORPORATION
as Borrower,

THE LENDERS FROM TIME TO TIME PARTY HERETO,

WELLS FARGO BANK, N.A.,
as Administrative Agent,

FIFTH THIRD BANK,
as Syndication Agent

and

BANK OF AMERICA, N.A.,
as Documentation Agent

====================================================================

WELLS FARGO SECURITIES, LLC
and
FIFTH THIRD BANK,
as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS
Page
ARTICLE I     DEFINITIONS; CONSTRUCTION    1

Section 1.1.	Definitions 1

Section 1.2.	Classifications of Loans and Borrowings 30

Section 1.3.	Accounting Terms and Determination 30

Section 1.4.	Terms Generally 30
ARTICLE II     AMOUNT AND TERMS OF THE COMMITMENTS    31

Section 2.1.	General Description of Facilities 31

Section 2.2.	Revolving Loans 31

Section 2.3.	Procedure for Revolving Borrowings 31

Section 2.4.	Swingline Commitment 32

Section 2.5.	Reserved 33

Section 2.6.	Funding of Borrowings 33

Section 2.7.	Interest Elections 34

Section 2.8.	Optional Reduction and Termination of Commitments 34

Section 2.9.	Repayment of Loans 35

Section 2.10.	Evidence of Indebtedness 35

Section 2.11.	Optional Prepayments 36

Section 2.12.	Mandatory Prepayments 36

Section 2.13.	Interest on Loans 36

Section 2.14.	Fees 37

Section 2.15.	Computation of Interest and Fees 38

Section 2.16.	Inability to Determine Interest Rates 38

Section 2.17.	Illegality 39

Section 2.18.	Increased Costs 39

Section 2.19.	Funding Indemnity 40

Section 2.20.	Taxes 41

Section 2.21.	Payments Generally; Pro Rata Treatment; Sharing of Set-offs 44

Section 2.22.	Letters of Credit 46

Section 2.23.	Increase of Commitments; Additional Lenders 50

Section 2.24.	Mitigation of Obligations 51

Section 2.25.	Replacement of Lenders 51

Section 2.26.	Reallocation and Cash Collateralization of Defaulting Lender or Potential Defaulting Lender Commitment 52

Section 2.27.	Extension of Revolving Commitment Termination Date 53
ARTICLE III     CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT    55

Section 3.1.	Conditions To Effectiveness 55

Section 3.2.	Each Credit Event 57

Section 3.3.	Delivery of Documents 58
ARTICLE IV     REPRESENTATIONS AND WARRANTIES    58

Section 4.1.	Existence; Power 58

Section 4.2.	Organizational Power; Authorization 58

Section 4.3.	Governmental Approvals; No Conflicts 58

Section 4.4.	Financial Statements 59

Section 4.5.	Litigation and Environmental Matters 59

Section 4.6.	Compliance with Laws 59

Section 4.7.	Investment Company Act, Etc. 59

Section 4.8.	Taxes 60

Section 4.9.	Margin Regulations 60

Section 4.10.	ERISA 60

Section 4.11.	Disclosure 60

Section 4.12.	Subsidiaries 60

Section 4.13.	Solvency 60

Section 4.14.	Anti-Corruption Laws and Sanctions 60
ARTICLE V     AFFIRMATIVE COVENANTS    61

Section 5.1.	Financial Statements and Other Information 61

Section 5.2.	Notices of Material Events 63

Section 5.3.	Existence; Conduct of Business 63

Section 5.4.	Compliance with Laws, Etc. 63

Section 5.5.	Payment of Obligations 63

Section 5.6.	Books and Records 64

Section 5.7.	Visitation, Inspection, Etc. 64

Section 5.8.	Maintenance of Properties; Insurance 64

Section 5.9.	Use of Proceeds and Letters of Credit 64

Section 5.10.	Additional Subsidiaries 64

Section 5.11.	Compliance with Anti-Corruption Laws and Sanctions 65
ARTICLE VI     FINANCIAL COVENANTS    65

Section 6.1.	Leverage Ratio 65

Section 6.2.	Interest Coverage Ratio 65
ARTICLE VII     NEGATIVE COVENANTS    65

Section 7.1.	Indebtedness. 65

Section 7.2.	Negative Pledge 66

Section 7.3.	Fundamental Changes 66

Section 7.4.	Investments, Loans, Etc. 67

Section 7.5.	Restricted Payments 67

Section 7.6.	Sale of Assets 68

Section 7.7.	Transactions with Affiliates 69

Section 7.8.	Restrictive Agreements 69

Section 7.9.	Accounting Changes 69

Section 7.10.	Government Regulation 70

Section 7.11.	Use of Proceeds 70
ARTICLE VIII     EVENTS OF DEFAULT    70

Section 8.1.	Events of Default 70
ARTICLE IX     THE ADMINISTRATIVE AGENT    72

Section 9.1.	Appointment of Administrative Agent 72

Section 9.2.	Nature of Duties of Administrative Agent 73

Section 9.3.	Lack of Reliance on the Administrative Agent 73

Section 9.4.	Certain Rights of the Administrative Agent 73

Section 9.5.	Reliance by Administrative Agent 74

Section 9.6.	The Administrative Agent in its Individual Capacity 74

Section 9.7.	Successor Administrative Agent 74

Section 9.8.	Withholding Tax 75

Section 9.9.	Administrative Agent May File Proofs of Claim 75

Section 9.10.	Authorization to Execute other Loan Documents 76

Section 9.11.	Syndication Agent. 76
ARTICLE X     MISCELLANEOUS    76

Section 10.1.	Notices 76

Section 10.2.	Waiver; Amendments 79

Section 10.3.	Expenses; Indemnification 80

Section 10.4.	Successors and Assigns 81

Section 10.5.	Governing Law; Jurisdiction; Consent to Service of Process 85

Section 10.6.	WAIVER OF JURY TRIAL 85

Section 10.7.	Right of Setoff 86

Section 10.8.	Counterparts; Integration 86

Section 10.9.	Survival 86

Section 10.10.	Severability 86

Section 10.11.	Confidentiality 87

Section 10.12.	Interest Rate Limitation 87

Section 10.13.	Amendment and Restatement 87

Section 10.14.	Patriot Act 88

Section 10.15.	No Advisory or Fiduciary Responsibility 88

Section 10.16.	Location of Closing 88

Section 10.17.	Acknowledgment and Consent to Bail-In of EEA Financial Institutions 88

Schedules
Schedule I        -    Applicable Margin and Applicable Percentage
Schedule II        -    Commitment Amounts
Schedule 2.22        -    Existing Letters of Credit
Schedule 4.5        -    Environmental Matters
Schedule 4.12        -    Subsidiaries
Schedule 7.1        -    Outstanding Indebtedness
Schedule 7.2        -    Existing Liens
Schedule 7.4        -    Existing Investments
Schedule 7.6        -    Sale Leaseback Transactions
Schedule 7.8        -    Restrictions on Subsidiary Indebtedness

Exhibits

Exhibit A        -     Form of Assignment and Acceptance
Exhibit B        -    Form of Subsidiary Guaranty Agreement
Exhibit C        -    Form of U.S. Tax Compliance Certificates
Exhibit 2.3        -    Form of Notice of Revolving Borrowing
Exhibit 2.4        -    Form of Notice of Swingline Borrowing
Exhibit 2.7        -    Form of Notice of Continuation/Conversion
Exhibit 3.1(b)(iv)    -    Form of Secretary’s Certificate
Exhibit 3.1(b)(vii)    -    Form of Officer’s Certificate
Exhibit 5.1(c)        -    Form of Compliance Certificate

SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

THIS SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this “Agreement”) is made and entered into as of September 27, 2016, by and among INTERNATIONAL SPEEDWAY CORPORATION, a Florida corporation (the “Borrower”), the several banks and other financial institutions and lenders from time to time party hereto (the “Lenders”), WELLS FARGO BANK, N.A., in its capacity as administrative agent for the Lenders (the “Administrative Agent”), as issuing bank (the “Issuing Bank”) and as swingline lender (the “Swingline Lender”) and FIFTH THIRD BANK, as Syndication Agent (the “Syndication Agent”).
W I T N E S S E T H:

WHEREAS, the Borrower, certain of the Lenders and the Administrative Agent are parties to that certain Amended and Restated Revolving Credit Agreement (the “Existing Credit Agreement”), dated as of November 15, 2012 (as in effect immediately prior to the Closing Date (as such term is defined herein));
WHEREAS, the Borrower has requested certain amendments to the Existing Credit Agreement;
WHEREAS, the Borrower has requested that the Lenders establish a $300,000,000 revolving credit facility in favor of the Borrower;
WHEREAS, subject to the terms and conditions of this Agreement, the Lenders, the Issuing Bank and the Swingline Lender to the extent of their respective Commitments as defined herein, are willing to agree to such amendments to the Existing Credit Agreement as evidenced by the amendment and restatement of the Existing Credit Agreement contained in this Agreement and severally to establish the requested revolving credit facility, letter of credit subfacility and the swingline subfacility in favor of the Borrower; and
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Borrower, the Lenders, the Administrative Agent, the Syndication Agent, the Issuing Bank and the Swingline Lender agree as follows:
ARTICLE I

DEFINITIONS; CONSTRUCTION
Section 1.1.    Definitions    . In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):
“Acquisition” shall mean, with respect to any Person the acquisition a single transaction or in a series of related transactions of either (a) all or any substantial portion of the Property of, or a line of business, product line, or division of, another Person or (b) Capital Stock of another Person such that after giving effect to such acquisition such other Person shall be a Subsidiary, or shall be merged or consolidated into the Borrower or any Subsidiary, in each case whether or not involving a merger or consolidation with such other Person.
“Additional Commitment Amount” shall have the meaning given to such term in Section 2.23.
“Additional Lender” shall have the meaning given to such term in Section 2.23.
“Adjusted LIBO Rate” shall mean, with respect to each Interest Period for a Eurodollar Borrowing, the rate per annum obtained by dividing (i) LIBOR for such Interest Period by (ii) a percentage equal to 1.00 minus the Eurodollar Reserve Percentage.
“Administrative Agent” shall have the meaning assigned to such term in the opening paragraph hereof.
“Administrative Questionnaire” shall mean, with respect to each Lender, an administrative questionnaire in the form provided by the Administrative Agent and submitted to the Administrative Agent duly completed by such Lender.
“Affiliate” shall mean, as to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person. For the purposes of this definition, “Control” shall mean the power, directly or indirectly, either to (i) vote 25% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of a Person or (ii) direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by control or otherwise. The terms “Controlling”, “Controlled by”, and “under common Control with” have the meanings correlative thereto.
“Aggregate Revolving Commitment Amount” shall mean the aggregate principal amount of the Aggregate Revolving Commitments from time to time. On the Closing Date, the Aggregate Revolving Commitment Amount is $300,000,000.
“Aggregate Revolving Commitments” shall mean, collectively, all Revolving Commitments of all Lenders at any time outstanding.
“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
“Anti-Money Laundering Laws” shall mean any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules applicable to a Loan Party, its Subsidiaries or Affiliates related to terrorism financing or money laundering, including any applicable provision of the Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12U.S.C. §§ 1818(s), 1820(b) and 1951-1959).
“Applicable Lending Office” shall mean, for each Lender and for each Type of Loan, the “Lending Office” of such Lender (or an Affiliate of such Lender) designated for such Type of Loan in the Administrative Questionnaire submitted by such Lender or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.
“Applicable Margin” shall mean, as of any date, with respect to interest on all Revolving Loans outstanding on any date or the letter of credit fee, as the case may be, a percentage per annum determined by reference to either (a) the applicable Leverage Ratio in effect on such date as set forth on Schedule I or (b) the applicable Rating Category from time to time in effect as set forth on Schedule I; provided, that the Applicable Margin shall be determined using whichever of (a) or (b) above results in the lowest Applicable Margin for the Borrower; provided further, that a change in the Applicable Margin (a) resulting from a change in the Leverage Ratio shall be effective on the second Business Day after which the Borrower is required to deliver each of the financial statements required by Section 5.1(a) and (b) and the Compliance Certificate required by Section 5.1(c) and (b) resulting from a change in the Rating Category shall be effective on the day on which S&P changes its rating and shall continue until the day prior to the day that a further change becomes effective. Notwithstanding the foregoing, the Applicable Margin from the Closing Date until the date by which the financial statements and Compliance Certificate for the first full Fiscal Quarter ending after the Closing Date are required to be delivered shall be at Level II as set forth on Schedule I. In the event that any financial statement or Compliance Certificate delivered hereunder is shown to be inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin based upon the pricing grid set forth on Schedule I (the “Accurate Applicable Margin”) for any period that such financial statement or Compliance Certificate covered, then (i) the Borrower shall immediately deliver to the Administrative Agent a correct financial statement or Compliance Certificate, as the case may be, for such period, (ii) the Applicable Margin shall be adjusted such that after giving effect to the corrected financial statements or Compliance Certificate, as the case may be, the Applicable Margin shall be reset to the Accurate Applicable Margin based upon the pricing grid set forth on Schedule I for such period and (iii) the Borrower shall immediately pay to the Administrative Agent, for the account of the Lenders, the accrued additional interest owing as a result of such Accurate Applicable Margin for such period.  The provisions of this definition shall not limit the rights of the Administrative Agent and the Lenders with respect to Section 2.13(c) or Article VIII.
“Applicable Percentage” shall mean, as of any date, with respect to the commitment fee as of any date, the percentage per annum determined by reference to either (a) the Leverage Ratio in effect on such date as set forth on Schedule I or (b) the applicable Rating Category as set forth on Schedule I; provided, that the Applicable Percentage shall be determined using whichever of (a) or (b) above results in the lowest Applicable Margin for the Borrower; provided further, that a change in the Applicable Percentage (a) resulting from a change in the Leverage Ratio shall be effective on the second Business Day after which the Borrower is required to deliver each of the financial statements required by Section 5.1(a) and (b) and the Compliance Certificate required by Section 5.1(c) and (b) resulting from a change in the Rating Category shall be effective on the day on which S&P changes its rating and shall continue until the day prior to the day that a further change becomes effective. Notwithstanding the foregoing, the Applicable Percentage for the commitment fee from the Closing Date until the date by which the financial statements and Compliance Certificate for the first full Fiscal Quarter ending after the Closing Date are required to be delivered shall be at Level II as set forth on Schedule I. In the event that any financial statement or Compliance Certificate delivered hereunder is shown to be inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Percentage based upon the pricing grid set forth on Schedule I (the “Accurate Applicable Percentage”) for any period that such financial statement or Compliance Certificate covered, then (i) the Borrower shall immediately deliver to the Administrative Agent a correct Financial Statement or Compliance Certificate, as the case may be, for such period, (ii) the Applicable Percentage shall be adjusted such that after giving effect to the corrected financial statements or Compliance Certificate, as the case may be, the Applicable Percentage shall be reset to the Accurate Applicable Percentage based upon the pricing grid set forth on Schedule I for such period and (iii) the Borrower shall immediately pay to the Administrative Agent, for the account of the Lenders, the accrued additional commitment fee owing as a result of such Accurate Applicable Percentage for such period. The provisions of this definition shall not limit the rights of the Administrative Agent and the Lenders with respect to Section 2.13(c) or Article VIII.
“Approved Fund” shall mean any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.
“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.4(b)) and accepted by the Administrative Agent, in the form of Exhibit A attached hereto or any other form approved by the Administrative Agent.
“Availability Period” shall mean the period from the Closing Date to but excluding the Revolving Commitment Termination Date.
“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Base Rate” shall mean for any day a fluctuating rate per annum equal to the highest of (i) the rate of interest which the Administrative Agent announces from time to time as its prime lending rate, as in effect from time to time, (ii) the Federal Funds rate, as in effect from time to time, plus one-half of one percent (½%) per annum and (iii) the Adjusted LIBO Rate determined on a daily basis for an Interest Period of one (1) month, plus one percent (1.00%) per annum (any changes in such rates to be effective as of the date of any change in such rate). The Administrative Agent’s prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent may make commercial loans or other loans at rates of interest at, above, or below the Administrative Agent’s prime lending rate. Notwithstanding the foregoing, in no event shall the Base Rate be less than 0% for any purpose.
“Borrower” shall have the meaning in the introductory paragraph hereof.
“Borrowing” shall mean a borrowing consisting of (i) Loans of the same Class and Type, made, converted or continued on the same date and in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (ii) a Swingline Loan.
“Business Day” shall mean any day other than (i) a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close and (ii) if such day relates to a Borrowing of, a payment or prepayment of principal or interest on, a conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice with respect to any of the foregoing, any day on which banks are not open for dealings in dollar deposits are carried on in the London interbank market.
“Capital Lease Obligations” of any Person shall mean all obligations of such Person to pay rent or other amounts under any lease (or other arrangement conveying the right to use) of real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Capital Stock” shall mean all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11‑1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).
“Cash Collateralize” shall mean, in respect of any obligations, to provide and pledge (as a first priority perfected security interest) cash collateral for such obligations in Dollars, with the Administrative Agent pursuant to documentation in form and substance, reasonably satisfactory to the Administrative Agent (and “Cash Collateralization” has a corresponding meaning).
“Cash Equivalents” shall mean (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition (“Government Obligations”), (b) U.S. dollar denominated (or foreign currency fully hedged) time deposits, certificates of deposit, Eurodollar time deposits and Eurodollar certificates of deposit of (y) any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000 or (z) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than 364 days from the date of acquisition, (c) U.S. dollar denominated deposits in and cash management functions with non-Approved Banks domiciled in the United States of America provided that the aggregate amount of such deposits with any single non-Approved Bank shall not exceed $15,000,000 for more than fourteen (14) consecutive calendar days, (d) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within twelve months of the date of acquisition, (e) repurchase agreements with a bank or trust company (including a Lender) or a recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America and (f) tax-exempt and taxable municipal securities, including auction rate securities, rated at least AA by S&P or Aa by Moody’s maturing within twelve months of acquisition.
“Change in Control” shall mean the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Borrower to any Person or “group” (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder in effect on the date hereof), (ii) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or “group” (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) other than the France Family of 50% or more of the outstanding shares of the voting stock of the Borrower, or (iii) during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals who that are Continuing Directors.

“Change in Law” shall mean (i) the adoption of any applicable law, rule or regulation after the date of this Agreement, (ii) any change in any applicable law, rule or regulation, or any change in the administration, interpretation, implementation or application thereof, by any Governmental Authority after the date of this Agreement, or (iii) compliance by any Lender (or its Applicable Lending Office) or the Issuing Bank (or for purposes of Section 2.18(b), by the Parent Company of such Lender or the Issuing Bank, if applicable) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, implemented or issued.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, or Swingline Loans and when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment, or a Swingline Commitment.
“Closing Date” shall mean the date on which the conditions precedent set forth in Section 3.1 and Section 3.2 have been satisfied or waived in accordance with Section 10.2.
“Code” shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.
“Commitment” shall mean a Revolving Commitment or a Swingline Commitment or any combination thereof (as the context shall permit or require).
“Competitor” means any Person who is substantially engaged in the business of the Borrower described as a motorsports themed amusement enterprise, furnishing amusement to the public in the form of motorsports themed entertainment consisting of racing events at the Borrower’s major motorsports entertainment facilities, which enterprise earns revenues and generates substantial cash flows primarily from admissions, broadcast television rights fees, promotion and sponsorship fees, hospitality rentals (including luxury suites, chalets and the hospitality portion of club seating), advertising revenues, royalties from licenses of its trademarks, parking and camping, track rentals and/or other activities reasonably related thereto, provided that:
(a)    the provision of investment advisory services by a Person to a Plan which is owned or controlled by a Person which would otherwise be a Competitor shall not of itself cause the Person providing such services to be deemed to be a Competitor if such Person has established procedures which will prevent Confidential Information supplied to such Person by the Borrower from being transmitted or otherwise made available to such Plan or Person owning or controlling such Plan; and
(b)    in no event shall an Institutional Investor which maintains passive investments in any Person which is a Competitor be deemed a Competitor, it being agreed that the normal administration of the investment and enforcement thereof shall be deemed not to cause such Institutional Investor to be a “Competitor”.
“Compliance Certificate” shall mean a certificate from the principal executive officer or the principal financial officer of the Borrower in the form of, and containing the certifications set forth in, the certificate attached hereto as Exhibit 5.1(c).
“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consistent Basis” shall mean the application of GAAP on a basis consistent with the most recent audited consolidated financial statements of the Borrower delivered to the Lenders in accordance with the terms hereof, except for any inconsistency explicitly disclosed in any financial statements delivered pursuant to Section 5.1(a) and 5.1(b).
“Consolidated EBITDA” shall mean, for the Borrower and any Subsidiaries for any period, an amount equal to Consolidated Net Income for such period, minus (i) (to the extent otherwise included therein) (A) any extraordinary gains or losses, (B) any gains attributable to write-ups of assets and (C) any income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any Subsidiary on the date that such Person’s assets are acquired by the Borrower or any Subsidiary, plus (ii) to the extent deducted in determining Consolidated Net Income for such period, and without duplication, (A) Consolidated Interest Expense, (B) total federal, state, local and foreign income, value added and similar taxes determined on a consolidated basis in accordance with GAAP (net of any cash refund actually received during such period), (C) depreciation and amortization (including, without limitation, the amortization of finance charges) determined on a consolidated basis in accordance with GAAP, and (D) non-recurring non-cash charges (excluding non-recurring non-cash charges resulting in reserves from which future cash expenditures will be made), including, but not limited to, (x) charges incurred in accordance with Accounting Standard Codification No. 350 Intangibles - Goodwill and Other and 805 Business Combinations and (y) charges (whether or not given effect on a cumulative or retroactive basis) resulting from the adoption of, or any change to, accounting rules and standards, in each case as determined in accordance with GAAP, minus (iii) to the extent included in the determination of Consolidated Net Income for such period, Consolidated Interest Income, plus/minus (iv) to the extent included in the determination of Consolidated Net Income for such period, losses or earnings attributable to equity Investments by the Borrower and its Subsidiaries in unconsolidated Subsidiaries and joint ventures, minus (v) to the extent included in the determination of Consolidated Net Income for such period, non-recurring non-cash gains (whether or not given effect on a cumulative or retroactive basis) resulting from the adoption of, or any change to, accounting rules and standards, as determined in accordance with GAAP, minus (vi) payments of principal and interest by wholly-owned Non-Guarantor Material Subsidiaries. Notwithstanding the foregoing, to the extent that Consolidated Funded Indebtedness includes Indebtedness attributable to any Person in which the Borrower and/or any Subsidiary holds an interest not consolidated in the Borrower’s GAAP financial statements, Consolidated EBITDA would also include such unconsolidated Person’s EBITDA to the same extent such Person’s Indebtedness is required to be included in the Borrower’s Consolidated Funded Indebtedness.
“Consolidated Funded Indebtedness” shall mean Indebtedness constituting money borrowed by the Borrower or any of its Subsidiaries (other than Non-Guarantor Material Subsidiaries) that shall have been or should be, in accordance with GAAP, recorded or classified as a liability, on a consolidated basis. For purposes of this definition, Indebtedness shall specifically include obligations with respect to any Guarantee of Indebtedness of the type described in the first sentence of this definition, unfunded vested benefits and capital or financing lease obligations, and shall specifically exclude trade accounts payable, current and long-term deferred income, current and deferred income taxes payable, capitalized payments in lieu of property taxes in accordance with GAAP, liabilities arising as a result of outstanding gift certificates and any loyalty-rewards obligations and expenses accrued in the ordinary course of business. For purposes of calculating Leverage Ratio, the Kansas Speedway Corporation Guaranty shall not be included in Consolidated Funded Indebtedness.
“Consolidated Interest Expense” shall mean, for the Borrower and its Subsidiaries for any period determined on a consolidated basis in accordance with GAAP, the sum of (i) total interest expense, including without limitation the interest component of any payments in respect of Capital Lease Obligations capitalized or expensed during such period (whether or not actually paid during such period) plus (ii) the net amount payable (or minus the net amount receivable) with respect to Hedging Transactions during such period (whether or not actually paid or received during such period). For purposes of calculating the Interest Coverage Ratio and the Leverage Ratio, (a) the Kansas Speedway Corporation Guaranty shall not be included in Consolidated Interest Expense and (b) the Consolidated Interest Expense attributable to Non-Guarantor Material Subsidiaries shall be excluded.
“Consolidated Interest Income” shall mean, for any period, all interest income of the Borrower and its Subsidiaries, as determined in accordance with GAAP during such period.
“Consolidated Net Income” shall mean, for the Borrower and its Subsidiaries for any period, the net income (or loss) of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.
“Consolidated Net Tangible Assets” shall mean, for the Borrower and its Subsidiaries (other than Non-Guarantor Material Subsidiaries) for any period, (a) total assets minus (b) current liabilities (excluding (i) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed and (ii) current maturities of long-term debt) minus (c) intangibles (in each case, determined on a consolidated basis in accordance with GAAP).
“Continuing Director” shall mean, with respect to any period, any individuals (A) who were members of the board of directors or other equivalent governing body of the Borrower on the first day of such period, (B) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (A) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, or (C) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (A) and (B) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.
“Contractual Obligation” of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the Property in which it has an interest is bound.
“Default” shall mean any condition or event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.
“Default Interest” shall have the meaning set forth in Section 2.13(c).
“Defaulting Lender” shall mean, at any time, any Lender (a) as to which the Administrative Agent has notified the Borrower that (i) such Lender has failed for three (3) or more Business Days to comply with its obligations under this Agreement to make a Loan and/or to make a payment to the Issuing Bank in respect of a Letter of Credit or to the Swingline Lender in respect of a Swingline Loan (each a “funding obligation”) unless such Lender notifies the Administrative Agent and the Borrower that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (ii) such Lender has notified the Administrative Agent, or has stated publicly, that it will not comply with any such funding obligation hereunder (unless such notice or public statement states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such notice or public statement) cannot be satisfied, or has defaulted on, its obligation to fund generally under any other loan agreement, credit agreement or other financing agreement (except for any default under any other loan agreement, credit agreement or other financing agreement resulting from a good faith dispute), (iii) such Lender has, for three (3) or more Business Days, failed to confirm in writing to the Administrative Agent, in response to a written request of the Administrative Agent, that it will comply with its funding obligations hereunder, or (iv) a Lender Insolvency Event has occurred and is continuing with respect to such Lender. The Administrative Agent will promptly send to all parties hereto a copy of any notice to the Borrower provided for in this definition or (b) that has, or has a direct or indirect Parent Company that has, become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect Parent Company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.
“Disclosure Documents” shall mean this Agreement, the Information Memorandum, the Borrower’s public filings with the Securities and Exchange Commission from and after November 30, 2015, and the documents, certificates or other writings delivered to the Administrative Agent or the Lenders by or on behalf of the Borrower in connection with the transactions contemplated by this Agreement.
“Disqualified Stock” shall mean any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the Revolving Commitment Termination Date; provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Borrower or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock. The amount (or principal amount) of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that the Borrower and its Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.
“Dollar(s)” and the sign “$” shall mean lawful money of the United States of America.
“Domestic Foreign Holding Company” shall mean any Domestic Subsidiary substantially all of the assets of which are equity interests and/or Indebtedness of any direct or indirect Subsidiary which is not a Domestic Subsidiary.
“Domestic Subsidiary” shall mean any Subsidiary of Borrower, whether presently or hereafter created or existing, that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia.
“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;
“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Environmental Laws” shall mean all applicable laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters concerning exposure to Hazardous Materials.
“Environmental Liability” shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation and remediation, costs of administrative oversight, fines, natural resource damages, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (i) any actual or alleged violation of any Environmental Law, (ii) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (iii) any actual or alleged exposure to any Hazardous Materials, (iv) the Release or threatened Release of any Hazardous Materials or (v) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.
“ERISA Affiliate” shall mean any trade or business (whether or not incorporated), which, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for the purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” shall mean (i) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (ii) the failure of any Plan to meet the minimum funding standard applicable to the Plan for a plan year under Section 412 of the Code or Section 302 of ERISA, whether or not waived; (iii) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (iv) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (v) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator appointed by the PBGC of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (vi) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (vii) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.
“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Eurodollar” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted LIBO Rate.
“Eurodollar Reserve Percentage” shall mean the aggregate of the maximum reserve percentages (including, without limitation, any emergency, supplemental, special or other marginal reserves) expressed as a decimal (rounded upwards to the next 1/100th of 1%) in effect on any day to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate pursuant to regulations issued by the Board of Governors of the Federal Reserve System (or any Governmental Authority succeeding to any of its principal functions) with respect to eurocurrency funding (currently referred to as “eurocurrency liabilities” under Regulation D). Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D. The Eurodollar Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Event of Default” shall have the meaning provided in Article VIII.
“Excluded Subsidiaries” shall mean any Domestic Foreign Holding Company and each of Kansas Speedway Development Corporation and Daytona Beach Property Headquarters Building, LLC.
“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, United States federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.25) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.20, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.20(g) and (d) any Taxes imposed under FATCA.
“Existing Credit Agreement” shall have the meaning set forth in the Recitals hereto.

“Existing Lenders” shall mean all lenders parties to the Existing Credit Agreement on the Closing Date.
“Existing Letters of Credit” shall mean the letters of credit issued and outstanding under the Existing Credit Agreement as set forth on Schedule 2.22.
“Existing Maturity Date” shall have the meaning assigned to such term in Section 2.27.
“Fair Market Value” shall mean, at any time and with respect to any Property, the sale value of such Property that would be realized in an arm’s-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).
“FATCA” shall mean Sections 1471 through 1474 of the Code, any regulations promulgated thereunder and any Revenue Ruling, Revenue Procedure, Notice (to the extent such Notice provides formal, definitive guidance) or other official interpretation issued by the IRS with respect thereto, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any applicable intergovernmental agreement entered into between the United States and any other Governmental Authority in connection with the implementation of the foregoing and any fiscal or regulatory legislation, rules or official practices adopted pursuant to any such intergovernmental agreement.
“Federal Funds Rate” shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average rounded upwards, if necessary, to the next 1/100th of 1% of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.
“Fee Letters” shall mean (a) that certain fee letter, dated as of September 7, 2016, executed by Wells Fargo Bank, N.A. and Wells Fargo Securities, LLC and accepted by Borrower and (b) that certain fee letter, dated as of September 7, 2016, executed by Fifth Third Bank and accepted by Borrower.
“Fiscal Quarter” shall mean any fiscal quarter of the Borrower.
“Fiscal Year” shall mean any fiscal year of the Borrower.
“Foreign Lender” shall mean (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.
“France Family” shall mean the France Family Group as defined in Amendment No. 22 to the Schedule 13G filed with the Securities and Exchange Commission by the France Family Group on February 8, 2016, as further amended from time to time.
“GAAP” shall mean generally accepted accounting principles in the United States applied on a Consistent Basis and subject to the terms of Section 1.3.
“Governmental Authority” shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Guarantee” of or by any Person (the “guarantor”) shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly and including any obligation, direct or indirect, of the guarantor (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) as an account party in respect of any letter of credit or letter of guaranty issued in support of such Indebtedness or obligation; provided, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which Guarantee is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith. The term “Guarantee” used as a verb has a corresponding meaning.
“Guarantor” shall mean each of the Subsidiary Loan Parties.
“Hazardous Materials” shall mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Hedging Obligations” of any Person shall mean any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired under (i) any and all Hedging Transactions, (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Hedging Transactions and (iii) any and all renewals, extensions and modifications of any Hedging Transactions and any and all substitutions for any Hedging Transactions.
“Hedging Transaction” of any Person shall mean (a) any transaction (including an agreement with respect to any such transaction) now existing or hereafter entered into by such Person that is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, spot transaction, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether or not any such transaction is governed by or subject to any master agreement and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Indebtedness” of any Person shall mean, without duplication (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business); (iv) all obligations of such Person under any conditional sale or other title retention agreement(s) relating to property acquired by such Person, (v) all Capital Lease Obligations of such Person, (vi) all obligations, contingent or otherwise, of such Person in respect of letters of credit, acceptances or similar extensions of credit, (vii) all Guarantees of such Person of the type of Indebtedness described in clauses (i) through (vi) above, (viii) all Indebtedness of a third party secured by any Lien on property owned by such Person, whether or not such Indebtedness has been assumed by such Person (excluding a lien on equity interests in a joint venture or Non-Guarantor Material Subsidiary securing any obligations of such joint venture or Non-Guarantor Material Subsidiary), (ix) all obligations of such Person with respect to Disqualified Stock, (x) Off-Balance Sheet Liabilities and (xi) all Hedging Obligations. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor. The amount of Indebtedness of any Person for purposes of clause (viii) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) if and to the extent such Indebtedness is limited in recourse to the property encumbered, the fair market value of the property encumbered thereby, as determined by such Person in good faith.
Notwithstanding the foregoing, the following shall not constitute or be deemed “Indebtedness”:
(i)    any Indebtedness which has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Cash Equivalents (in an amount sufficient to satisfy all such Indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such Indebtedness, and subject to no other Liens, and the other applicable terms of the instrument governing such Indebtedness;
(ii)    in connection with the purchase by the Borrower or any Subsidiary of any property, the term “Indebtedness” will exclude post closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a closing purchase price adjustment or such payment depends on the performance of such property after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment at a later date becomes finally fixed and determined by the parties to the purchase, the amount is paid within 30 days after such date; and
(iii)    current and long term deferred income, current and deferred income taxes payable, capitalized payments in lieu of property taxes in accordance with GAAP, liabilities arising as a result of outstanding gift certificates and any loyalty rewards obligations and expenses, in each case accrued in the ordinary course of business.
“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Information Memorandum” shall mean the Confidential Information Memorandum dated September 7, 2016 relating to the Borrower and the transactions contemplated by this Agreement and the other Loan Documents.
“Institutional Investor” means any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.
“Interest Coverage Ratio” shall mean, as of any date, the ratio of (i) Consolidated EBITDA for the four consecutive Fiscal Quarters ending on or immediately prior to such date for which financial statements are required to have been delivered under this Agreement to (ii) Consolidated Interest Expense for the four consecutive Fiscal Quarters ending on or immediately prior to such date for which financial statements are required to have been delivered under this Agreement; provided, however, the Interest Coverage Ratio may be adjusted from time to time with the mutual consent of the Borrower and the Required Lenders to reflect the postponement of major race events into subsequent accounting periods, the rescheduling of major race events and the occurrence of major race events in different fiscal accounting periods in different calendar and/or fiscal years. In the case of a Specified Transaction, the Interest Coverage Ratio shall be calculated on a Pro Forma Basis.
“Interest Period” shall mean with respect to any Eurodollar Borrowing, a period of one, two, three or six months (or, if available to all Lenders, nine or twelve months thereafter); provided, that:
(i)     the initial Interest Period for such Borrowing shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of another Type), and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;
(ii)    if any Interest Period would otherwise end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period would end on the immediately preceding Business Day;
(iii)    any Interest Period which begins on the last Business Day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of such calendar month; and
(iv)    no Interest Period may extend beyond the Revolving Commitment Termination Date.
“Investments” shall have the meaning assigned to such term in Section 7.4.
“IRS” shall mean the United States Internal Revenue Service.
“Issuing Bank” shall mean Wells Fargo Bank, N.A. in its capacity as the issuer of Letters of Credit pursuant to Section 2.22.
“Joint Lead Arrangers” shall mean, collectively, Wells Fargo Securities, LLC and Fifth Third Bank, each its capacity as a joint lead arranger and joint bookrunners under this Agreement.
“Kansas Speedway Corporation Guaranty” shall mean that certain guaranty by Kansas Speedway Corporation of the 2002 STAR Bonds issued in connection with the Kansas Speedway; provided that the principal amount of obligations guaranteed pursuant to such Kansas Speedway Corporation Guaranty shall not exceed $1,945,000.
“LC Commitment” shall mean that portion of the Aggregate Revolving Commitments that may be used by the Borrower for the issuance of Letters of Credit in an aggregate face amount not to exceed $25,000,000.
“LC Disbursement” shall mean a payment made by the Issuing Bank pursuant to a Letter of Credit.
“LC Documents” shall mean all applications, agreements and instruments relating to the Letters of Credit but excluding the Letters of Credit.
“LC Exposure” shall mean, at any time, the sum of (i) the aggregate undrawn amount of all outstanding Letters of Credit at such time, plus (ii) the aggregate amount of all LC Disbursements that have not been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender shall be its Pro Rata Share of the total LC Exposure at such time.
“Lender Insolvency Event” shall mean that (i) a Lender or its Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (ii) a Lender or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, custodian or the like has been appointed for such Lender or its Parent Company, or such Lender or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment, or (iii) a Lender or its Parent Company has been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent; provided that, for the avoidance of doubt, a Lender Insolvency Event  shall not be deemed to have occurred  solely by virtue of the ownership or acquisition of any equity interest in or control of a Lender or a Parent Company thereof by a Governmental Authority or an instrumentality thereof.
“Lenders” shall have the meaning assigned to such term in the opening paragraph of this Agreement and shall include, where appropriate, the Swingline Lender and each Additional Lender that joins this Agreement pursuant to Section 2.23.
“Letter of Credit” shall mean any stand-by letter of credit issued pursuant to Section 2.22 by the Issuing Bank for the account of the Borrower pursuant to the LC Commitment and the Existing Letters of Credit.
“Leverage Ratio” shall mean, as of any date, the ratio of (i) Consolidated Funded Indebtedness as of such date to (ii) Consolidated EBITDA for the four consecutive Fiscal Quarters ending on or immediately prior to such date for which financial statements are required to have been delivered under this Agreement; provided, however, the Leverage Ratio may be adjusted from time to time with the mutual consent of the Borrower and the Required Lenders to reflect the postponement of major race events into subsequent accounting periods, the rescheduling of major race events and the occurrence of major race events in different fiscal accounting periods in different calendar and/or fiscal years. In the case of a Specified Transaction, the Leverage Ratio shall be calculated on a Pro Forma Basis.
“LIBOR” shall mean, for any Interest Period with respect to a Eurodollar Loan, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBOR01 Page (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London, England time), two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, LIBOR shall be, for any Interest Period, the rate per annum reasonably determined by the Administrative Agent as the rate of interest at which Dollar deposits in the approximate amount of the Eurodollar Loan comprising part of such borrowing would be offered by the Administrative Agent to major banks in the London interbank Eurodollar market at their request at or about 10:00 a.m. (New York, New York time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. Notwithstanding the foregoing, in no event shall LIBOR be less than 0% for any purpose.

“Lien” shall mean any mortgage, pledge, security interest, lien (statutory or otherwise), charge, encumbrance, hypothecation, assignment, deposit arrangement, or other arrangement having the practical effect of any of the foregoing or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having the same economic effect as any of the foregoing).

“Loan Documents” shall mean, collectively, this Agreement, the Subsidiary Guaranty Agreements, the LC Documents, the Fee Letters, all Notices of Borrowing, all Notices of Conversion/Continuation, all Compliance Certificates, any promissory notes issued hereunder and any and all other instruments, agreements, documents and writings executed in connection with any of the foregoing.

“Loan Parties” shall mean the Borrower and the Subsidiary Loan Parties.

“Loans” shall mean all Revolving Loans and Swingline Loans in the aggregate or any of them, as the context shall require.

“Material Adverse Effect” shall mean, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singularly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences whether or not related, resulting in a material adverse change in, or a material adverse effect on, (i) the business, results of operations, financial condition, assets or liabilities of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Loan Parties to perform any of their respective obligations under the Loan Documents, (iii) the rights and remedies of the Administrative Agent, the Issuing Bank, Swingline Lender, and the Lenders under any of the Loan Documents or (iv) the legality, validity or enforceability of any of the Loan Documents.

“Material Indebtedness” shall mean any Indebtedness (other than the Loans and Letters of Credit) and Hedging Obligations of the Borrower or any of its Subsidiaries, individually or in an aggregate outstanding principal amount exceeding $30,000,000. For purposes of determining the amount of attributed Indebtedness from Hedging Obligations, the “principal amount” of any Hedging Obligations at any time shall be the Net Mark-to-Market Exposure of such Hedging Obligations.

“Material Subsidiary” shall mean, at any time, any Subsidiary of the Borrower other than Excluded Subsidiaries which, together with all other Subsidiaries of such Subsidiary, accounts for more than (i) 5% of the consolidated assets of the Borrower and its Subsidiaries determined in accordance with GAAP, or (ii) 5% of consolidated revenue of the Borrower and its Subsidiaries for the most recent four Fiscal Quarter period then ending.

“Moody’s” shall mean Moody’s Investors Service, Inc.
“Multiemployer Plan” shall have the meaning set forth in Section 4001(a)(3) of ERISA.
“NASCAR” shall mean the National Association for Stock Car Auto Racing, Inc.
“Net Mark-to-Market Exposure” of any Person shall mean, as of any date of determination with respect to any Hedging Obligation, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from such Hedging Obligation. “Unrealized losses” shall mean the fair market value of the cost to such Person of replacing the Hedging Transaction giving rise to such Hedging Obligation as of the date of determination (assuming the Hedging Transaction were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such Hedging Transaction as of the date of determination (assuming such Hedging Transaction were to be terminated as of that date).
“Non-Consenting Lender” shall mean any Lender that withholds its consent to any proposed amendment, modification or waiver that cannot become effective without the consent of such Lender under Section 10.2, and that has been consented to by the Required Lenders.
“Non-Defaulting Lender” shall mean, at any time, a Lender that is not a Defaulting Lender or a Potential Defaulting Lender.
“Non-Extending Lender” shall have the meaning as set forth in Section 2.27(a).
“Non-Guarantor Material Subsidiary” shall mean any Material Subsidiary formed or acquired after the Closing Date which is prohibited from becoming a Guarantor due to (i) a contractual restriction imposed in connection with its incurrence of Indebtedness from a non-Affiliate or (ii) in the case of a non-wholly owned Subsidiary, its shareholder agreement, joint venture agreement or similar charter documents. Promptly after any Subsidiary becomes a Non-Guarantor Material Subsidiary, the Borrower shall notify the Administrative Agent and provide a written certification to the Administrative Agent that such Subsidiary meets the requirements set forth in the definition of Non-Guarantor Material Subsidiary.
“Notice Date” shall have the meaning as set forth in Section 2.27(a).
“Notices of Borrowing” shall mean, collectively, the Notices of Revolving Borrowing and the Notices of Swingline Borrowing.
“Notice of Conversion/Continuation” shall mean the notice given by the Borrower to the Administrative Agent in respect of the conversion or continuation of an outstanding Borrowing as provided in Section 2.7(b).
“Notice of Revolving Borrowing” shall have the meaning as set forth in Section 2.3.
“Notice of Swingline Borrowing” shall have the meaning as set forth in Section 2.4.
“Obligations” shall mean all amounts owing by the Loan Parties to the Administrative Agent, the Syndication Agent, the Issuing Bank, any Lender (including the Swingline Lender) or Wells Fargo Securities, LLC and Fifth Third Bank as the Joint Lead Arrangers pursuant to or in connection with this Agreement or any other Loan Document or otherwise with respect to any Loan or Letter of Credit including without limitation, all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), all reimbursement obligations, fees, expenses, indemnification and reimbursement payments, costs and expenses (including all fees and expenses of counsel to the Administrative Agent, the Issuing Bank and any Lender (including the Swingline Lender) incurred pursuant to this Agreement or any other Loan Document), whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder, together with all renewals, extensions, modifications or refinancings of any of the foregoing.
“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.
“Off-Balance Sheet Liabilities” of any Person shall mean (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability of such Person under any sale and leaseback transactions that do not create a liability on the balance sheet of such Person, (iii) any Synthetic Lease Obligation or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.
“OSHA” shall mean the Occupational Safety and Health Act of 1970, as amended from time to time, and any successor statute.
“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” shall mean all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.25).
“Parent Company” shall mean, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.
“Participant” shall have the meaning set forth in Section 10.4(d).
“Participant Register” shall have the meaning set forth in Section 10.4(h).
“Patriot Act” shall have the meaning set forth in Section 10.14.
“Payment Office” shall mean the office of the Administrative Agent located at Wells Fargo Bank, N.A., 1525 West W.T. Harris Boulevard 1B1, Charlotte, NC 28262, or such other location as to which the Administrative Agent shall have given written notice to the Borrower and the other Lenders.
“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA, and any successor entity performing similar functions.
“Permitted Acquisition” shall mean an Acquisition by the Borrower or any Subsidiary of the Borrower of the Capital Stock or Property acquired; provided that (a) the Capital Stock or Property acquired in such Acquisition is related to the motorsports entertainment industry (including businesses ancillary thereto) or if not related to the motorsports entertainment industry, the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such Acquisition on a Pro Forma Basis, the Borrower will be in compliance with Section 6.1 and Section 6.2; (b) in the case of an Acquisition of the Capital Stock of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition; (c) the representations and warranties made by the Borrower in any Credit Document shall be true and correct in all material respects prior to, at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date and no Default or Event of Default exists prior to or as of the date of such Acquisition (after giving effect thereto); and (d) with respect to any Acquisition exceeding twenty-five percent (25%) of Total Shareholders’ Equity for which the Borrower or any of its Subsidiaries has incurred Indebtedness for purposes of consummating such Acquisition, the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such Acquisition on a Pro Forma Basis, the Borrower will be in compliance with Section 6.1.
“Permitted Acquisition Indebtedness” shall mean, in connection with any Permitted Acquisition, Indebtedness of any Subsidiaries to the extent such Indebtedness was Indebtedness of any other Person existing at the time (a) such Person became a Subsidiary of the Borrower, (b) such Person was merged or consolidated with or into any of the Subsidiaries, or (c) assets of such Person were acquired by any of the Subsidiaries and such Indebtedness was assumed in connection therewith (excluding any such Indebtedness that is repaid contemporaneously with such event).
“Permitted Asset Sale” has the meaning set forth in Section 7.6.
“Permitted Encumbrances” shall mean:
(i)    Liens existing as of the Closing Date and set forth on Schedule 7.2; provided that no such Lien shall at any time be extended to or cover any Property other than the Property subject thereto on the Closing Date and, if required by the terms of the instrument originally creating such Lien, the proceeds thereof, general intangibles related thereto, and other Property which is an improvement to or is acquired for specific use in connection with such acquired Property (provided, however, that Liens on new Property which arise in replacement of Liens on previously owned Property to the extent that such new Property is acquired through like-kind exchanges shall be permitted hereunder);
(ii)    Liens (other than Liens created or imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);
(iii)    Liens in connection with attachments or judgments (including judgment or appeal bonds); provided that the judgments secured shall, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 60 days after the expiration of any such stay;
(iv)    Liens incidental to the conduct of business or the ownership of properties and assets (including landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s and other similar Liens not more than 90 days delinquent or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);
(v)    Liens (other than Liens created or imposed under ERISA) incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, trade contracts, government contracts, bid, surety, performance and return-of-money bonds and other similar obligations including guarantees and obligations of the Borrower or any Subsidiary with respect to letters of credit supporting such obligations (excluding obligations for the payment of borrowed money);
(vi)    leases or subleases granted to others, easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances, in each case incidental to the ownership of Property or assets or the ordinary conduct of the business of the Borrower or any of its Subsidiaries, or Liens incidental to minor survey exceptions and the like, provided that such Liens do not, in the aggregate, materially detract from the value of such Property;
(vii)    any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Credit Agreement;
(viii)    Liens incurred after the Closing Date given to secure Capital Lease Obligations and the payment of the price incurred (or Indebtedness incurred to fund such payment) in connection with the acquisition, construction, repair, development, or improvement of Property (other than accounts receivable or inventory) useful and intended to be used in carrying on the business of the Borrower or a Subsidiary, including Liens existing on such Property at the time of acquisition or construction thereof or Liens incurred within two hundred seventy (270) days of such acquisition or completion of such construction, repair or development, or improvement, provided that (a) the Lien shall attach solely to the Property acquired, purchased, constructed, repaired, developed or improved, and, if required by the terms of the instrument originally creating such Lien, the proceeds thereof, general intangibles related thereto, and other Property which is an improvement to or is acquired for specific use in connection with such Property; and (b) at the time of such incurrence and after giving effect thereto, no Default or Event of Default would exist;
(ix)    any Lien existing on Property of a Person immediately prior to its being consolidated with or merged into the Borrower or a Subsidiary or its becoming a Subsidiary, or any Lien existing on any Property acquired by the Borrower or any Subsidiary at the time such Property is so acquired (whether or not the Indebtedness secured thereby shall have been assumed), provided that (a) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person’s becoming a Subsidiary or such acquisition of Property, (b) each such Lien shall extend solely to the item or items of Property so acquired and, if required by the terms of the instrument originally creating such Lien, the proceeds thereof, general intangibles related thereto, and other Property which is an improvement to or is acquired for specific use in connection with such acquired Property, and (c) at the time of such incurrence and after giving effect thereto, no Default or Event of Default would exist;
(x)    Liens on equity interests of a joint venture or Non-Guarantor Material Subsidiary owned by the Borrower or any Subsidiary to the extent securing obligations of such joint venture or Non-Guarantor Material Subsidiary and any Guaranty by the Borrower or any Subsidiary of such obligations;
(xi)    any extensions, renewals or replacements of any Lien permitted by the preceding clauses (i), (viii), (ix), (x) and (xv) hereto provided that (a) no additional Property shall be encumbered by such Liens, (b) the unpaid principal amount of the Indebtedness or other obligations secured thereby shall not be increased on or after the date of any extension, renewal or replacement, and (c) at such time and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;
(xii)    rights of first refusal, purchase options and similar rights granted pursuant to joint venture agreements, stockholder agreements, organic documents and similar documents and agreements;
(xiii)    Liens (i) of a collection bank arising under Section 4.210 of the UCC on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry; or (iv) in connection with cash management obligations and other obligations in respect of netting services, overdraft protections and similar arrangements, in each case in connection with deposit accounts in the ordinary course of business and that are limited to Liens customary in such arrangements;
(xiv)    inchoate Liens arising under ERISA to secure current service pension liabilities as they are incurred under the provisions of any Plan;
(xv)    Liens incurred or assumed in connection with a Permitted Acquisition; provided that such Liens shall only encumber Property acquired in such Permitted Acquisition and, if required by the terms of the instrument originally creating such Lien, the proceeds thereof, general intangibles related thereto, and other Property which is an improvement to or is acquired for specific use in connection with such acquired Property;
(xvi)    Liens securing Indebtedness or other obligations of a Subsidiary to the Borrower or to a Subsidiary Guarantor;
(xvii)    other Liens securing obligations not to exceed an aggregate principal amount outstanding greater than $50,000,000;
(xviii)    Liens (a) on advances of cash or Cash Equivalents in favor of the seller of any property to be acquired by the Borrower or any Subsidiary of the Borrower to be applied against the purchase price for such Investment, (b) consisting of an agreement to dispose of any property in a disposition permitted under this Agreement and (c) on cash earnest money deposits made by the Borrower or any Subsidiary of the Borrower in connection with any letter of intent or purchase agreement permitted under this Agreement; and
(xix)    Liens on assets of Non-Guarantor Material Subsidiaries securing Indebtedness and other obligations of such Subsidiaries.
“Permitted Investments” shall mean:
(i)    Investments in cash and Cash Equivalents;
(ii)    Investments in and loans to the Borrower or any Subsidiaries (in each case, other than in and to Excluded Subsidiaries and Non-Guarantor Material Subsidiaries);
(iii)    Investments (including debt obligations) received in connection with (a) the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business; or (b) litigation, arbitration or other disputes (including pursuant to any bankruptcy or insolvency proceedings);
(iv)    Investments existing as of the Closing Date and set forth in Schedule 7.4;
(v)    Permitted Acquisitions and Investments permitted by Section 7.3;
(vi)    Investments received or assumed in connection with a Permitted Acquisition;
(vii)    minority investments so long as any such investments, in the aggregate, do not have a Material Adverse Effect;
(viii)    Guarantees permitted by Section 7.1;
(ix)    any Investment made as a result of the receipt of non-cash consideration from, or consisting of any deferred portion of the sales price received by the Borrower or any Subsidiary in connection with, an asset sale that was made pursuant to and in compliance with Section 7.6;
(x)    any Investments received as a result of a foreclosure by, or other transfer of title to, the Borrower or any of its Subsidiaries with respect to any secured Investment in default;
(xi)    Liens of the type described in clause (x) of the definition of Permitted Encumbrances;
(xii)    commission, travel and similar advances to officers, directors, employees and consultants made in the ordinary course of business;
(xiii)    advances to Persons in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender;
(xiv)    Hedging Transactions permitted by Section 7.1(e);
(xv)    Investments in Kansas Speedway Development Corporation, and the further Investment of those funds in Kansas Entertainment, LLC, in an aggregate principal amount not to exceed $200,000,000, determined at the time of such Investment;
(xvi)    other Investments in or to joint ventures to the extent permitted in accordance with the proviso set forth in clause (xvii) below; and
(xvii)    additional Investments of a nature not contemplated by the foregoing clauses hereof; provided, that prior to and immediately after giving effect to such Investment, (a) the Borrower is in compliance with the then-applicable Leverage Ratio and Interest Coverage Ratio levels set forth in Sections 6.1 and 6.2 and (b) no Default or Event of Default exists; provided, further, that the outstanding amount of Investments by the Borrower and its Subsidiaries (other than by any Non-Guarantor Material Subsidiary) in Non-Guarantor Material Subsidiaries made pursuant to this clause (xvii), together with the outstanding amount of Investments made pursuant to clause (xvi) above, shall not exceed (a) on an annual basis, an amount equal to ten percent (10%) of the Total Shareholders’ Equity and (b) on an aggregate basis, an amount equal to twenty-five percent (25%) of the Total Shareholders’ Equity, determined at the time of such Investment (after giving effect to any dividends, interest payments, return of capital and subsequent reduction in the amount of any Investment in Non-Guarantor Material Subsidiaries made pursuant to this clause (xvii) and Investments made pursuant to clause (xvi) as a result of the repayment or other disposition thereof, in an amount not to exceed the amount of such Investments previously made pursuant to such clauses).
“Permitted Refinancing Indebtedness” shall mean any Indebtedness or any Disqualified Stock incurred or issued in exchange for, or the net proceeds of which shall be used to extend, refinance, renew, replace, defease, discharge, refund or otherwise retire for value, in whole or in part, any other Indebtedness of the Borrower or any of its Subsidiaries (other than intercompany Indebtedness) or any Disqualified Stock of any of the Subsidiaries (the “Refinanced Indebtedness”), provided that:
(1)    the principal amount, or in the case of Disqualified Stock, the amount thereof as determined in accordance with the definition of Disqualified Stock, of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Refinanced Indebtedness (plus all accrued (including, for the purposes of defeasance, future accrued) and unpaid interest on, or accrued and unpaid dividends on, the Refinanced Indebtedness, as the case may be, and the amount of all fees, expenses and premiums incurred in connection therewith) and by an amount equal to any existing commitments and incremental facilities unutilized thereunder to the extent incurrence of indebtedness under such unutilized commitment and incremental facilities would then have been permitted;
(2)    in the case of Section 7.1(b), such Permitted Refinancing Indebtedness has a final maturity date or redemption date, as applicable, later than or equal to the shorter of (A) 91 days following the Revolving Commitment Termination Date or (B) the final maturity date or redemption date, as applicable, of, the Refinanced Indebtedness; and
(3)    in the case of Section 7.1(b), such Permitted Refinancing Indebtedness has a weighted average life to maturity at the time such Permitted Refinancing Indebtedness is incurred equal to or greater than the shorter of (A) the weighted average life to maturity of, the Refinanced Indebtedness and (B) the weighted average life to maturity that would result if all payments of principal on the Refinanced Indebtedness that were due on or after the date that is 91 days following the Revolving Commitment Termination Date were instead due on such date.
“Person” shall mean any individual, partnership, firm, corporation, association, joint venture, limited liability company, trust or other entity, or any Governmental Authority.
“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Potential Defaulting Lender” shall mean, at any time, a Lender (i) as to which the Administrative Agent, in its discretion, has notified the Borrower that an event of the kind referred to in the definition of “Lender Insolvency Event” has occurred and is continuing in respect of any financial institution affiliate of such Lender, (ii) that has (or its Parent Company or a financial institution affiliate thereof has) notified the Administrative Agent, or has stated publicly, that it will not comply with its funding obligations under any other loan agreement or credit agreement or other similar/other financing agreement or (iii) that has, or whose Parent Company has, a non-investment grade rating from Moody’s or S&P or another nationally recognized rating agency. The Administrative Agent shall send to all parties hereto a copy of any notice to the Borrower provided for in this definition.
“Pro Forma Basis” shall mean, for purposes of calculating compliance with Section 6.1 and/or Section 6.2 in respect of a Specified Transaction, that such Specified Transaction shall be deemed to have occurred as of the first day of the four fiscal-quarter period ending as of the most recent fiscal quarter end preceding the date of such Specified Transaction with respect to which the Administrative Agent has received the information required pursuant to Section 5.1. In connection with any calculation of the Leverage Ratio set forth in Section 6.1 or the Interest Coverage Ratio set forth in Section 6.2, upon giving effect to a Specified Transaction on a Pro Forma Basis, (a) any Indebtedness incurred, any Investment or distribution made by the Borrower in connection with such Specified Transaction (i) shall be deemed to have been incurred as of the first day of the applicable period and (ii) if such Indebtedness or Investment has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness or Investment as at the relevant date of determination, (b) income statement items (whether positive or negative) attributable to the Property or Person acquired in such Permitted Acquisition, such Permitted Investments or such distribution shall be included to the extent relating to the relevant period and in the case of any Permitted Asset Sale, shall be excluded and (c) pro forma adjustments may be included to the extent that such adjustments give effect to events that are (i) directly attributable to such Specified Transaction, (ii) expected to continue to be applicable to the Borrower and its Subsidiaries and (iii) factually supportable.
“Pro Forma Compliance Certificate” shall mean, if required to be provided in accordance with the terms of this Agreement, a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent in connection with any Specified Transaction, containing reasonably detailed calculations, upon giving effect to the applicable Specified Transaction on a Pro Forma Basis, of the Leverage Ratio, and if applicable, the Interest Coverage Ratio, each as of the most recent fiscal quarter end preceding the date of the applicable transaction with respect to which the Administrative Agent shall have received the financial information required pursuant to Section 5.1.
“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
“Pro Rata Share” shall mean (i) with respect to any Commitment of any Lender at any time, a percentage, the numerator of which shall be such Lender’s Commitment (or if such Commitment has been terminated or expired or the Loans have been declared to be due and payable, such Lender’s Revolving Credit Exposure), and the denominator of which shall be the sum of such Commitments of all Lenders (or if such Commitments have been terminated or expired or the Loans have been declared to be due and payable, all Revolving Credit Exposure of all Lenders) and (ii) with respect to all Commitments of any Lender at any time, the numerator of which shall be the sum of such Lender’s Revolving Commitment (or if such Revolving Commitment has been terminated or expired or the Loans have been declared to be due and payable, such Lender’s Revolving Credit Exposure) and the denominator of which shall be the sum of all Lenders’ Revolving Commitments (or if such Revolving Commitments have been terminated or expired or the Loans have been declared to be due and payable, all Revolving Credit Exposure of all Lenders funded under such Commitments).
“Rating Category” shall mean the applicable S&P rating category set forth on Schedule I attached hereto.
“Recipient” shall mean (a) the Administrative Agent, (b) any Lender and (c) the Issuing Bank, as applicable.
“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.
“Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.
“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective managers, administrators, trustees, partners, directors, officers, employees, agents, advisors or other representatives of such Person and such Person’s Affiliates.
“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.
“Replaced Lender” shall mean any Lender that is required to assign all or a portion of its rights, obligations, Loans and Commitments hereunder pursuant to the terms of Section 2.25 or Section 10.17.
“Replacement Lender” shall mean, with respect to the exercise by the Borrower of its rights under Section 2.25, any existing Lender or a new Lender designated by the Borrower and reasonably approved by the Administrative Agent or, if the Administrative Agent is also the Replaced Lender, by Lenders holding in the aggregate more than 50% of all Revolving Loans and LC Commitments (of the Lenders that are not the Replaced Lender) then outstanding at such time plus the aggregate unused Revolving Commitments (of the Lenders that are not the Replaced Lender) at such time.
“Required Lenders” shall mean, at any time, Lenders holding more than 50% of the aggregate outstanding Revolving Commitments at such time or if the Lenders have no Commitments outstanding, then Lenders holding more than 50% of the aggregate Revolving Credit Exposure of all Lenders; provided however, that to the extent that any Lender is a Defaulting Lender, such Defaulting Lender and all of its Revolving Commitments and Revolving Credit Exposure shall be excluded for purposes of determining Required Lenders.

“Requirement of Law” for any Person shall mean the articles or certificate of incorporation, bylaws, partnership certificate and agreement, or limited liability company certificate of organization and agreement, as the case may be, and other organizational and governing documents of such Person, and any law, treaty, rule or regulation, or determination of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Responsible Officer” shall mean with respect to the Borrower, the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Executive Vice President, the Chief Financial Officer, the Chief Accounting Officer, the Chief Operating Officer and/or other officers of the Borrower as may be agreed to by the Administrative Agent from time to time.
“Restricted Payment” shall mean, for any Person, any dividend or distribution on any class of its Capital Stock, or any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other acquisition of, any shares of its Capital Stock, or any options, warrants, or other rights to purchase such Capital Stock, whether now or hereafter outstanding.
“Revolving Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans to the Borrower and to acquire participations in Letters of Credit and Swingline Loans in an aggregate principal amount not exceeding the amount set forth with respect to such Lender on Schedule II, as such schedule may be amended pursuant to Section 2.23, or in the case of a Person becoming a Lender after the Closing Date, the amount of the assigned “Revolving Commitment” as provided in the Assignment and Acceptance executed by such Person as an assignee, or the joinder executed by such Person, in each case as such commitment may subsequently be increased or decreased pursuant to terms hereof.
“Revolving Commitment Termination Date” shall mean the earliest of (a) the later of (i) September 27, 2021 and (ii) if the Existing Maturity Date is extended pursuant to Section 2.27, such extended maturity date pursuant to such Section (b) the date on which all of the Revolving Commitments are terminated pursuant to Section 2.8 and (c) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise).
“Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans, LC Exposure and Swingline Exposure.
“Revolving Loan” shall mean a loan made by a Lender (other than the Swingline Lender) to the Borrower under its Revolving Commitment, which may either be a Base Rate Loan or a Eurodollar Loan.
“S&P” shall mean Standard & Poor’s, a Division of the McGraw-Hill Companies.
“Sale Leaseback Transaction” shall mean any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to a Loan Party of any Property, whether owned by such Loan Party as of the Closing Date or later acquired, which has been or is to be sold or transferred by such Loan Party to such Person or to any other Person from whom funds have been, or are to be, advanced by such Person on the security of such Property.
“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC), the European Union, Her Majesty’s Treasury, or other relevant sanctions authority.
“Sanctioned Country” shall mean at any time, a country or territory which is itself the subject or target of any Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria).
“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in clauses (a) and (b).
“Senior Note Indenture” shall mean any indenture agreement (or similar agreement) entered into by the Borrower with respect to the issuance of Senior Notes, and all documents and instruments executed in connection with any such indenture agreement (or similar agreement).
“Senior Notes” shall mean any senior unsecured notes issued by the Borrower from time to time.
“Solvent” shall mean, with respect to any Person on a particular date, that on such date (a) the fair value of the Property of such Person is greater than the total amount of liabilities, including subordinated and contingent liabilities, of such Person; (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and liabilities, including subordinated and contingent liabilities as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s Property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that would reasonably be expected to become an actual or matured liability.
“Specified Transaction” means a Permitted Acquisition, a Permitted Investment, a Permitted Asset Sale, (other than dispositions in the ordinary course of business), a Restricted Payment, the incurrence of any Indebtedness and the permanent retirement or repayment of any Indebtedness (other than the incurrence of Indebtedness under ordinary course revolving credit facilities).
“Subsidiary” shall mean, with respect to any Person (the “parent”), any corporation, partnership, joint venture, limited liability company, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, (i) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power, or in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (ii) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise indicated, all references to “Subsidiary” hereunder shall mean a Subsidiary of the Borrower.
“Subsidiary Debt Basket Amount” shall have the meaning as set forth in Section 7.1(j)(i).
“Subsidiary Guaranty Agreement” shall mean the Subsidiary Guaranty Agreement, dated as of the date hereof and substantially in the form of Exhibit B made by certain Subsidiaries of the Borrower in favor of the Administrative Agent for the benefit of the Lenders.
“Subsidiary Loan Party” shall mean any Subsidiary that executes or becomes a party to the Subsidiary Guaranty Agreement.
“Swingline Commitment” shall mean the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding not to exceed $10,000,000.
“Swingline Exposure” shall mean, with respect to each Lender, the principal amount of the Swingline Loans in which such Lender is legally obligated either to make a Base Rate Loan or to purchase a participation in accordance with Section 2.4, which shall equal such Lender’s Pro Rata Share of all outstanding Swingline Loans.
“Swingline Lender” shall mean Wells Fargo Bank, N.A.
“Swingline Loan” shall mean a loan made to the Borrower by the Swingline Lender under the Swingline Commitment.
“Syndication Agent” shall have the meaning assigned to such term in the opening paragraph hereof.
“Synthetic Lease” shall mean a lease transaction under which the parties intend that (i) the lease will be treated as an “operating lease” by the lessee pursuant to Accounting Standards Codification Sections 840-10 & 840-20, as amended and (ii) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like Property.

“Synthetic Lease Obligations” shall mean, with respect to any Person, the sum of (i) all remaining rental obligations of such Person as lessee under Synthetic Leases which are attributable to principal and, without duplication and (ii) all rental and purchase price payment obligations of such Person under such Synthetic Leases assuming such Person exercises the option to purchase the lease property at the end of the lease term.
“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, fines, additions to tax or penalties applicable thereto.
“Termination Date” shall mean such time at which each of the following events shall have occurred on or prior to such time: (i) the Commitments have terminated or expired, (ii) all Obligations under the Loan Documents (other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made as of the time of determination) have been paid in full, and (iii) all Letters of Credit have expired or terminated or the LC Exposure has been cash collateralized (or as to which other arrangements satisfactory to Lenders and the Issuing Bank shall have been made) as provided for in this Agreement.
“Total Shareholders’ Equity” shall mean the Total Shareholders’ Equity as stated in the most recent financial statement delivered to the Administrative Agent and the Lenders pursuant to Section 5.1(a) or 5.1(b), subject to any adjustments thereto in accordance with the terms of Section 1.3.
“Type”, when used in reference to a Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Base Rate.
“U.S. Borrower” shall mean any Borrower that is a U.S. Person.
“U.S. Person” shall mean any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” shall have the meaning assigned thereto in Section 2.20(g).
“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” shall mean any Loan Party and the Administrative Agent.
“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
Section 1.2.    Classifications of Loans and Borrowings    . For purposes of this Agreement, Loans may be classified and referred to by Class (e.g. a “Revolving Loan”) or by Type (e.g. a “Eurodollar Loan” or “Base Rate Loan”) or by Class and Type (e.g. “Revolving Eurodollar Loan”). Borrowings also may be classified and referred to by Class (e.g. “Revolving Borrowing”) or by Type (e.g. “Eurodollar Borrowing”) or by Class and Type (e.g. “Revolving Eurodollar Borrowing”).
Section 1.3.    Accounting Terms and Determination    . Unless otherwise defined or specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a Consistent Basis; provided, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any provision to eliminate the effect of any change in GAAP (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend any provision for such purpose), then such provision shall be interpreted on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such provision is amended in a manner satisfactory to the Borrower and the Required Lenders. With respect to (a) calculations of the financial covenants set forth in Article VI (including, without limitation, calculations of such financial covenants on a Pro Forma Basis in connection with a Permitted Acquisition), (b) calculations related to the negative covenants set forth in Article VII and (c) any calculation of Total Shareholders’ Equity, each such calculation shall be made excluding the effects of any impairment charges resulting from the adoption and ongoing application of Accounting Standard Codification No. 350 Intangibles - Goodwill and Other and 805 Business Combinations (previously referred to as Financial Accounting Standards Board Statement of Financial Accounting Standards Nos. 141 and 142) by the Borrower or its Affiliates. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Accounting Standards Codification Section 825-10 or 470-20 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Loan Party or any Subsidiary of any Loan Party at "fair value", as defined therein. Notwithstanding any other provision in this Agreement to the contrary, the determination of whether a lease constitutes a capital lease or an operating lease, and whether obligations arising under a lease are required to be capitalized on the balance sheet of the lessee thereunder and/or recognized as interest expense, shall be determined by reference to GAAP as in effect on the date of this Agreement.
Section 1.4.    Terms Generally    . The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the word “to” means “to but excluding”. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as it was originally executed or as it may from time to time be amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “hereof”, “herein” and “hereunder” and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision hereof, (iv) all references to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles, Sections, Exhibits and Schedules to this Agreement and (v) all references to a specific time shall be construed to refer to the time in the city and state of the Administrative Agent’s principal office, unless otherwise indicated. Unless otherwise expressly provided herein, any definition or reference to any applicable law, including, without limitation, the Code, ERISA, the Securities Exchange Act of 1934, the Patriot Act, the Securities Act of 1933, the UCC, the Investment Company Act of 1940, the Interstate Commerce Act, the Trading with the Enemy Act of the United States or any of the foreign assets control regulations of the United States Treasury Department , shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such applicable law.

ARTICLE II

AMOUNT AND TERMS OF THE COMMITMENTS
Section 2.1.    General Description of Facilities    . Subject to and upon the terms and conditions herein set forth, (i) the Lenders hereby establish in favor of the Borrower a revolving credit facility pursuant to which each Lender severally agrees (to the extent of such Lender’s Revolving Commitment) to make Revolving Loans to the Borrower in accordance with Section 2.2, (ii) the Issuing Bank may issue Letters of Credit in accordance with Section 2.22, (iii) the Swingline Lender may make Swingline Loans in accordance with Section 2.4, and (iv) each Lender agrees to purchase a participation interest in the Letters of Credit and the Swingline Loans pursuant to the terms and conditions hereof; provided, that in no event shall the aggregate principal amount of all outstanding Revolving Loans, Swingline Loans and outstanding LC Exposure exceed the Aggregate Revolving Commitment Amount in effect from time to time.
Section 2.2.    Revolving Loans    . Subject to the terms and conditions set forth herein, each Lender severally agrees to make Revolving Loans, ratably in proportion to its Pro Rata Share of the Revolving Commitments, to the Borrower, from time to time during the Availability Period, in an aggregate principal amount outstanding at any time that will not result in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment or (b) the aggregate Revolving Credit Exposures of all Lenders exceeding the Aggregate Revolving Commitment Amount. During the Availability Period, the Borrower shall be entitled to borrow, prepay and reborrow Revolving Loans in accordance with the terms and conditions of this Agreement; provided, that the Borrower may not borrow or reborrow should there exist a Default or Event of Default.
Section 2.3.    Procedure for Revolving Borrowings    . The Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Revolving Borrowing substantially in the form of Exhibit 2.3 (a “Notice of Revolving Borrowing”) (x) prior to 11:00 a.m. one (1) Business Day prior to the requested date of each Base Rate Borrowing and (y) prior to 11:00 a.m. three (3) Business Days prior to the requested date of each Eurodollar Borrowing. Each Notice of Revolving Borrowing shall be irrevocable and shall specify: (i) the aggregate principal amount of such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (iii) the Type of such Revolving Loan comprising such Borrowing and (iv) in the case of a Eurodollar Borrowing, the duration of the initial Interest Period applicable thereto (subject to the provisions of the definition of Interest Period). Each Revolving Borrowing shall consist entirely of Base Rate Loans or Eurodollar Loans, as the Borrower may request. The aggregate principal amount of each Eurodollar Borrowing shall be not less than $5,000,000 or a larger multiple of $1,000,000, and the aggregate principal amount of each Base Rate Borrowing shall not be less than $1,000,000 or a larger multiple of $100,000; provided, that Base Rate Loans made pursuant to Section 2.4 or Section 2.22(d) may be made in lesser amounts as provided therein. At no time shall the total number of Eurodollar Borrowings outstanding at any time exceed six. Promptly following the receipt of a Notice of Revolving Borrowing in accordance herewith, the Administrative Agent shall advise each Lender of the details thereof and the amount of such Lender’s Revolving Loan to be made as part of the requested Revolving Borrowing.
Section 2.4.    Swingline Commitment    .
(a)    Subject to the terms and conditions set forth herein, the Swingline Lender may, in its sole discretion, make Swingline Loans to the Borrower, from time to time during the Availability Period, in an aggregate principal amount outstanding at any time not to exceed the lesser of (i) the Swingline Commitment then in effect and (ii) the difference between the Aggregate Revolving Commitment Amount and the aggregate Revolving Credit Exposures of all Lenders; provided, that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. The Borrower shall be entitled to borrow, repay and reborrow Swingline Loans in accordance with the terms and conditions of this Agreement.
(b)    The Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Swingline Borrowing substantially in the form of Exhibit 2.4 attached hereto (“Notice of Swingline Borrowing”) prior to 10:00 a.m. on the requested date of each Swingline Borrowing. Each Notice of Swingline Borrowing shall be irrevocable and shall specify: (i) the principal amount of such Swingline Loan, (ii) the date of such Swingline Loan (which shall be a Business Day) and (iii) the account of the Borrower to which the proceeds of such Swingline Loan should be credited. The Administrative Agent will promptly advise the Swingline Lender of each Notice of Swingline Borrowing. Each Swingline Loan shall accrue interest at the Base Rate plus the Applicable Margin. The aggregate principal amount of each Swingline Loan shall not be less than $100,000 or a larger multiple of $50,000, or such other minimum amounts agreed to by the Swingline Lender and the Borrower. The Swingline Lender will make the proceeds of each Swingline Loan available to the Borrower in Dollars in immediately available funds at the account specified by the Borrower in the applicable Notice of Swingline Borrowing not later than 1:00 p.m. on the requested date of such Swingline Loan.
(c)    The Swingline Lender, at any time and from time to time in its sole discretion, may, but in no event no less frequently than once each calendar week shall, on behalf of the Borrower (which hereby irrevocably authorizes and directs the Swingline Lender to act on its behalf), give a Notice of Revolving Borrowing to the Administrative Agent requesting the Lenders (including the Swingline Lender) to make Base Rate Loans in an amount equal to the unpaid principal amount of any Swingline Loan. Each Lender will make the proceeds of its Base Rate Loan included in such Borrowing available to the Administrative Agent for the account of the Swingline Lender in accordance with Section 2.6, which will be used solely for the repayment of such Swingline Loan.
(d)    If for any reason a Base Rate Borrowing may not be (as determined in the sole discretion of the Administrative Agent), or is not, made in accordance with the foregoing provisions, then each Lender (other than the Swingline Lender) shall purchase an undivided participating interest in such Swingline Loan in an amount equal to its Pro Rata Share thereof on the date that such Base Rate Borrowing should have occurred. On the date of such required purchase, each Lender shall promptly transfer, in immediately available funds, the amount of its participating interest to the Administrative Agent for the account of the Swingline Lender.
(e)    Each Lender’s obligation to make a Base Rate Loan pursuant to Section 2.4(c) or to purchase the participating interests pursuant to Section 2.4(d) shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or any other Person may have or claim against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (ii) the existence of a Default or an Event of Default or the termination of any Lender’s Revolving Commitment, (iii) the existence (or alleged existence) of any event or condition which has had or could reasonably be expected to have a Material Adverse Effect, (iv) any breach of this Agreement or any other Loan Document by any Loan Party, the Administrative Agent or any Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If such amount is not in fact made available to the Swingline Lender by any Lender, the Swingline Lender shall be entitled to recover such amount on demand from such Lender, together with accrued interest thereon for each day from the date of demand thereof (i) at the Federal Funds Rate until the second Business Day after such demand and (ii) at the Base Rate at all times thereafter. Until such time as such Lender makes its required payment, the Swingline Lender shall be deemed to continue to have outstanding Swingline Loans in the amount of the unpaid participation for all purposes of the Loan Documents. In addition, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans and any other amounts due to it hereunder, to the Swingline Lender to fund the amount of such Lender’s participation interest in such Swingline Loans that such Lender failed to fund pursuant to this Section 2.4, until such amount has been purchased in full.
Section 2.5.    Reserved    .
Section 2.6.    Funding of Borrowings    .
(a)    Each Lender will make available each Loan to be made by it hereunder on the proposed date thereof by wire transfer in immediately available funds by 11:00 a.m. to the Administrative Agent at the Payment Office; provided, that the Swingline Loans will be made as set forth in Section 2.4. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts that it receives, in like funds by the close of business on such proposed date, to an account maintained by the Borrower with the Administrative Agent or at the Borrower’s option, by effecting a wire transfer of such amounts to an account designated by the Borrower to the Administrative Agent.
(b)    Unless the Administrative Agent shall have been notified by any Lender prior to 5:00 p.m. one (1) Business Day prior to the date of a Borrowing in which such Lender is to participate that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date, and the Administrative Agent, in reliance on such assumption, may make available to the Borrower on such date a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender on the date of such Borrowing, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest at the Federal Funds Rate until the second Business Day after such demand and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent together with interest at the rate specified for such Borrowing. Nothing in this clause (b) shall be deemed to relieve any Lender from its obligation to fund its Pro Rata Share of any Borrowing hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.
(c)    All Revolving Borrowings shall be made by the Lenders on the basis of their respective Pro Rata Shares. No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make its Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.
Section 2.7.    Interest Elections    .
(a)    Each Borrowing initially shall be of the Type specified in the applicable Notice of Borrowing. Thereafter, the Borrower may elect to convert such Borrowing into a different Type or to continue such Borrowing, all as provided in this Section 2.7. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
(b)    To make an election pursuant to this Section 2.7, the Borrower shall give the Administrative Agent prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing substantially in the form of Exhibit 2.7 attached hereto (a “Notice of Conversion/Continuation”) that is to be converted or continued, as the case may be, (x) prior to 10:00 a.m. one (1) Business Day prior to the requested date of a conversion into a Base Rate Borrowing and (y) prior to 11:00 a.m. three (3) Business Days prior to a continuation of or conversion into a Eurodollar Borrowing. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify (i) the Borrowing to which such Notice of Conversion/Continuation applies and if different options are being elected with respect to different portions thereof, the portions thereof that are to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) shall be specified for each resulting Borrowing); (ii) the effective date of the election made pursuant to such Notice of Conversion/Continuation, which shall be a Business Day; (iii) whether the resulting Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing; and (iv) if the resulting Borrowing is to be a Eurodollar Borrowing, the Interest Period applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of “Interest Period”. If any such Notice of Conversion/Continuation requests a Eurodollar Borrowing but does not specify an Interest Period, the Borrower shall be deemed to have selected an Interest Period of one month. The principal amount of any resulting Borrowing shall satisfy the minimum borrowing amount for Eurodollar Borrowings and Base Rate Borrowings set forth in Section 2.3.
(c)    If, on the expiration of any Interest Period in respect of any Eurodollar Borrowing, the Borrower shall have failed to deliver a Notice of Conversion/ Continuation, then, unless such Borrowing is repaid as provided herein, the Borrower shall be deemed to have elected to convert such Borrowing to a Base Rate Borrowing. No Borrowing may be converted into, or continued as, a Eurodollar Borrowing if a Default or an Event of Default exists, unless the Administrative Agent and each of the Lenders shall have otherwise consented in writing. No conversion of any Eurodollar Loans shall be permitted except on the last day of the Interest Period in respect thereof.
(d)    Upon receipt of any Notice of Conversion/Continuation, the Administrative Agent shall promptly notify each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
Section 2.8.    Optional Reduction and Termination of Commitments    .
(a)    Unless previously terminated, all Revolving Commitments, Swingline Commitments and LC Commitments shall terminate on the Revolving Commitment Termination Date.
(b)    Upon at least three (3) Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent (which notice shall be irrevocable except as provided below), the Borrower may reduce the Aggregate Revolving Commitments in part or terminate the Aggregate Revolving Commitments in whole; provided, that (i) any partial reduction shall apply to reduce proportionately and permanently the Revolving Commitment of each Lender, (ii) any partial reduction pursuant to this Section 2.8 shall be in an amount of at least $5,000,000 and any larger multiple of $1,000,000, and (iii) no such reduction shall be permitted which would reduce the Aggregate Revolving Commitment Amount to an amount less than the aggregate outstanding Revolving Credit Exposure of all Lenders. Any such reduction in the Aggregate Revolving Commitment Amount below the principal amount of the Swingline Commitment and the LC Commitment shall result in a dollar-for-dollar reduction in the Swingline Commitment and the LC Commitment. Any notice pursuant to this Section 2.8(b) shall be irrevocable, provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the occurrence of identified events, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.
(c)    The Borrower may terminate (on a non-ratable basis) the unused amount of the Revolving Commitment of a Defaulting Lender, and in such event the provisions of Section 2.26 will apply to all amounts thereafter paid by the Borrower for the account of any such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts), provided that such termination will not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lender or any Lender may have against such Defaulting Lender.
Section 2.9.    Repayment of Loans    . The outstanding principal amount of all Revolving Loans and Swingline Loans shall be due and payable (together with accrued and unpaid interest thereon) on the Revolving Commitment Termination Date.
Section 2.10.    Evidence of Indebtedness    . (%3) Each Lender shall maintain in accordance with its usual practice appropriate records evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Lender from time to time under this Agreement. The Administrative Agent shall maintain appropriate records in which shall be recorded (i) the Revolving Commitment of each Lender, (ii) the amount of each Loan made hereunder by each Lender, the Class and Type thereof and the Interest Period applicable thereto, (iii) the date of each continuation thereof pursuant to Section 2.7, (iv) the date of each conversion of all or a portion thereof to another Type pursuant to Section 2.7, (v) the date and amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder in respect of such Loans and (vi) both the date and amount of any sum received by the Administrative Agent hereunder from the Borrower in respect of the Loans and each Lender’s Pro Rata Share thereof. The entries made in such records shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, that the failure or delay of any Lender or the Administrative Agent in maintaining or making entries into any such record or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans (both principal and unpaid accrued interest) of such Lender in accordance with the terms of this Agreement.
(a)    This Agreement evidences the obligation of the Borrower to repay the Loans and is being executed as a “noteless” credit agreement. However, at the request of any Lender (including the Swingline Lender) at any time, the Borrower agrees that it will prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment permitted hereunder) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
Section 2.11.    Optional Prepayments    . The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, without premium or penalty, by giving irrevocable written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent no later than (i) in the case of prepayment of any Eurodollar Borrowing, 11:00 a.m. not less than three (3) Business Days prior to any such prepayment, (ii) in the case of any prepayment of any Base Rate Borrowing, not less than one Business Day prior to the date of such prepayment, and (iii) in the case of Swingline Borrowings, prior to 11:00 a.m. on the date of such prepayment. Each such notice shall be irrevocable and shall specify the proposed date of such prepayment and the principal amount of each Borrowing or portion thereof to be prepaid, provided, that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.8, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.8. Upon receipt of any such notice, the Administrative Agent shall promptly notify each affected Lender of the contents thereof and of such Lender’s Pro Rata Share of any such prepayment. If such notice is given, the aggregate amount specified in such notice shall be due and payable on the date designated in such notice, together with accrued interest to such date on the amount so prepaid in accordance with Section 2.13(d); provided, that if a Eurodollar Borrowing is prepaid on a date other than the last day of an Interest Period applicable thereto, the Borrower shall also pay all amounts required pursuant to Section 2.19. Each partial prepayment of any Loan (other than a Swingline Loan) shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type pursuant to Section 2.2 or in the case of a Swingline Loan pursuant to Section 2.4. Each prepayment of a Borrowing shall be applied ratably to the Loans comprising such Borrowing.
Section 2.12.    Mandatory Prepayments    . If at any time the Revolving Credit Exposure of all Lenders exceeds the Aggregate Revolving Commitment Amount, as reduced pursuant to Section 2.8 or otherwise, the Borrower shall immediately repay Swingline Loans and Revolving Loans in an amount equal to such excess, together with all accrued and unpaid interest on such excess amount and any amounts due under Section 2.19. Each prepayment shall be applied first to the Swingline Loans to the full extent thereof, second to the Base Rate Loans to the full extent thereof, and finally to Eurodollar Loans to the full extent thereof. If after giving effect to prepayment of all Swingline Loans and Revolving Loans, the Revolving Credit Exposure of all Lenders exceeds the Aggregate Revolving Commitment Amount, the Borrower shall Cash Collateralize its reimbursement obligations with respect to all Letters of Credit in an amount equal to such excess plus any accrued and unpaid fees thereon.
Section 2.13.    Interest on Loans    .
(a)    The Borrower shall pay interest on (i) each Base Rate Loan at the Base Rate plus the Applicable Margin in effect from time to time and (ii) each Eurodollar Loan at the Adjusted LIBO Rate for the applicable Interest Period in effect for such Loan plus the Applicable Margin in effect from time to time.
(b)    The Borrower shall pay interest on each Swingline Loan at the Base Rate plus the Applicable Margin in effect from time to time.
(c)    Notwithstanding clauses (a) and (b) above, (i) automatically, if an Event of Default under Sections 8.1(a), (b), (g) or (h) has occurred and is continuing and (ii) if any other Event of Default has occurred and is continuing, at the option of the Required Lenders, and after acceleration, in each case described in clauses (i) and (ii) above, the Borrower shall pay interest (“Default Interest”) with respect to all Eurodollar Loans at the rate per annum equal to 200 basis points above the otherwise applicable interest rate for such Eurodollar Loans for the then-current Interest Period until the last day of such Interest Period, and thereafter, and with respect to all Base Rate Loans and all other Obligations hereunder (other than Loans), at the rate per annum equal to 200 basis points above the otherwise applicable interest rate for Base Rate Loans.
(d)    Interest on the principal amount of all Loans shall accrue from and including the date such Loans are made to but excluding the date of any repayment thereof. Interest on all outstanding Base Rate Loans and Swingline Loans shall be payable quarterly in arrears on the last day of each Fiscal Quarter of the Borrower and on the Revolving Commitment Termination Date. Interest on all outstanding Eurodollar Loans shall be payable on the last day of each Interest Period applicable thereto, and, in the case of any Eurodollar Loans having an Interest Period in excess of three months, on each day which occurs every three months after the initial date of such Interest Period, and on the Revolving Commitment Termination Date. Interest on any Loan which is converted into a Loan of another Type or which is repaid or prepaid shall be payable on the date of such conversion or on the date of any such repayment or prepayment (on the amount repaid or prepaid) thereof. All Default Interest shall be payable on demand.
(e)    The Administrative Agent shall determine each interest rate applicable to the Loans hereunder and shall promptly notify the Borrower and the Lenders of such rate in writing (or by telephone, promptly confirmed in writing). Any such determination shall be conclusive and binding for all purposes, absent manifest error.
Section 2.14.    Fees    .
(a)    The Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times previously agreed upon in writing by the Borrower and the Administrative Agent.
(b)    The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Percentage per annum (determined daily in accordance with Schedule I) on the average daily amount of the unused Revolving Commitment of such Lender during the Availability Period. For purposes of computing commitment fees with respect to the Revolving Commitments, the Revolving Commitment of each Lender shall be deemed used to the extent of the outstanding Revolving Loans and LC Exposure, but not Swingline Exposure, of such Lender.
(c)    The Borrower agrees to pay (i) to the Administrative Agent, for the account of each Lender, a letter of credit fee with respect to its participation in each Letter of Credit, which shall accrue at a rate per annum equal to the Applicable Margin for Eurodollar Loans then in effect on the average daily amount of such Lender’s LC Exposure attributable to such Letter of Credit during the period from and including the date of issuance of such Letter of Credit to but excluding the date on which such Letter of Credit expires or is drawn in full (including without limitation any LC Exposure that remains outstanding after the Revolving Commitment Termination Date) and (ii) to the Issuing Bank for its own account a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the Availability Period (or until the date that such Letter of Credit is irrevocably cancelled, whichever is later), as well as the Issuing Bank’s standard fees with respect to issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Notwithstanding the foregoing, if the Required Lenders elect to increase the interest rate on the Loans to the Default Interest pursuant to Section 2.13(c), the rate per annum used to calculate the letter of credit fee pursuant to clause (i) above shall automatically be increased by 200 basis points.
(d)    The Borrower shall pay on the Closing Date to the Syndication Agent and its affiliates all fees in the applicable Fee Letter that are due and payable on the Closing Date. The Borrower shall pay on the Closing Date to the Administrative Agent and its affiliates all fees in the applicable Fee Letter that are due and payable on the Closing Date. The Borrower shall pay on the Closing Date to the Lenders all upfront fees previously agreed in writing.
(e)    Accrued fees under clauses (b) and (c) above shall be payable quarterly in arrears on the last day of each Fiscal Quarter of the Borrower, commencing on the last day of the first Fiscal Quarter after the Closing Date and on the Revolving Commitment Termination Date (and if later, the date the Loans and LC Exposure shall be repaid in their entirety); provided further, that any such fees accruing after the Revolving Commitment Termination Date shall be payable on demand.
(f)    Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, such Defaulting Lender will not be entitled to commitment fees accruing with respect to its Revolving Commitment during such period pursuant to Section 2.14(b) or letter of credit fees accruing during such period pursuant to Section 2.14(c) (without prejudice to the rights of the Lenders other than Defaulting Lenders in respect of such fees), provided that (a) to the extent that a portion of the LC Exposure of such Defaulting Lender is reallocated to the Non-Defaulting Lenders pursuant to Section 2.26, such fees that would have accrued for the benefit of such Defaulting Lender will instead accrue for the benefit of and be payable to such Non-Defaulting Lenders, pro rata in accordance with their respective Revolving Commitments and (b) to the extent any portion of such LC Exposure cannot be so reallocated, such fees will instead accrue for the benefit of and be payable to the Issuing Bank. The pro rata payment provisions of Section 2.21 shall automatically be deemed adjusted to reflect the provisions of this clause (f).
Section 2.15.    Computation of Interest and Fees    .
Other than calculations in respect of interest at the Wells Fargo prime rate (which shall be made on the basis of actual number of days elapsed in a 365/366 day year), all computations of interest and fees hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Each determination by the Administrative Agent of an interest rate or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.
Section 2.16.    Inability to Determine Interest Rates    . If prior to the commencement of any Interest Period for any Eurodollar Borrowing,
(i)    the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant interbank market, adequate means do not exist for ascertaining LIBOR for such Interest Period, or
(ii)    the Administrative Agent shall have received notice from the Required Lenders that the Adjusted LIBO Rate does not adequately and fairly reflect the cost to such Lenders (or Lender, as the case may be) of making, funding or maintaining their (or its, as the case may be) Eurodollar Loans for such Interest Period, the Administrative Agent shall give written notice (or telephonic notice, promptly confirmed in writing) to the Borrower and to the Lenders as soon as practicable thereafter. Until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) the obligations of the Lenders to make Eurodollar Revolving Loans or to continue or convert outstanding Loans as or into Eurodollar Loans shall be suspended and (ii) all such affected Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto unless the Borrower prepays such Loans in accordance with this Agreement. Unless the Borrower notifies the Administrative Agent at least one Business Day before the date of any Eurodollar Borrowing for which a Notice of Revolving Borrowing or Notice of Conversion/Continuation has previously been given that it elects not to borrow on such date, then such Revolving Borrowing shall be made as a Base Rate Borrowing.

Section 2.17.    Illegality    . If any Change in Law shall make it unlawful or impossible for any Lender to make, maintain or fund any Eurodollar Loan and such Lender shall so notify the Administrative Agent, the Administrative Agent shall promptly give notice thereof to the Borrower and the other Lenders, whereupon until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Eurodollar Loans, or to continue or convert outstanding Loans as or into Eurodollar Loans, shall be suspended. In the case of the making of a Eurodollar Borrowing, such Lender’s Revolving Loan shall be made as a Base Rate Loan as part of the same Revolving Borrowing for the same Interest Period and if the affected Eurodollar Loan is then outstanding, such Loan shall be converted to a Base Rate Loan either (i) on the last day of the then current Interest Period applicable to such Eurodollar Loan if such Lender may lawfully continue to maintain such Loan to such date or (ii) immediately if such Lender shall determine that it may not lawfully continue to maintain such Eurodollar Loan to such date. Notwithstanding the foregoing, the affected Lender shall, prior to giving such notice to the Administrative Agent, designate a different Applicable Lending Office if such designation would avoid the need for giving such notice and if such designation would not otherwise be disadvantageous to such Lender in the good faith exercise of its discretion.
Section 2.18.    Increased Costs    .
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement that is not otherwise included in the determination of the Adjusted LIBO Rate hereunder against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender (except any reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank;
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender or the Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender, the Issuing Bank or such other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, such Issuing Bank or such other Recipient hereunder (whether of principal, interest or any other amount) then, the Borrower shall promptly pay, within fifteen (15) days after receipt by the Borrower from such Lender, such Issuing Bank or other Recipient of a certificate described in Section 2.18(c) (with a copy thereof to the Administrative Agent), to any such Lender, such Issuing Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered; provided, that such additional amounts are also being generally assessed by such Lender or the Issuing Bank against similarly situated borrowers under similar credit facilities.

(b)    Capital Requirements. If any Lender or Issuing Bank determines that any Change in Law affecting such Lender or Issuing Bank or any lending office of such Lender or Issuing Bank such Lender’s or such Issuing Bank’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Revolving Commitment of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by any Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy or liquidity), then from time to time, within fifteen (15) days after receipt by the Borrower from such Lender or Issuing Bank of a certificate described in Section 2.18(c) (with a copy thereof to the Administrative Agent), the Borrower shall promptly pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered; provided, that such additional amounts are also being generally assessed by such Lender or the Issuing Bank against similarly situated borrowers under similar credit facilities.
(c)    Certificates for Reimbursement. A certificate of a Lender, or Issuing Bank or such other Recipient setting forth in reasonable detail the basis for, and the calculation of, the amount or amounts necessary to compensate such Lender or Issuing Bank, such other Recipient or any of their respective holding companies, as the case may be, as specified in clause (a) or (b) of this Section and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Bank or such other Recipient, as the case may be, the amount shown as due on any such certificate within fifteen (15) days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender or Issuing Bank or such other Recipient to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s or such other Recipient’s right to demand such compensation; provided that the Borrower shall not be required to compensate any Lender or Issuing Bank or any other Recipient pursuant to this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or Issuing Bank or such other Recipient, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or Issuing Bank’s or such other Recipient’s intention to claim compensation therefor (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
Section 2.19.    Funding Indemnity    . In the event of (a) the payment of any principal of a Eurodollar Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion or continuation of a Eurodollar Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure by the Borrower to borrow, prepay, convert or continue any Eurodollar Loan on the date specified in any applicable notice (regardless of whether such notice is withdrawn or revoked) (other than, in the case of a claim for compensation based on the failure to borrow as specified in clause (c) above, any Lender whose failure to make a Loan required to be made by it hereunder has resulted in such failure to borrow), then, in any such event, the Borrower shall compensate each Lender, within fifteen (15) days after written demand from such Lender, for any loss, cost or expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense shall be deemed to include an amount determined by such Lender to be the excess, if any, of (A) the amount of interest that would have accrued on the principal amount of such Eurodollar Loan if such event had not occurred at the Adjusted LIBO Rate applicable to such Eurodollar Loan for the period from the date of such event to the last day of the then current Interest Period therefor (or in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Eurodollar Loan) over (B) the amount of interest that would accrue on the principal amount of such Eurodollar Loan for the same period if the Adjusted LIBO Rate were set on the date such Eurodollar Loan was prepaid or converted or the date on which the Borrower failed to borrow, convert or continue such Eurodollar Loan. A certificate as to any additional amount payable under this Section 2.19 submitted to the Borrower by any Lender (with a copy to the Administrative Agent) shall be conclusive, absent manifest error.
Section 2.20.    Taxes    .
(a)    Defined Terms. For purposes of this Section 2.20, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.
(b)    Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that, after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)    Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)    Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within fifteen (15) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Recipient (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Recipient, shall be conclusive absent manifest error.
(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.4(h) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (e).
(f)    Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.20, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)    Status of Lenders.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.20(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:

(A)    Any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from United States federal backup withholding tax;

(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)    executed copies of IRS Form W-8ECI;

(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit C-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or

(4)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner;

(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)    if a payment made to a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. For purposes of determining withholding Taxes imposed under FATCA, from and after Closing Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Loans as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)    Status of Administrative Agent. The Administrative Agent shall, on or prior to the Closing Date (or, in the case of a successor Administrative Agent, on or before the date on which it becomes the Administrative Agent hereunder), provide the Borrower with a properly completed and duly executed copy of IRS Form W-9 confirming that the Administrative Agent is exempt from U.S. federal backup withholding. The Administrative Agent shall update such form if it expires or becomes obsolete or inaccurate in any respect or promptly notify the Borrower in writing of its legal inability to do so.
(i)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.20 (including by the payment of additional amounts pursuant to this Section 2.20), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (i) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (i), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (i) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This clause (i) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(j)    Survival. Each party’s obligations under this Section 2.20 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
Section 2.21.    Payments Generally; Pro Rata Treatment; Sharing of Set-offs    .
(a)    The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Sections 2.18, 2.19 or 2.20, or otherwise) prior to 12:00 noon on the date when due, in immediately available funds, free and clear of any defenses, rights of set-off, counterclaim, or withholding or deduction of taxes. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Payment Office, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.18, 2.19 and 2.20 and 10.3 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be made payable for the period of such extension. All payments hereunder shall be made in Dollars.
(b)    If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied: first, to Administrative Agent’s fees and reimbursable expenses then due and payable pursuant to any of the Loan Documents; second, to all reimbursable expenses of the Lenders and all fees and reimbursable expenses of the Issuing Bank then due and payable pursuant to any of the Loan Documents, pro rata to the Lenders and the Issuing Bank based on their respective pro rata shares of such fees and expenses; third, to interest and fees then due and payable hereunder, pro rata to the Lenders based on their respective pro rata shares of such interest and fees; and fourth, to the payment of principal of the Loans and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.
(c)    If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans that would result in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Credit Exposure and accrued interest and fees thereon than the proportion received by any other Lender with respect to its Revolving Credit Exposure, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Credit Exposure of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Credit Exposure; provided, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Credit Exposure to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(d)    Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount or amounts due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(e)    Notwithstanding anything herein to the contrary, any amount paid by the Borrower for the account of a Defaulting Lender under this Agreement (whether on account of principal, interest, fees, reimbursement of LC Disbursements, indemnity payments or other amounts) will be retained by the Administrative Agent in a segregated non-interest bearing account until the Revolving Commitment Termination Date (or such earlier date as determined by the Administrative Agent or Required Lenders) at which time the funds in such account will be applied by the Administrative Agent, to the fullest extent permitted by law, in the following order of priority: first to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent under this Agreement, second to the payment of any amounts owing by such Defaulting Lender to the Issuing Bank and the Swingline Lender under this Agreement, third to the payment of interest due and payable to the Lenders hereunder that are not Defaulting Lenders, ratably among them in accordance with the amounts of such interest then due and payable to them, fourth to the payment of fees then due and payable to the Lenders hereunder that are not Defaulting Lenders, ratably among them in accordance with the amounts of such fees then due and payable to them, fifth to pay principal and unreimbursed LC Disbursements then due and payable to the Lenders hereunder that are not Defaulting Lenders, ratably in accordance with the amounts thereof then due and payable to them, sixth to the ratable payment of other amounts then due and payable to the Lenders hereunder that are not Defaulting Lenders, and seventh to pay amounts owing under this Agreement to such Defaulting Lender or as a court of competent jurisdiction may otherwise direct.
Section 2.22.    Letters of Credit    .
(a)    During the Availability Period, the Issuing Bank, in reliance upon the agreements of the other Lenders pursuant to Section 2.22(d), may, in its sole discretion, issue, at the request of the Borrower, Letters of Credit for the account of the Borrower on the terms and conditions hereinafter set forth; provided, that (i) each Letter of Credit shall expire on the earlier of (A) the date one year after the date of issuance of such Letter of Credit (or in the case of any renewal or extension thereof, one year after such renewal or extension) and (B) the date that is five (5) Business Days prior to the Revolving Commitment Termination Date; (ii) each Letter of Credit shall be in a stated amount of at least $25,000 or such lesser amounts as may be agreed to by the Issuing Bank and (iii) the Borrower may not request any Letter of Credit, if, after giving effect to such issuance (A) the aggregate LC Exposure would exceed the LC Commitment or (B) the aggregate Revolving Credit Exposure of all Lenders would exceed the Aggregate Revolving Commitment Amount. Each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank without recourse a participation in each Letter of Credit equal to such Lender’s Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit (i) on the Closing Date with respect to all Existing Letters of Credit and (ii) on the date of issuance with respect to all other Letters of Credit. Each issuance of a Letter of Credit shall be deemed to utilize the Revolving Commitment of each Lender by an amount equal to the amount of such participation. The Issuing Bank shall not at any time be obligated to issue any Letter of Credit hereunder if the beneficiary of such Letter of Credit is a Sanctioned Person.
(b)    To request the issuance of a Letter of Credit (or any amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall give the Issuing Bank and the Administrative Agent irrevocable written notice at least three (3) Business Days prior to the requested date of such issuance specifying the date (which shall be a Business Day) such Letter of Credit is to be issued (or amended, extended or renewed, as the case may be), the expiration date of such Letter of Credit, the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. In addition to the satisfaction of the conditions in Article III, the issuance of such Letter of Credit (or any amendment which increases the amount of such Letter of Credit) will be subject to the further conditions that such Letter of Credit shall be in such form and contain such terms as the Issuing Bank shall approve and that the Borrower shall have executed and delivered any additional applications, agreements and instruments relating to such Letter of Credit as the Issuing Bank shall reasonably require; provided, that in the event of any conflict between such applications, agreements or instruments and this Agreement, the terms of this Agreement shall control.
(c)    At least two Business Days prior to the issuance of any Letter of Credit, the Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received such notice and if not, the Issuing Bank will provide the Administrative Agent with a copy thereof. Unless the Issuing Bank has received notice from the Administrative Agent on or before the Business Day immediately preceding the date the Issuing Bank is to issue the requested Letter of Credit directing the Issuing Bank not to issue the Letter of Credit because such issuance is not then permitted hereunder because of the limitations set forth in Section 2.22(a) or that one or more conditions specified in Article III are not then satisfied, then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue such Letter of Credit in accordance with the Issuing Bank’s usual and customary business practices.
(d)    The Issuing Bank shall examine all documents purporting to represent a demand for payment under a Letter of Credit promptly following its receipt thereof. The Issuing Bank shall notify the Borrower and the Administrative Agent of such demand for payment and whether the Issuing Bank has made or will make a LC Disbursement thereunder; provided, that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to such LC Disbursement. The Borrower shall be irrevocably and unconditionally obligated to reimburse the Issuing Bank for any LC Disbursements paid by the Issuing Bank in respect of such drawing, without presentment, demand or other formalities of any kind. Unless the Borrower shall have notified the Issuing Bank and the Administrative Agent prior to 11:00 a.m. on the Business Day immediately prior to the date on which such drawing is honored that the Borrower intends to reimburse the Issuing Bank for the amount of such drawing in funds other than from the proceeds of Revolving Loans, the Borrower shall be deemed to have timely given a Notice of Revolving Borrowing to the Administrative Agent requesting the Lenders to make a Base Rate Borrowing on the date on which such drawing is honored in an exact amount due to the Issuing Bank; provided, that for purposes solely of such Borrowing, the conditions precedent set forth in Section 3.2 hereof shall not be applicable. The Administrative Agent shall notify the Lenders of such Borrowing in accordance with Section 2.3, and each Lender shall make the proceeds of its Base Rate Loan included in such Borrowing available to the Administrative Agent for the account of the Issuing Bank in accordance with Section 2.6. The proceeds of such Borrowing shall be applied directly by the Administrative Agent to reimburse the Issuing Bank for such LC Disbursement.
(e)    If for any reason a Base Rate Borrowing may not be (as determined in the sole discretion of the Administrative Agent), or is not, made in accordance with the foregoing provisions, then each Lender (other than the Issuing Bank) shall be obligated to fund the participation that such Lender purchased pursuant to clause (a) in an amount equal to its Pro Rata Share of such LC Disbursement on and as of the date which such Base Rate Borrowing should have occurred. Each Lender’s obligation to fund its participation shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or any other Person may have against the Issuing Bank or any other Person for any reason whatsoever, (ii) the existence of a Default or an Event of Default or the termination of the Aggregate Revolving Commitments, (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any of its Subsidiaries, (iv) any breach of this Agreement by the Borrower or any other Lender, (v) any amendment, renewal or extension of any Letter of Credit or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. On the date that such participation is required to be funded, each Lender shall promptly transfer, in immediately available funds, the amount of its participation to the Administrative Agent for the account of the Issuing Bank. Whenever, at any time after the Issuing Bank has received from any such Lender the funds for its participation in a LC Disbursement, the Issuing Bank (or the Administrative Agent on its behalf) receives any payment on account thereof, the Administrative Agent or the Issuing Bank, as the case may be, will distribute to such Lender its Pro Rata Share of such payment; provided, that if such payment is required to be returned for any reason to the Borrower or to a trustee, receiver, liquidator, custodian or similar official in any bankruptcy proceeding, such Lender will return to the Administrative Agent or the Issuing Bank any portion thereof previously distributed by the Administrative Agent or the Issuing Bank to it.
(f)    To the extent that any Lender shall fail to pay any amount required to be paid pursuant to clauses (d) or (e) of this Section on the due date therefor, such Lender shall pay interest to the Issuing Bank (through the Administrative Agent) on such amount from such due date to the date such payment is made at a rate per annum equal to the Federal Funds Rate; provided, that if such Lender shall fail to make such payment to the Issuing Bank within three (3) Business Days of such due date, then, retroactively to the due date, such Lender shall be obligated to pay interest on such amount at the rate set forth in Section 2.13(c).
(g)    If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders demanding that its reimbursement obligations with respect to the Letters of Credit be Cash Collateralized pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Issuing Bank and the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid fees thereon; provided, that such obligation to Cash Collateralize the reimbursement obligations of the Borrower with respect to the Letters of Credit shall become effective immediately, and such deposit shall become immediately due and payable, without demand or notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (g) or (h) of Section 8.1. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Borrower agrees to execute any documents and/or certificates to effectuate the intent of this paragraph. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest and profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it had not been reimbursed and to the extent so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, with the consent of the Required Lenders, be applied to satisfy other obligations of the Borrower under this Agreement and the other Loan Documents. If the Borrower is required to Cash Collateralize its reimbursement obligations with respect to the Letters of Credit as a result of the occurrence of an Event of Default, such cash collateral so posted (to the extent not so applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived.
(h)    Upon the request of any Lender, but no more frequently than quarterly, the Issuing Bank shall deliver (through the Administrative Agent) to each Lender and the Borrower a report describing the aggregate Letters of Credit then outstanding. Upon the request of any Lender from time to time, the Issuing Bank shall deliver to such Lender any other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding.
(i)    The Borrower’s obligation to reimburse LC Disbursements hereunder shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever and irrespective of any of the following circumstances:
(i)        Any lack of validity or enforceability of any Letter of Credit or this Agreement;
(ii)        The existence of any claim, set-off, defense or other right which the Borrower or any Subsidiary or Affiliate of the Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or transferee may be acting), any Lender (including the Issuing Bank) or any other Person, whether in connection with this Agreement or the Letter of Credit or any document related hereto or thereto or any unrelated transaction;
(iii)        Any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;
(iv)        Payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document to the Issuing Bank that does not comply with the terms of such Letter of Credit;
(v)        Any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.22, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder; or
(vi)        The existence of a Default or an Event of Default.
Neither the Administrative Agent, the Issuing Bank, the Lenders nor any Related Party of any of the foregoing shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to above), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided, that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any actual direct damages (as opposed to special, indirect (including claims for lost profits or other consequential damages), or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise due care when determining whether drafts or other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree, that in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised due care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(j)    Unless otherwise expressly agreed by the Issuing Bank and the Borrower when a Letter of Credit is issued and subject to applicable laws, (i) each standby Letter of Credit shall be governed by the “International Standby Practices 1998” (ISP98) (or such later revision as may be published by the Institute of International Banking Law & Practice on any date any Letter of Credit may be issued), (ii) each documentary Letter of Credit shall be governed by the Uniform Customs and Practices for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600 (or such later revision as may be published by the International Chamber of Commerce on any date any Letter of Credit may be issued) and (iii) the Borrower shall specify the foregoing in each letter of credit application submitted for the issuance of a Letter of Credit.
Section 2.23.    Increase of Commitments; Additional Lenders    .
(a)    So long as no Event of Default has occurred and is continuing, from time to time after the Closing Date, Borrower may, upon at least 30 days’ written notice to the Administrative Agent (who shall promptly provide a copy of such notice to each Lender), propose to increase the Aggregate Revolving Commitments by an aggregate amount of all such increases not to exceed $200,000,000 (the amount of any such increase, the “Additional Commitment Amount”), provided that (i) any new lenders are approved by the Administrative Agent and the Joint Lead Arrangers (such approval not to be unreasonably withheld), (ii) no Commitment of any Lender shall be increased without the consent of such Lender, and (iii) the Borrower is in compliance with Section 3.2, Article IV, Article V, Article VI, Article VII and Section 8.1. The Borrower may also, but is not required to, specify any fees offered to those Lenders (the “Increasing Lenders”) that agree to increase the principal amount of their Revolving Commitments, which fees may be variable based upon the amount by which any such Lender is willing to increase the principal amount of its Revolving Commitment, as applicable. Each Increasing Lender shall as soon as practicable, and in any case within 15 days following receipt of such notice, specify in a written notice to the Borrower and the Administrative Agent the amount of such proposed Additional Commitment Amount that it is willing to provide. No Lender (or any successor thereto) shall have any obligation to increase its Revolving Commitment or its other obligations under this Agreement and the other Loan Documents, and any decision by a Lender to increase its Revolving Commitment shall be made in its sole discretion independently from any other Lender. If any Lender shall fail to notify the Borrower and the Administrative Agent in writing about whether it will increase its Revolving Commitment within 15 days after receipt of such notice, such Lender shall be deemed to have declined to increase its Revolving Commitment.
(b)    The Borrower may accept some or all of the offered amounts and may also designate one or more additional banks or other financial institution (which may be, but need not be, one or more of the existing Lenders) which at the time agrees to, in the case of any such Person that is an existing Lender, increase its Revolving Commitment and in the case of any other such Person (an “Additional Lender”), become a party to this Agreement; provided, however, that any new bank or financial institution must be acceptable to the Administrative Agent and the Syndication Agent, which acceptance will not be unreasonably withheld or delayed. The Borrower and the Administrative Agent shall have discretion jointly to adjust the allocation of such Additional Commitment Amounts among the Increasing Lenders and the Additional Lenders. The sum of the increases in the Revolving Commitments of the existing Lenders pursuant to this clause (b) plus the Revolving Commitments of the Additional Lenders shall not in the aggregate exceed the unsubscribed amount of the Additional Commitment Amount.
(c)    An increase in the aggregate amount of the Revolving Commitments pursuant to this Section 2.23 shall become effective upon the receipt by the Administrative Agent of a supplement or joinder in form and reasonably substance satisfactory to the Administrative Agent and the Syndication Agent executed by the Borrower, by each Additional Lender and by each other Lender whose Revolving Commitment is to be increased, setting forth the new Revolving Commitments of such Lenders and setting forth the agreement of each Additional Lender to become a party to this Agreement and to be bound by all the terms and provisions hereof and such evidence of appropriate corporate authorization on the part of the Borrower with respect to the increase in the Revolving Commitments and such opinions of counsel for the Borrower with respect to the increase in the Revolving Commitments as the Administrative Agent or the Syndication Agent may reasonably request.
(d)    Upon the acceptance of any such supplement or joinder by the Administrative Agent, the Aggregate Revolving Commitment Amount shall automatically be increased by the amount of the Revolving Commitments added through such supplement or joinder and Schedule II shall automatically be deemed amended to reflect the Revolving Commitments of all Lenders after giving effect to the addition of such Revolving Commitments.
(e)    Upon any increase in the aggregate amount of the Revolving Commitments pursuant to this Section 2.23 that is not pro rata among all Lenders, (x) within five Business Days, in the case of any Base Rate Loans then outstanding, and at the end of the then current Interest Period with respect thereto, in the case of any Eurodollar Loans then outstanding, the Borrower shall prepay such Loans in their entirety and, to the extent the Borrower elects to do so and subject to the conditions specified in Article III, the Borrower shall reborrow Loans from the Lenders in proportion to their respective Revolving Commitments after giving effect to such increase, until such time as all outstanding Loans are held by the Lenders in proportion to their respective Commitments after giving effect to such increase and (y) effective upon such increase, the amount of the participations held by each Lender in each Letter of Credit then outstanding shall be adjusted automatically such that, after giving effect to such adjustments, the Lenders shall hold participations in each such Letter of Credit in proportion to their respective Revolving Commitments.
Section 2.24.    Mitigation of Obligations    . If any Lender requests compensation under Section 2.18, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.20, then such Lender shall, at the request of the Borrower, use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.18 or Section 2.20, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
Section 2.25.    Replacement of Lenders    . If any Lender requests compensation under Section 2.18, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.20, and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.24, or if any Lender is a Defaulting Lender, Non-Consenting Lender or a Non-Extending Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.4), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.18 or Section 2.20) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(i)    the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.4;

(ii)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.19) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii)    in the case of any such assignment resulting from a claim for compensation under Section 2.18 or payments required to be made pursuant to Section 2.20, such assignment will result in a reduction in such compensation or payments thereafter;

(iv)    such assignment does not conflict with applicable law; and

(v)    (i) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent or (ii) in the case of any assignment resulting from a Lender becoming a Non-Extending Lender, such assignment, together with any assignment by other Non-Extending Lenders, will enable the Borrower to obtain sufficient consents to cause the applicable maturity date extension pursuant to Section 2.27 to become effective.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 2.26.    Reallocation and Cash Collateralization of Defaulting Lender or Potential Defaulting Lender Commitment    .

(a)    If a Lender becomes, and during the period it remains, a Defaulting Lender or Potential Defaulting Lender, the following provisions shall apply, notwithstanding anything to the contrary in this Agreement:
(1)    the LC Exposure and Swingline Exposure of such Defaulting Lender will, subject to the limitation in the first proviso below, automatically be reallocated (effective on the day such Lender becomes a Defaulting Lender) among the Non-Defaulting Lenders pro rata in accordance with their respective Revolving Commitments (calculated as if the Defaulting Lender’s Revolving Commitment was reduced to zero and each Non-Defaulting Lender’s Revolving Commitment had been increased proportionately); provided that (a) the sum of each Non-Defaulting Lender’s total Revolving Credit Exposure may not in any event exceed the Revolving Commitment of such Non-Defaulting Lender as in effect at the time of such reallocation and (b) subject to Section 10.17, neither such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto will constitute a waiver or release of any claim the Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lender or any other Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender; and
(2)    to the extent that any portion (the “unreallocated portion”) of the LC Exposure and Swingline Exposure of any Defaulting Lender cannot be reallocated pursuant to clause (1) for any reason, or with respect to the LC Exposure and Swingline Exposure of any Potential Defaulting Lender, the Borrower will, not later than two (2) Business Days after demand by the Administrative Agent (at the direction of the Issuing Bank and/or the Swingline Lender), (a) Cash Collateralize the obligations of the Borrower to the Issuing Bank or Swingline Lender in respect of such LC Exposure or Swingline Exposure, as the case may be, in an amount at least equal to the aggregate amount of the unreallocated portion of the LC Exposure and Swingline Exposure of such Defaulting Lender or the LC Exposure and Swingline Exposure of such Potential Defaulting Lender, or (b) in the case of such Swingline Exposure, prepay and/or Cash Collateralize in full the unreallocated portion thereof, or (c) make other arrangements satisfactory to the Administrative Agent, the Issuing Bank and the Swingline Lender in their sole discretion to protect them against the risk of non-payment by such Defaulting Lender or Potential Defaulting Lender.

(b)    If the Borrower, the Administrative Agent, the Issuing Bank and the Swingline Lender agree in writing in their discretion that any Defaulting Lender has ceased to be a Defaulting Lender or Potential Defaulting Lender has ceased to be a Potential Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, the LC Exposure and the Swingline Exposure of the other Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment, and such Lender will purchase at par such portion of outstanding Revolving Loans of the other Lenders and/or make such other adjustments as the Administrative Agent may determine to be necessary to cause the Revolving Credit Exposure of the Lenders to be on a pro rata basis in accordance with their respective Revolving Commitments, whereupon such Lender will cease to be a Defaulting Lender or Potential Defaulting Lender, as the case may be, and will be a Non-Defaulting Lender (and such Revolving Credit Exposure of each Lender will automatically be adjusted on a prospective basis to reflect the foregoing). If any cash collateral has been posted with respect to the LC Exposure or Swingline Exposure of such Defaulting Lender or Potential Defaulting Lender, the Administrative Agent will promptly return such cash collateral to the Borrower; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.
Section 2.27.    Extension of Revolving Commitment Termination Date    . The Borrower may, no more than two (2) times during the term of this Agreement, by notice to the Administrative Agent (who shall promptly notify the Lenders) not later than 45 days prior to any anniversary of the Closing Date and not earlier than 75 days prior to the next anniversary of the Closing Date, request that each Lender extend such Lender’s Revolving Commitment Termination Date in respect of the Revolving Commitment for an additional one year from (i) the date set forth in clause (a)(i) of the definition of “Revolving Commitment Termination Date” or (ii) if the first extension option pursuant to this Section has been utilized, the date that is one year after the date set forth in clause (a)(ii) of the definition of “Revolving Commitment Termination Date” (such dates, as applicable, the “Existing Maturity Date”).
(a)    Lender Elections to Extend. Each Lender, acting in its sole and individual discretion, shall, notify the Administrative Agent, not later than 10 Business Days after receipt of the Borrower’s request for an extension of maturity (the “Notice Date”), if such Lender determines to, or determines not to, extend its Revolving Commitment Termination Date (each Lender that determines not to so extend its Revolving Commitment Termination Date, a “Non-Extending Lender”). Failure of any Lender to respond to the notice of an extension request on or prior to the Notice Date shall be deemed to be a rejection of such extension request. The Administrative Agent shall notify the Borrower of each Lender’s determination promptly after the Notice Date. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree. The Borrower shall have the right on or before the Existing Maturity Date to replace each Non-Extending Lender with, and add as “Lenders” under this Agreement in place thereof, one or more Lenders (each an “Additional Commitment Lender”) pursuant to Section 2.25.
(b)    Minimum Extension Requirement. If (and only if) the total of the Commitments of the Lenders that have agreed so to extend their Revolving Commitment Termination Date (each an “Extending Lender”) and the additional Revolving Commitments of the Additional Commitment Lenders shall be more than 50% of the aggregate amount of the Revolving Commitments in effect immediately prior to the Existing Maturity Date, then effective as of the Existing Maturity Date, the Commitment Termination Date of each Extending Lender and of each Additional Commitment Lender shall be extended to the date falling one year after the Existing Maturity Date (except that, if such date is not a Business Day, such maturity date as so extended shall be the next preceding Business Day). Provided that the forgoing minimum extension requirement is fulfilled, each Lender hereby authorizes the Administrative Agent to enter into an agreement regarding the confirmation of extended maturity date agreement referenced in clause (c) below.
(c)    Conditions to Effectiveness of Extensions. Notwithstanding the foregoing, as a condition precedent to such extension, the Borrower shall deliver to the Administrative Agent (i) a certificate of each Loan Party dated as of the effective date of such extension signed by a Responsible Officer of such Loan Party (x) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such extension and (y) in the case of the Borrower, certifying that, with respect to all Loan Parties, before and after giving effect to such extension, (A)(1) the representations and warranties contained in Article IV and the other Loan Documents are true and correct in all material respects on and as of the effective date of such extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.27, and (B) no Default or Event of Default exists or would be caused by such extension, (2) the Loan Parties are in compliance with all affirmative and negative covenants contained in Articles V and VII and the other Loan Documents in all material respects on and as of the effective date of such extension, (3) the Loan Parties are in compliance with the financial covenants set forth in Article VI (and attaching reasonably detailed calculations of such covenants) as of the effective date of such extension and (4) no Default or Event of Default has occurred and is continuing as of the effective date of such extension,, (ii) a confirmation of the extended maturity date and reaffirmation by the Guarantors of their obligations under their guaranty of the Obligations, in form and substance reasonably satisfactory to the Administrative Agent, executed by the Borrower, the Guarantors and the Administrative Agent (on behalf of the extending Lenders), and (iii) any other documents required pursuant to Section 3.2. As a further condition precedent to such extension, the Borrower shall pay (x) all costs and expenses of the Administrative Agent in connection with the exercise of such extension option and (y) upfront fees to be determined by the Lenders consenting to such extension option.
(d)    Conflicting Provisions. This Section shall supersede any provisions in Section 10.2 to the contrary.
ARTICLE III

CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT
Section 3.1.    Conditions To Effectiveness    . The obligations of the Lenders (including the Swingline Lender) to make Loans and the obligation of the Issuing Bank to issue any Letter of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.2).
(a)    The Administrative Agent and the Syndication Agent shall have received payment of all fees, expenses and other amounts due and payable on or prior to the Closing Date, including without limitation reimbursement or payment of all out-of-pocket expenses of the Administrative Agent, the Syndication Agent and their respective Affiliates (including reasonable fees, charges and disbursements of counsel to the Syndication Agent) required to be reimbursed or paid by the Borrower hereunder, under any other Loan Document and under any agreement with the Administrative Agent or the Joint Lead Arrangers.
(b)    The Administrative Agent and the Syndication Agent (or their counsel) shall have received the following, each to be in form and substance satisfactory to the Administrative Agent:
(i)    a counterpart of this Agreement signed by or on behalf of each party hereto or written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement;
(ii)    the Subsidiary Guaranty Agreement duly executed by each direct and indirect wholly owned Domestic Subsidiary which is a Material Subsidiary of the Borrower, other than the Excluded Subsidiaries and any Non-Guarantor Material Subsidiaries;
(iii)    evidence that all of the existing Indebtedness of the Loan Parties and their Subsidiaries (other than Indebtedness permitted to exist pursuant to Section 7.1) shall be repaid in full and all security interests related thereto shall be terminated on or prior to the Closing Date (including, without limitation, a full payoff and termination of all Obligations (as defined in the Existing Credit Agreement) and commitments under the Existing Credit Agreement);
(iv)    a certificate of the Secretary or Assistant Secretary of each Loan Party in the form of Exhibit 3.1(b)(iv), attaching and certifying copies of its bylaws and of the resolutions of its board of directors, or partnership agreement or limited liability company agreement, or comparable organizational documents and authorizations, authorizing the execution, delivery and performance of the Loan Documents to which it is a party and certifying the name, title and true signature of each officer of such Loan Party executing the Loan Documents to which it is a party;
(v)    certified copies of the articles or certificate of incorporation, certificate of organization or limited partnership, or other registered organizational documents of each Loan Party, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of organization of such Loan Party and each other jurisdiction where such Loan Party is required to be qualified to do business as a foreign corporation except where such failure to be qualified could not reasonably be expected to have a Material Adverse Effect;
(vi)    (A) a favorable written opinion of Mayer Brown LLP, counsel to the Loan Parties and (B) a favorable written opinion of Gary Crotty, General Counsel of the Borrower, in each case addressed to the Administrative Agent, the Issuing Bank and each of the Lenders, and covering such matters relating to the Loan Parties, the Loan Documents and the transactions contemplated therein as the Administrative Agent or the Required Lenders shall reasonably request;
(vii)    a certificate in the form of Exhibit 3.1(b)(vii), dated the Closing Date and signed by a Responsible Officer, certifying that after giving effect to the effectiveness of this Agreement and any Loans borrowed on the Closing Date, (x) no Default or Event of Default exists, (y) all representations and warranties of each Loan Party set forth in the Loan Documents are true and correct and (z) since the date of the financial statements of the Borrower described in Section 4.4, there shall have been no change which has had or could reasonably be expected to have a Material Adverse Effect;
(viii)    a duly executed Notice of Borrowing;
(ix)    a duly executed funds disbursement agreement, together with a report setting forth the sources and uses of the proceeds hereof ;
(x)    certified copies of all consents, approvals, authorizations, registrations and filings and orders required or advisable to be made or obtained under any Requirement of Law, or by any Contractual Obligation of any Loan Party, in connection with the execution, delivery, performance, validity and enforceability of the Loan Documents or any of the transactions contemplated thereby, (except that may be required in the ordinary course of business from time to time (including, without limitation, to comply with applicable laws or to own and operate their assets)) and such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired, and no investigation or inquiry by any governmental authority regarding the Commitments or any transaction being financed with the proceeds thereof shall be ongoing; and
(xi)    copies of (A) the unaudited quarterly financial statements of the Borrower and its Subsidiaries on a consolidated basis for the Fiscal Quarter ending on May 31, 2016, (B) the audited consolidated and unaudited consolidating financial statements for Borrower and its Subsidiaries for the Fiscal Year ending November 30, 2015 and (C) annual cash flow projections for fiscal year ending November 30, 2016 and annually thereafter through 2021.
(c)    The Administrative Agent and the Syndication Agent shall have received from each Loan Party all documentation and other information that the Administrative Agent or the Syndication Agent request in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
Without limiting the generality of the provisions of Section 3.1, for purposes of determining compliance with the conditions specified in this Section 3.1, each Lender that has signed this Credit Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 3.2.    Each Credit Event    . The obligation of each Lender to make a Loan on the occasion of any Borrowing and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit is subject to the satisfaction of the following conditions:
(a)    at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall exist;
(b)    at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, all representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by an Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects), on and as of the date of such Borrowing or the date of issuance, amendment, extension or renewal of such Letter of Credit, in each case before and after giving effect thereto except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date of such Borrowing or the date of issuance, amendment or extension of such Letter of Credit, as applicable, such representations and warranties shall continue to be true and correct as of such specified earlier date; and
(c)    the Borrower shall have delivered the required Notice of Borrowing.
In addition to the other conditions precedent herein set forth, if any Lender is a Defaulting Lender or a Potential Defaulting Lender at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, set forth in this Section 3.2, the Issuing Bank will not be required to issue, amend or increase any Letter of Credit and the Swingline Lender will not be required to make any Swingline Loans, unless they are satisfied that 100% of the related LC Exposure and Swingline Exposure is fully covered or eliminated by any combination satisfactory to the Issuing Bank or the Swingline Lender, as the case may be, of the following:

(i) in the case of a Defaulting Lender, the LC Exposure and Swingline Exposure of such Defaulting Lender is reallocated, as to outstanding and future Letters of Credit, to the Non-Defaulting Lenders as provided in Section 2.26(a)(1); and

(ii) in the case of a Defaulting Lender or a Potential Defaulting Lender, without limiting the provisions of Section 2.26(a)(2), the Borrower Cash Collateralizes its reimbursement obligations in respect of such Letter of Credit or Swingline Loan in an amount at least equal to the aggregate amount of the unreallocated obligations (contingent or otherwise) of such Defaulting Lender or Potential Defaulting Lender in respect of such Letter of Credit or Swingline Loan, or the Borrower makes other arrangements satisfactory to the Administrative Agent, the Issuing Bank and the Swingline Lender, as the case may be, in their sole discretion to protect them against the risk of non-payment by such Defaulting Lender or Potential Defaulting Lender;

provided, however, that (a) the sum of each Non-Defaulting Lender’s total Revolving Credit Exposure may not in any event exceed the Revolving Commitment of such Non-Defaulting Lender, and (b) neither any such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto nor any such Cash Collateralization or reduction will constitute a waiver or release of any claim the Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lender or any other Lender may have against such Defaulting Lender, or cause such Defaulting Lender to be a Non-Defaulting Lender.
Each Borrowing and each issuance, amendment, extension or renewal of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in clauses (a), (b) and (c) of this Section 3.2.
Section 3.3.    Delivery of Documents    . All of the Loan Documents, certificates, legal opinions and other documents and papers referred to in this Article III, unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Lenders and in sufficient counterparts or copies for each of the Lenders and shall be in form and substance satisfactory in all respects to the Administrative Agent.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants to the Administrative Agent and each Lender as follows:
Section 4.1.    Existence; Power    . The Borrower and each of its Material Subsidiaries (i) is duly organized, validly existing and in good standing as a corporation, partnership or limited liability company under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted, and (iii) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.
Section 4.2.    Organizational Power; Authorization    . The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party are within such Loan Party’s organizational powers and have been duly authorized by all necessary organizational, and if required, shareholder, partner or member, action. This Agreement has been duly executed and delivered by the Borrower, and constitutes, and each other Loan Document to which any Loan Party is a party, when executed and delivered by such Loan Party, will constitute, valid and binding obligations of the Borrower or such Loan Party (as the case may be), enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.
Section 4.3.    Governmental Approvals; No Conflicts    . The execution, delivery and performance by the Borrower of this Agreement, and by each Loan Party of the other Loan Documents to which it is a party (a) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect, (b) will not violate any Requirements of Law applicable to the Borrower or any of its Subsidiaries or any judgment, order or ruling of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding on the Borrower or any of its Subsidiaries or any of its assets or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, except Liens (if any) permitted by Section 7.2.
Section 4.4.    Financial Statements    . The Borrower has furnished the Administrative Agent (i) the audited consolidated balance sheet of the Borrower and its Subsidiaries as of November 30, 2015 and the related consolidated statements of income, shareholders’ equity and cash flows for the Fiscal Year then ended audited by Ernst & Young LLP and (ii) the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of May 31, 2016, and the related unaudited consolidated statements of income and cash flows for the Fiscal Quarter and year-to-date period then ending, certified by a Responsible Officer. As of the Closing Date, such financial statements fairly present in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as of such dates and the consolidated results of operations for such periods in conformity with GAAP on a Consistent Basis, subject to year end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii). As of the Closing Date, except as disclosed in the Disclosure Documents, since November 30, 2015, there have been no changes with respect to the Borrower and its Subsidiaries which have had or could reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.
Section 4.5.    Litigation and Environmental Matters    .
(e)    As of the Closing Date, no litigation, investigation or proceeding of or before any arbitrators or Governmental Authorities is pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or (ii) which in any manner draws into question the validity or enforceability of this Agreement or any other Loan Document.
(f)    Except for the matters set forth on Schedule 4.5 or where such circumstance could not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.
Section 4.6.    Compliance with Laws    . The Borrower and each Subsidiary is in compliance with all Requirements of Law and all judgments, decrees and orders of any Governmental Authority, except where non-compliance, either singly or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
Section 4.7.    Investment Company Act, Etc.     Neither the Borrower nor any of its Subsidiaries is (a) an “investment company” or is “controlled” by an “investment company”, as such terms are defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or (b) otherwise subject to any other regulatory scheme limiting its ability to incur debt or requiring any approval or consent from or registration or filing with, any Governmental Authority in connection therewith.
Section 4.8.    Taxes    . The Borrower and its Subsidiaries have timely filed or caused to be filed all Federal and state income tax returns and all other material tax returns that are required to be filed by them, and have paid all taxes shown to be due and payable on such returns or on any assessments made against it or its Property and all other taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority, except (i) where the same are currently being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as the case may be, has set aside on its books adequate reserves in accordance with GAAP, or (ii) to the extent the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
Section 4.9.    Margin Regulations    . None of the proceeds of any of the Loans or Letters of Credit will be used, directly or indirectly, for “purchasing” or “carrying” any “margin stock” with the respective meanings of each of such terms under Regulation U or for any purpose that violates the provisions of the Regulation T, U or X. Neither the Borrower nor its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying “margin stock.”
Section 4.10.    ERISA    . No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans.
Section 4.11.    Disclosure    . As of the Closing Date, there is no fact known to the Borrower that would reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents. Neither the Information Memorandum nor any of the reports (including without limitation all reports that the Borrower is required to file with the Securities and Exchange Commission), financial statements, certificates or other factual information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation or syndication of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by any other information so furnished) contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, taken as a whole, in light of the circumstances under which they were made, not misleading; provided, that with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by management of the Borrower to be reasonable as of the date such projections where prepared.
Section 4.12.    Subsidiaries    . Schedule 4.12 sets forth the name of, the ownership interest of the Borrower in, the jurisdiction of incorporation or organization of, and the type of, each Subsidiary and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the Closing Date.
Section 4.13.    Solvency    . As of the Closing Date, after giving effect to the execution and delivery of the Loan Documents, the making of the Loans under this Agreement, each Loan Party is Solvent.
Section 4.14.    Anti-Corruption Laws and Sanctions    .
(b)    None of (i) the Borrower, any Subsidiary, or to the knowledge of the Borrower or any Subsidiary, any of their respective directors, officers, employees, Affiliates or any agent or representative of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facilities provided hereunder, (A) is a Sanctioned Person or currently the subject or target of any Sanctions, (B) has its assets located in a Sanctioned Country, (C) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons, (D) has taken any action, directly or indirectly, that would result in a violation by such Persons of any Anti-Corruption Laws in any material respects, or (E) has violated any Anti-Money Laundering Law in any material respects. Each of the Borrower and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance with the Anti-Corruption Laws. Each of the Borrower and its Subsidiaries, and to the knowledge of Borrower, each director, officer, employee, agent and Affiliate of Borrower and each such Subsidiary, is in compliance with the Anti-Corruption Laws in all material respects.
(c)    No proceeds of any Borrowing or extension of credit hereunder have been used, directly or indirectly, by the Borrower, any of its Subsidiaries or any of its or their respective directors, officers, employees and agents (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, including any payments (directly or indirectly) to a Sanctioned Person or a Sanctioned Country or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

ARTICLE V

AFFIRMATIVE COVENANTS
The Borrower covenants and agrees that until the Termination Date:
Section 5.1.    Financial Statements and Other Information    . The Borrower will deliver to the Administrative Agent and each Lender:
(f)    as soon as available, and in any event no later than the earlier of (i) the date the Borrower is required by the SEC to deliver its Form 10-K for any fiscal year of the Borrower (taking into account any extension of the time to file by the SEC) and (ii) ninety (90) days after the end of each fiscal year of the Borrower, the Borrower shall furnish a copy of the consolidated financial statements of the Borrower prepared in accordance with GAAP on a Consistent Basis, together with an unqualified letter of an independent certified public accounting firm selected by the Borrower and reasonably acceptable to the Required Lenders and such other information as may be reasonably requested by the Required Lenders. Such statements shall include a balance sheet, a statement of income and expenses, a statement of cash flow, a comparison of such statement from the prior year with the statement for the year-to-date and such other and further reports and schedules as may reasonably be requested by the Required Lenders, including without limitation verification of the Borrower’s compliance with the financial covenants set forth in Sections 6.1 and 6.2. Such statements shall be certified as to their correctness by a Responsible Officer of Borrower; provided that filing with the Securities and Exchange Commission within the time period specified above the Borrower’s Annual Report on Form 10‑K for such fiscal year (together with the Borrower’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor shall be deemed to satisfy the requirements of this Section 5.1(a), provided, further, that the Borrower shall be deemed to have made such delivery of such Form 10‑K if it shall have timely made such Form 10‑K available on “EDGAR” and on its home page on the worldwide web (at the date of this Agreement located at: http//www.internationalspeedwaycorporation.com), such availability and notice thereof being referred to as “Electronic Delivery”;
(g)    as soon as available, and in any event no later than the earlier of (i) the date the Borrower is required by the SEC to deliver its Form 10-Q for any fiscal quarter of the Borrower (taking into account any extension of the time to file by the SEC) and (ii) forty-five (45) days after the end of each fiscal quarter of the Borrower (other than the last fiscal quarter of each fiscal year), the Borrower shall furnish to each Lender a copy of the unaudited management-prepared quarterly consolidated financial statements of the Borrower, prepared in accordance with GAAP on a Consistent Basis. Such statements shall include a balance sheet, a statement of income and expenses, a statement of cash flow, a comparison of such statement from the prior year with the statement for the year-to-date and such other and further reports and schedules as may reasonably be requested by the Required Lenders, and verification of the Borrower’s compliance with the financial covenants set forth in Sections 6.1 and 6.2. Such statements shall also be certified as to their correctness by a Responsible Officer of the Borrower; provided that filing with the Securities and Exchange Commission within the time period specified above of the Borrower’s Quarterly Report on Form 10‑Q prepared in compliance with the requirements therefor shall be deemed to satisfy the requirements of this Section 5.1(b), and, provided, further, that the Borrower shall be deemed to have made such delivery of such Form 10‑Q if it shall have timely made Electronic Delivery thereof;
(h)    concurrently with the delivery of the financial statements referred to in clauses (a) and (b) above, a Compliance Certificate signed by the principal executive officer or the principal financial officer of the Borrower (i) certifying as to whether there exists a Default or Event of Default on the date of such certificate, and if a Default or an Event of Default then exists, specifying the details thereof and the action which the Borrower has taken or proposes to take with respect thereto, (ii) setting forth in reasonable detail calculations demonstrating compliance with the financial covenants set forth in Article VI (including, without limitation, information with respect to payments of principal and interest of Non-Guarantor Material Subsidiaries during such period), (iii) specifying any change in the identity of the Subsidiaries as of the end of such Fiscal Year or Fiscal Quarter from the Subsidiaries identified to the Lenders on the Closing Date or as of the most recent Fiscal Year or Fiscal Quarter, as the case may be and (iv) stating whether any change in GAAP or the application thereof has occurred since November 30, 2015, and if any change has occurred, specifying the effect of such change on the financial statements accompanying such Compliance Certificate;
(i)    promptly after the same become publicly available, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Form 10-K, 10-Q and 8-K (or their equivalents) filed with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all functions of said Commission; provided that filing with the Securities and Exchange Commission within the time period specified above of any of the Borrower’s registration statements prepared in accordance with the requirements therefor shall be deemed to satisfy the requirements of this Section 5.1(d), provided, further, that the Borrower shall be deemed to have made such delivery of such registration statements if it shall have timely made Electronic Delivery thereof; and
(j)    promptly following any request therefor, such other information regarding the results of operations, business affairs and financial condition of the Borrower or any Subsidiary as the Administrative Agent or any Lender through the Administrative Agent may reasonably request.
Section 5.2.    Notices of Material Events    . Promptly after a Responsible Officer of the Borrower becomes aware thereof, the Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:
(a)    the occurrence of any Default or Event of Default;
(b)    the filing or commencement of, or any material development in, any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of the Borrower, affecting the Borrower or any Subsidiary which could reasonably be expected to result in a Material Adverse Effect;
(c)    the occurrence of any ERISA Event that alone, or together with any other ERISA Events that have occurred, affecting the Borrower or any Subsidiary which could reasonably be expected to result in a Material Adverse Effect;
(d)    any change in the Rating Category of the Borrower or any Subsidiary which could reasonably be expected to result in a Material Adverse Effect; or
(e)    any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.
Each notice delivered under this Section 5.2 shall be accompanied by a written statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
Section 5.3.    Existence; Conduct of Business    . The Borrower will, and will cause each of its Material Subsidiaries to, do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence and its respective rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; provided, that (a) nothing in this Section 5.3 shall prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.3; (b) neither the Borrower nor any of its Subsidiaries shall be required to preserve, renew or keep in full force and effect any right, license, permit, privileges, franchises, patents, copyrights, trademarks or trade names to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect; and (c) any Subsidiary may change its form of organization if the Borrower in good faith determines that such change is not materially disadvantageous to the Lenders.
Section 5.4.    Compliance with Laws, Etc.     The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and requirements of any Governmental Authority applicable to its business and properties, including without limitation, all Environmental Laws, ERISA and OSHA, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
Section 5.5.    Payment of Obligations    . The Borrower will, and will cause each of its Subsidiaries to, pay and discharge at or before maturity, all of its obligations and liabilities (including without limitation all taxes, assessments and other governmental charges, levies and all other claims that could result in a statutory Lien), that if not paid, could reasonably be expected to result in a Material Adverse Effect, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.
Section 5.6.    Books and Records    . The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities to the extent necessary to prepare the consolidated financial statements of Borrower in conformity with GAAP.
Section 5.7.    Visitation, Inspection, Etc.     The Borrower will, and will cause each of its Subsidiaries to, permit, during regular business hours and upon reasonable notice by the Administrative Agent or any Lender, any representative of the Administrative Agent or any Lender, to visit and inspect any of its properties and examine and make abstracts from any of its consolidated books and records (other than materials protected by the attorney-client privilege and materials which the Borrower or Subsidiary may not disclose without violation of the confidentiality obligation binding upon it) at any reasonable time and as often as may reasonably be desired; provided, that the Administrative Agent and the Lenders as a group shall be limited to one visit and inspection per calendar year; provided, further, that during the existence of a Default or Event of Default, (a) the foregoing limitation on the number of visits and inspections shall not apply and any visit and inspection made during such period shall not be taken into account for purposes of such limitation and (b) any inspection of the books and records of the Borrowers and any of its Subsidiaries (and any abstracts made thereof) shall not be limited to only “consolidated” books and records
Section 5.8.    Maintenance of Properties; Insurance    . The Borrower will, and will cause each of its Material Subsidiaries to, (a) keep and maintain all Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business, and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by companies in the same or similar businesses operating in the same or similar locations (including, without limitation, by the maintenance of adequate self-insurance reserves to the extent customary among such companies).
Section 5.9.    Use of Proceeds and Letters of Credit    . The Borrower will use the proceeds of all Loans to refinance existing Indebtedness, finance working capital needs and for other general corporate purposes of the Borrower and its Subsidiaries, including without limitation, to purchase, redeem or otherwise retire Capital Stock of the Borrower or to make Permitted Acquisitions. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that would violate any rule or regulation of the Board of Governors of the Federal Reserve System, including Regulations T, U or X. All Letters of Credit will be used for general corporate purposes.
Section 5.10.    Additional Subsidiaries    .
If any wholly-owned Domestic Subsidiary that is a Material Subsidiary (other than an Excluded Subsidiary or a Non-Guarantor Material Subsidiary) is acquired or formed after the Closing Date, the Borrower will promptly notify the Administrative Agent thereof and, within thirty (30) Business Days after any such Subsidiary is acquired or formed, will cause such Subsidiary to become a Subsidiary Loan Party. A Subsidiary shall become an additional Subsidiary Loan Party by executing and delivering to the Administrative Agent a supplement to the Subsidiary Guaranty Agreement in form and substance reasonably satisfactory to the Administrative Agent, accompanied by (i) all other Loan Documents related thereto, (ii) certified copies of certificates or articles of incorporation or organization, by-laws, membership operating agreements, and other organizational documents, appropriate authorizing resolutions of the board of directors of such Subsidiaries, and opinions of counsel (who may be in-house counsel for the Borrower) comparable to those delivered pursuant to Section 3.1(b), and (iii) such other documents as the Administrative Agent may reasonably request.
Section 5.11.    Compliance with Anti-Corruption Laws and Sanctions    . The Borrower will maintain in effect and enforce policies and procedures reasonably designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents which are acting or benefiting in any capacity in connection with this Agreement with Anti-Corruption Laws and applicable Sanctions.
ARTICLE VI

FINANCIAL COVENANTS
The Borrower covenants and agrees that until the Termination Date:
Section 6.1.    Leverage Ratio    . The Borrower shall, as of the last day of each Fiscal Quarter, maintain a Leverage Ratio less than or equal to 3.50 to 1.0; provided that the Leverage Ratio required pursuant to this Section 6.1 shall be increased to 4.00 to 1.0 for the four quarters ending after any Permitted Acquisition and, for purposes of determining compliance with this Section 6.1 on a Pro Forma Basis, for the fiscal quarter ending on the date of such Permitted Acquisition or immediately prior thereto.
Section 6.2.    Interest Coverage Ratio    . The Borrower shall maintain, as of the last day of each Fiscal Quarter, an Interest Coverage Ratio greater than or equal to 2.50 to 1.0.
ARTICLE VII

NEGATIVE COVENANTS
The Borrower covenants and agrees that until the Termination Date:
Section 7.1.    Indebtedness.     The Borrower will not permit any of its Subsidiaries to create, incur, assume or suffer to exist any Indebtedness, except:
(d)    Indebtedness created pursuant to the Loan Documents;
(e)    Indebtedness of the Borrower and its Subsidiaries existing on the date hereof and set forth on Schedule 7.1;
(f)    so long as no Event of Default results therefrom, the incurrence of Indebtedness represented by Capital Lease Obligations, and other Indebtedness and obligations described in clause (viii) of the definition of Permitted Encumbrances;
(g)    intercompany Indebtedness between the Borrower and its Subsidiaries to the extent permitted under Section 7.4 and intercompany Indebtedness between Subsidiaries to the extent permitted under Section 7.4;
(h)    Hedging Transactions entered into in the ordinary course of business other than Hedging Transactions for speculative purposes or of a speculative nature and guarantees with respect thereto;
(i)    Indebtedness incurred to finance Permitted Acquisitions or track development and Permitted Acquisition Indebtedness; provided that (i) such Indebtedness shall not exceed the cost of such acquisition or development and any expenses reasonably related thereto, (ii) such Indebtedness shall not be secured by assets of the Loan Parties other than any assets acquired or developed with the proceeds of such Indebtedness and any other assets of the Subsidiary so acquired or that acquires such assets or develops such track and (iii) after giving effect to the incurrence of such Indebtedness on a Pro Forma Basis, the Loan Parties shall be in compliance with Section 6.1 ;
(j)    the incurrence or issuance by any Subsidiary of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which shall be used to extend, refinance, renew, replace, defease, discharge, refund or otherwise retire for value, in whole or in part, Indebtedness of the Borrower or any of its Subsidiaries (other than intercompany Indebtedness) or Disqualified Stock of any Subsidiary, in each case that was permitted to be incurred pursuant to Section 7.1 (b), (c), (f) or this clause (g);
(k)    the incurrence by any Subsidiary of Indebtedness in respect of bid performance, surety and similar bonds issued for the account of any Subsidiary in the ordinary course of business, including guarantees and obligations of any Subsidiary with respect to letters of credit supporting such obligations (in each case other than an obligation for money borrowed);
(l)    the incurrence by any Subsidiary of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business;
(m)    (i) other Indebtedness incurred by any Subsidiary (other than Non-Guarantor Material Subsidiaries), not to exceed, determined as of the date of incurrence of such Indebtedness, an aggregate principal amount greater than 10% of Consolidated Net Tangible Assets of the Borrower and its Subsidiaries (the “Subsidiary Debt Basket Amount”) and (ii) other Indebtedness incurred by any Non-Guarantor Material Subsidiary; provided that such Indebtedness incurred pursuant to clause (ii) is not guaranteed by the Borrower or any Guarantor; and
(n)    Guarantee obligations with respect to the foregoing Indebtedness and liabilities (other than Guarantees by Loan Parties and their Subsidiaries (excluding Non-Guarantor Material Subsidiaries) of the Indebtedness of Non-Guarantor Material Subsidiaries); and
(o)    Indebtedness not otherwise permitted under any other clause of Section 7.1 so long as each Subsidiary incurring such Indebtedness has in force a Subsidiary Guaranty Agreement in substantially the form of Exhibit B, provided that such Subsidiary Guaranty Agreement shall contain a provision that such Subsidiary Guaranty Agreement, and all obligations thereunder of the Subsidiary Loan Party thereto, shall be terminated with respect to any Subsidiary that is not a wholly-owned Domestic Subsidiary that is a Material Subsidiary, upon notice by the Borrower to the Administrative Agent that (i) the aggregate principal amount of Indebtedness of all Subsidiaries outstanding pursuant to the preceding clause (j)(i) and this clause (l) is equal to or less than the Subsidiary Debt Basket Amount and (ii) no Default or Event of Default has occurred and is continuing.

Section 7.2.    Negative Pledge    . The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien on any of its assets or Property now owned or hereafter acquired, except Permitted Encumbrances.
Section 7.3.    Fundamental Changes    .
The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate into any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve; provided, that if at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing (i) subject to compliance with Section 7.4 the Borrower or any Subsidiary may merge with a Person if the Borrower (or such Subsidiary if the Borrower is not a party to such merger) is the surviving Person, (ii) any Subsidiary may merge into another Subsidiary or the Borrower, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of all or substantially all of its assets to the Borrower or to another Subsidiary, (iv) any Subsidiary (other than a Subsidiary Loan Party) may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders, (v) any Subsidiary Guarantor may liquidate or dissolve so long as any assets of such Guarantor are transferred to another Loan Party and (vi) in connection with any disposition permitted by Section 7.6, any Subsidiary may merge into or consolidate with any other Person; provided, that, with respect to any such merger or consolidation of any Subsidiary (other than a Non-Guarantor Material Subsidiary) into a Non-Guarantor Material Subsidiary where a Non-Guarantor Material Subsidiary is the surviving Person, or any such sale, transfer, lease or other disposition from the Borrower or any Subsidiary (other than a Non-Guarantor Material Subsidiary) to a Non-Guarantor Material Subsidiary, such transaction shall be in compliance with clause (xvii) of the definition of “Permitted Investments”.

Section 7.4.    Investments, Loans, Etc.     The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly-owned Subsidiary prior to such merger), any Capital Stock, evidence of indebtedness or other securities (including any option, warrant, or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any Indebtedness of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person that constitute a business unit (all of the foregoing being collectively called “Investments”), except Permitted Investments. Any Investments in exchange for, or made with the net cash proceeds of the substantially concurrent (1) contribution to the equity capital of the Borrower or (2) issuance (other than to a Subsidiary of the Borrower) of Capital Stock of the Borrower (other than Disqualified Stock), with an issuance being deemed substantially concurrent if such Investment occurs not more than 120 days after such issuance, shall not be subject to this Section 7.4.
Section 7.5.    Restricted Payments    . The Borrower will not, and will not permit any of its Subsidiaries to make any Restricted Payment except for:
(b)    repurchases, redemptions or retirements of Capital Stock of the Borrower in advance of a regularly scheduled date for such retirement in connection with the Borrower’s long-term incentive compensation plans approved by the Borrower’s shareholders and on file with the SEC;
(c)    (i) any transfers expressly permitted herein, (ii) dividends by the Borrower if after giving effect thereto, the amount of such dividends plus the amount of all other dividends made pursuant to this clause (b) (A) in the preceding twelve (12) months does not exceed, determined as of the date of such dividend, an amount equal to ten percent (10%) of the Total Shareholders’ Equity and (B) since the Closing Date does not exceed, determined as of the date of such dividend, an amount equal to twenty-five percent (25%) of the Total Shareholders’ Equity, (iii) dividends by a Subsidiary on a pro rata basis to its equity holders and (iv) dividends payable by the Borrower solely in interests of any class of its Capital Stock (other than Disqualified Stock); or
(d)    other Restricted Payments; provided that, (i) prior to and upon giving effect to such Restricted Payment on a Pro Forma Basis (1) the Borrower’s Leverage Ratio is less than or equal to the then-applicable ratio set forth in Section 6.1 and (2) the Borrower’s Interest Coverage Ratio is greater than or equal to the then-applicable ratio set forth in Section 6.2 and (ii) no Default or Event of Default shall exist prior to and upon giving effect to such Restricted Payment;
Any Restricted Payments in exchange for, or out of the net cash proceeds of the substantially concurrent (1) contribution to the equity capital of the Borrower or (2) issuance (other than to a Subsidiary of the Borrower) of Capital Stock of the Borrower (other than Disqualified Stock), with an issuance being deemed substantially concurrent if such Restricted Payment occurs not more than 120 days after such issurance, shall not be subject to this Section 7.5.

Section 7.6.    Sale of Assets    . The Borrower will not, and will not permit any of its Subsidiaries to, convey, sell, lease, assign, transfer or otherwise dispose of, any of its assets, business or Property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary’s Capital Stock to any Person other than the Borrower or a Subsidiary (or to qualify directors if required by applicable law), except the following (each a “Permitted Asset Sale”):
(a)    the sale or other disposition of obsolete or worn out Property or other Property not necessary for operations disposed of in the ordinary course of business;
(b)    the sale of inventory or Permitted Investments and the licensing of software or intellectual property, in each case in the ordinary course of business;
(c)    any issuance by the Borrower or any Subsidiary of (A) shares of its Capital Stock, (B) any shares of its Capital Stock pursuant to the exercise of options or warrants or (C) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity;
(d)    Sale Leaseback Transactions set forth on Schedule 7.6 hereto and to the extent permitted by Section 7.1 and 7.2,
(e)    the sale or disposition of assets between or among the Borrower and its Subsidiaries (other than to Excluded Subsidiaries and Non-Guarantor Material Subsidiaries unless in compliance with Section 7.7(a));
(f)    dispositions of equipment or real Property to the extent that (i) such Property is exchanged for credit against the purchase price of similar replacement Property or (ii) the proceeds of such disposition are reasonably promptly applied to the purchase price of such replacement Property;
(g)    dispositions permitted by Sections 7.3, 7.4 and 7.5;
(h)    such other sales, leases, assignments, transfers or other dispositions of assets; provided that (A) the consideration for such assets disposed of represents at least the Fair Market Value of such assets at the time of such asset sale; and (B) the cumulative net book value of all asset sales by the Borrower and any of its Subsidiaries pursuant to this clause (h) during any single fiscal year shall not exceed, determined as of the date of such asset sale, fifteen percent (15%) of the Total Shareholders’ Equity; or
(i)    the sale, lease, assignment, transfer or other disposition of any other assets or Property if prior to and upon giving effect to such sale, lease, assignment, transfer or disposition, the Borrower’s Leverage Ratio is less than or equal to the then-applicable ratio set forth in Section 6.1;
provided, that, with respect to any sale, transfer, lease or other disposition of all or substantially all of the assets of any Subsidiary (other than a Non-Guarantor Material Subsidiary) to a Non-Guarantor Material Subsidiary, such sale, transfer, lease or other disposition shall be in compliance with clause (xvii) of the definition of “Permitted Investments”.

Section 7.7.    Transactions with Affiliates    . The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any Property or assets to, or purchase, lease or otherwise acquire any Property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not materially less favorable to the Borrower or such Subsidiary taken as a whole than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Borrower and any Subsidiary not involving any other Affiliates, (c) any Restricted Payment permitted by Section 7.5, (d) customary fees and expenses paid to directors, (e) any employment agreement or arrangement, equity award, equity option or cash and/or equity settled equity appreciation agreement or plan, employee benefit plan, officer or director indemnification agreement, severance agreement, consulting agreement or other compensation plan or arrangement entered into by the Borrower or any of its Subsidiaries in the ordinary course of business, and payments, awards, grants or issuance of securities pursuant thereto, (f) provided that no Default or Event of Default shall result therefrom, transactions involving payments to the France Family individually (or family-related entities controlled by France Family members) or to NASCAR in the ordinary course of business in accordance with past practices of the Loan Parties, (g) transactions with a Person that is an Affiliate of the Borrower solely because the Borrower owns, directly or indirectly, an equity interest in, or otherwise controls, such Person and/or has nominated or appointed a person to the board of directors of that Person but only to the extent that the aggregate consideration with respect to such transactions does not exceed $10,000,000 at any time outstanding (calculated at such time after giving effect to any repayments), (h) (1) Guarantees by the Borrower or any of its Subsidiaries of obligations of joint ventures or Subsidiaries in the ordinary course of business to the extent permitted by Section 7.1 or 7.4 and (2) pledges by the Borrower or any Subsidiary of equity interests in joint ventures or Subsidiaries for the benefit of lenders or other creditors of such joint ventures or Subsidiaries, and (i) transactions entered into by a Person prior to the time such Person becomes a Subsidiary or is merged or consolidated into the Borrower or a Subsidiary (provided such transaction is not entered into in contemplation of such event) to the extent permitted by Section 7.1 or 7.4 and (j) transactions where the only consideration paid by any Loan Party is Capital Stock of the Borrower (other than Disqualified Stock).
Section 7.8.    Restrictive Agreements    . The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement that prohibits, restricts or imposes any condition upon the ability of any Subsidiary (other than a Guarantor) to directly or indirectly pay dividends or other distributions with respect to its Capital Stock to the Borrower or, to make advances to the Borrower; provided, that the foregoing shall not apply to: (i) restrictions or conditions imposed by law or by this Agreement or any other Loan Document, (ii) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is sold and such sale is permitted hereunder, (iii) encumbrances or restrictions contained in, or existing by reason of, any agreement or instrument relating to any debt of, or otherwise to, any Subsidiary at the time such Subsidiary was merged or consolidated with or into, or acquired by, Borrower or a Subsidiary or became a Subsidiary and was not created in contemplation thereof; (iv) restrictions contained in any charter document, agreement or instrument relating to a Subsidiary which is not a Guarantor (other than wholly-owned Domestic Subsidiaries that are required to become a Guarantor pursuant to the Loan Documents); and (v) restrictions existing as of the Closing Date and described on Schedule 7.8.
Section 7.9.    Accounting Changes    . The Borrower will not, and will not permit any of its Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Borrower or of any of its Subsidiaries, except to change the fiscal year of a Subsidiary to conform its fiscal year to that of the Borrower.
Section 7.10.    Government Regulation    . Neither the Borrower nor any of its Subsidiaries shall (a) be or become subject at any time to any law, regulation, or list of any Government Authority of the United States (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits Lenders or the Administrative Agent from making any advance or extension of credit to Borrower or from otherwise conducting business with the Loan Parties, or (b) fail to provide documentary and other evidence of the identity of the Loan Parties as may be requested by Lenders or the Administrative Agent at any time to enable Lenders or the Administrative Agent to verify the identity of the Loan Parties or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 1 U.S.C. Section 5318.
Section 7.11.    Use of Proceeds    . The Borrower will not request any Borrowing or extension of credit hereunder, and the Borrower shall not use, and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or extension of credit hereunder, directly or indirectly, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

ARTICLE VIII

EVENTS OF DEFAULT
Section 8.1.    Events of Default    . If any of the following events (each an “Event of Default”) shall occur:
(g)    the Borrower shall fail to pay any principal of any Loan or of any reimbursement obligation in respect of any LC Disbursement under Section 2.22(a) when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or otherwise; or
(h)    the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount payable under clause (a) of this Section 8.1) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days; or
(i)    any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any other Loan Document (including the Schedules attached thereto) and any amendments or modifications hereof or waivers hereunder, or in any certificate, report, financial statement or other document submitted to the Administrative Agent or the Lenders by any Loan Party or any representative of any Loan Party pursuant to or in connection with this Agreement or any other Loan Document shall prove to be incorrect in any material respect (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall prove to be incorrect in any respect) when made or deemed made or submitted; or
(j)    the Borrower shall fail to observe or perform any covenant or agreement contained in Sections 5.1, 5.2, or 5.3 (with respect to the Borrower’s existence) or Articles VI or VII; or
(k)    any Loan Party shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those referred to in clauses (a), (b) and (d) above) or any other Loan Document and such failure shall remain unremedied for 30 days after the earlier of (i) any Responsible Officer of the Borrower becomes aware of such failure, or (ii) notice thereof shall have been given to the Borrower by the Administrative Agent; or
(l)    the Borrower or any Subsidiary (whether as primary obligor or as guarantor or other surety) shall fail to pay any principal of, or premium or interest on, any Material Indebtedness that is outstanding, when and as the same shall become due and payable (whether at scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument evidencing or governing such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or any offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; provided that this clause (f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder; or
(m)    the Borrower or any Material Subsidiary shall (i) commence a voluntary case or other proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a custodian, trustee, receiver, liquidator or other similar official of it or any substantial part of its Property, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Section 8.1(g), (iii) apply for or consent to the appointment of a custodian, trustee, receiver, liquidator or other similar official for the Borrower or any such Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing; or
(n)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Material Subsidiary or its debts, or any substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or (ii) the appointment of a custodian, trustee, receiver, liquidator or other similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, and in any such case, such proceeding or petition shall remain undismissed for a period of 90 days or an order or decree approving or ordering any of the foregoing shall be entered; or
(o)    the Borrower or any Material Subsidiary shall become unable to pay, shall admit in writing its inability to pay, or shall fail to pay, its debts as they become due; or
(p)    an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with other ERISA Events that have occurred, could reasonably be expected to result in liability to the Borrower and the Subsidiaries in an aggregate amount exceeding $30,000,000; or
(q)    any judgment or order for the payment of money in excess of $30,000,000 in the aggregate (to the extent not paid when due or covered by insurance) shall be rendered against the Borrower or any Material Subsidiary, and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be a period of 45 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or
(r)    a Change in Control shall occur or exist; or
(s)    except pursuant to Section 7.1(l) or 10.2(c) hereof, any provision of any Subsidiary Guaranty Agreement shall for any reason cease to be valid and binding on, or enforceable against, any Subsidiary Loan Party, or any Subsidiary Loan Party shall so state in writing, or any Subsidiary Loan Party shall seek to terminate its Subsidiary Guaranty Agreement; or
(t)    any Event of Default under and as defined in the Senior Note Indentures;
then, and in every such event (other than an event with respect to the Borrower described in clause (g), (h) or (i) of this Section 8.1) and at any time thereafter during the continuance of such event, the Administrative Agent may, and upon the written request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, whereupon the Commitment of each Lender shall terminate immediately, (ii) declare the principal of and any accrued interest on the Loans, and all other Obligations owing hereunder, to be, whereupon the same shall become, due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, (iii) exercise all remedies contained in any other Loan Document, and (iv) exercise any other remedies available at law or in equity; and that, if an Event of Default specified in clause (g), (h) or (i) shall occur, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon, and all fees, and all other Obligations shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

ARTICLE IX

THE ADMINISTRATIVE AGENT
Section 9.1.    Appointment of Administrative Agent    .
(d)    Each Lender irrevocably appoints Wells Fargo Bank, N.A. as the Administrative Agent and authorizes it to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent under this Agreement and the other Loan Documents, together with all such actions and powers that are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder or under the other Loan Documents by or through any one or more sub-agents or attorneys-in-fact appointed by the Administrative Agent. The Administrative Agent and any such sub-agent or attorney-in-fact may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions set forth in this Article shall apply to any such sub-agent or attorney-in-fact and the Related Parties of the Administrative Agent, any such sub-agent and any such attorney-in-fact and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
(e)    The Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Required Lenders to act for the Issuing Bank with respect thereto; provided, that the Issuing Bank shall have all the benefits and immunities (i) provided to the Administrative Agent in this Article with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term “Administrative Agent” as used in this Article included the Issuing Bank with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.
Section 9.2.    Nature of Duties of Administrative Agent    . The Administrative Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except those discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it, its sub-agents or attorneys-in-fact with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof (which notice shall include an express reference to such event being a “Default” or “Event of Default” hereunder) is given to the Administrative Agent by the Borrower or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements, or other terms and conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. The Administrative Agent may consult with legal counsel (including counsel for the Borrower) concerning all matters pertaining to such duties.
Section 9.3.    Lack of Reliance on the Administrative Agent    . Each of the Lenders, the Swingline Lender and the Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, any Issuing Bank or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each of the Lenders, the Swingline Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Issuing Bank or any other Lender and based on such documents and information as it has deemed appropriate, continue to make its own decisions in taking or not taking of any action under or based on this Agreement, any related agreement or any document furnished hereunder or thereunder.
Section 9.4.    Certain Rights of the Administrative Agent    . If the Administrative Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Administrative Agent shall be entitled to refrain from such act or taking such act, unless and until it shall have received instructions from such Lenders; and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders where required by the terms of this Agreement.
Section 9.5.    Reliance by Administrative Agent    . The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, posting or other distribution) believed by it to be genuine and to have been signed, sent or made by the proper Person. The Administrative Agent may also rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or not taken by it in accordance with the advice of such counsel, accountants or experts.
Section 9.6.    The Administrative Agent in its Individual Capacity    . The bank serving as the Administrative Agent shall have the same rights and powers under this Agreement and any other Loan Document in its capacity as a Lender as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent; and the terms “Lenders”, “Required Lenders”, or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The bank acting as the Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not the Administrative Agent hereunder.
Section 9.7.    Successor Administrative Agent    .
(g)    The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, subject to the approval by the Borrower provided that no Default or Event of Default shall exist at such time. If no successor Administrative Agent shall have been so appointed, and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or any state thereof or a bank which maintains an office in the United States, having a combined capital and surplus of at least $500,000,000.
(h)    Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. If within 45 days after written notice is given of the retiring Administrative Agent’s resignation under this Section 9.7 no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Administrative Agent’s resignation shall become effective, (ii) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Administrative Agent under the Loan Documents until such time as the Required Lenders appoint a successor Administrative Agent as provided above. After any retiring Administrative Agent’s resignation hereunder, the provisions of this Article shall continue in effect for the benefit of such retiring Administrative Agent and its representatives and agents in respect of any actions taken or not taken by any of them while it was serving as the Administrative Agent.
(i)    Any resignation by Wells Fargo Bank, as Administrative Agent pursuant to this Section 9.7 shall also constitute its resignation as Issuing Lender and Swingline Lender but shall not confer any duties on the Required Lenders to act as Issuing Lender or as Swingline Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all rights, powers, privileges and duties of the retiring Issuing Lender and Swingline Lender, (b) the retiring Issuing Lender and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit.
(j)    In addition to the foregoing, if a Lender becomes, and during the period it remains, a Defaulting Lender, and if any Default has arisen from a failure of the Borrower to comply with Section 2.26(a), then the Issuing Bank and the Swingline Lender may, upon prior written notice to the Borrower and the Administrative Agent, resign as Issuing Bank or as Swingline Lender, as the case may be, effective at the close of business New York, New York time on a date specified in such notice (which date may not be less than five (5) Business Days after the date of such notice).
Section 9.8.    Withholding Tax    . To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses.

Section 9.9.    Administrative Agent May File Proofs of Claim    .
(d)    In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or any Revolving Credit Exposure shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(i)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans or Revolving Credit Exposure and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, Issuing Bank and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, Issuing Bank and the Administrative Agent and its agents and counsel and all other amounts due the Lenders, Issuing Bank and the Administrative Agent under Section 10.3) allowed in such judicial proceeding; and
(ii)    to collect and receive any monies or other Property payable or deliverable on any such claims and to distribute the same; and
(e)    Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Issuing Bank to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Bank, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 10.3.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
Section 9.10.    Authorization to Execute other Loan Documents    . Subject to the consent of each Lender, each Lender hereby authorizes the Administrative Agent to execute on behalf of all Lenders all Loan Documents other than this Agreement.
Section 9.11.    Syndication Agent.     Each Lender hereby designates Fifth Third Bank as Syndication Agent and agrees that the Syndication Agent shall have no duties or obligations under any Loan Documents to the Administrative Agent, the Issuing Bank, the Swingline Lender, any other Lender or any Loan Party.

ARTICLE X

MISCELLANEOUS
Section 10.1.    Notices    .
(a)    Written Notices.
(i)    Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications to any party herein to be effective shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
To the Borrower:        International Speedway Corporation
International Motorsports Center
One Daytona Boulevard
Daytona Beach, FL 32114
Attention: Greg Motto
Telecopy Number: 386-681-4031

With copies to:            Brett M. Scharback
International Motorsports Center
One Daytona Boulevard
Daytona Beach, FL 32114
Telecopy Number: 386-681-4946

and

Mayer Brown LLP
700 Louisiana Street
Suite 3400
Houston, TX 77002-2730                    Attention: Bill Hart
Telecopy Number: 713-238-4888

To the Administrative Agent
or Swingline Lender or
Issuing Bank:            Wells Fargo Bank, N.A.
800 N. Magnolia Avenue
MAC Z0244-084
Suite 800
Orlando, FL 32803
Attention: Michael Williams
Telecopy Number: 407-649-5419

and

Wells Fargo Bank, N.A.
1525 West W.T. Harris Blvd. 1B1
Charlotte, NC 28262
Attention: Agency Services
Telecopy Number: 407-649-5419

With a copy to:            Fifth Third Bank
201 E. Kennedy Blvd., Suite 1800
Tampa, FL 33602
Attention: David Austin
Telecopy Number: 813-306-2531

With a copy to:            W. Todd Holleman
King & Spalding
100 North Tryon Street
Suite 3900
Charlotte, North Carolina 28209
Telecopy Number: 704-503-2600

To the Syndication
Agent:                Fifth Third Bank
201 E. Kennedy Blvd., Suite 1800
Tampa, FL 33602
Attention: David Austin
Telecopy Number: 813-306-2531

To any other Lender:	the address set forth in the Administrative Questionnaire or the Assignment and Acceptance Agreement executed by such Lender

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All such notices and other communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the mail or if delivered, upon delivery; provided, that notices delivered to the Administrative Agent, the Issuing Bank or the Swingline Lender shall not be effective until actually received by such Person at its address specified in this Section 10.1.

(ii)    Any agreement of the Administrative Agent, the Issuing Bank and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower. The Administrative Agent, the Issuing Bank and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Administrative Agent, the Issuing Bank and the Lenders shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Administrative Agent, the Issuing Bank and the Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Loans and all other Obligations hereunder shall not be affected in any way or to any extent by any failure of the Administrative Agent, the Issuing Bank and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent, the Issuing Bank and the Lenders of a confirmation which is at variance with the terms understood by the Administrative Agent, the Issuing Bank and the Lenders to be contained in any such telephonic or facsimile notice.
(b)    Electronic Communications.
(i)    Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e‑mail and Internet or intranet websites) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Article II unless such Lender, the Issuing Bank, as applicable, and Administrative Agent have agreed to receive notices under such Section by electronic communication and have agreed to the procedures governing such communications. Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(ii)    Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
Section 10.2.    Waiver; Amendments    .
(e)    No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or any other Loan Document, and no course of dealing between the Borrower and the Administrative Agent or any Lender, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power hereunder or thereunder. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies provided by law. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by clause (b) of this Section 10.2, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.
(f)    No amendment or waiver of any provision of this Agreement or the other Loan Documents (other than the Fee Letters), nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Required Lenders or the Borrower and the Administrative Agent with the consent of the Required Lenders and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment or waiver shall: (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the date fixed for any payment of any principal of, or interest on, any Loan or interest thereon or any fees hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.11 or change Section 2.21(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section 10.2 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the consent of each Lender; (vi) release all or substantially all of the Guarantors without the written consent of each Lender; (vii) release all or substantially all collateral (if any) securing any of the Obligations, without the written consent of each Lender; or (viii) subordinate the Loans to any other Indebtedness without the written consent of each Lender; provided further, that no such agreement shall amend, modify or otherwise affect the rights, duties or obligations of the Administrative Agent, the Swingline Lender or the Issuing Bank without the prior written consent of such Person. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended, and amounts payable to such Lender hereunder may not be permanently reduced without the consent of such Lender (other than reductions in fees and interest in which such reduction does not disproportionately affect such Lender). Notwithstanding anything contained herein to the contrary, this Agreement may be amended and restated without the consent of any Lender (but with the consent of the Borrower and the Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated (but such Lender shall continue to be entitled to the benefits of Sections 2.18, 2.19, 2.20 and 10.3), such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement.
(g)    If at any time a Guarantor ceases to be a wholly-owned Domestic Subsidiary that is a Material Subsidiary, such Guarantor shall be released from the Subsidiary Guaranty, and all obligations thereunder, promptly following written notice by the Borrower to the Administrative Agent that such Subsidiary is no longer a Material Subsidiary.
Section 10.3.    Expenses; Indemnification    .
(j)    The Borrower shall pay (i) all reasonable, out-of-pocket costs and expenses of the Administrative Agent, the Joint Lead Arrangers and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, the Joint Lead Arrangers and their respective Affiliates, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents and any amendments, modifications or waivers thereof (whether or not the transactions contemplated in this Agreement or any other Loan Document shall be consummated), including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, the Joint Lead Arrangers and their respective Affiliates, (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket costs and expenses (including, without limitation, the reasonable fees, charges and disbursements of outside counsel and the allocated cost of inside counsel) incurred by the Administrative Agent, the Issuing Bank, the Swingline Lender or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section 10.3, or in connection with the Loans made or any Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(k)    The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), the Joint Lead Arrangers, the Syndication Agent, each Lender, the Swingline Lender and the Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any Property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) the gross negligence or willful misconduct of such Indemnitee or (y) a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through Syndtrak or any other Internet or intranet website, except as a result of such Indemnitee’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and nonappealable judgment. This Section 10.3(b) shall not apply to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(l)    The Borrower shall pay, and hold the Administrative Agent, the Issuing Bank and each of the Lenders harmless from and against, any and all present and future stamp, documentary, and other similar taxes with respect to this Agreement and any other Loan Documents, any collateral described therein, or any payments due thereunder, and save the Administrative Agent, the Issuing Bank and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes.
(m)    To the extent that the Borrower fails to pay any amount required to be paid to the Administrative Agent, the Issuing Bank or the Swingline Lender under clauses (a), (b) or (c) hereof, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided, that the unreimbursed expense or indemnified payment, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such.
(n)    To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated therein, any Loan or any Letter of Credit or the use of proceeds thereof.
(o)    All amounts due under this Section 10.3 shall be payable promptly after written demand therefor.
Section 10.4.    Successors and Assigns    .
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of clause (b) of this Section, (ii) by way of participation in accordance with the provisions of clause (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of clause (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in clause (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, Loans, and other Revolving Credit Exposure at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitments, Loans and other Revolving Credit Exposure at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in clause (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans and Revolving Credit Exposure outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans and Revolving Credit Exposure of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Acceptance, as of the Trade Date) shall not be less than $5,000,000 with respect to Revolving Loans and in minimum increments of $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans, other Revolving Credit Exposure or the Commitments assigned.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by clause (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided, that, the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments to a Person that is not a Lender with a Commitment, an Affiliate of a Lender or an Approved Fund; and

(C) the consent of the Issuing Bank (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding), and the consent of the Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Commitments.

(iv) Assignment and Acceptance. The parties to each assignment shall deliver to the Administrative Agent (A) a duly executed Assignment and Acceptance, (B) a processing and recordation fee of $3,500, (C) an Administrative Questionnaire unless the assignee is already a Lender and (D) the documents required under Section 2.20.

(v) No Assignment to Borrower. No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.
(vii) No Assignment to Competitors. No such assignment shall be made to a Competitor.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c) of this Section 10.4, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.18, 2.19, 2.20 and 10.3 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (d) of this Section 10.4. If the consent of the Borrower to an assignment is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified above), the Borrower shall be deemed to have given its consent five Business Days after the date notice thereof has actually been delivered by the assigning Lender (through the Administrative Agent) to the Borrower, unless such consent is expressly refused by the Borrower prior to such fifth Business Day.

(c)    The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at Wells Fargo Bank, N.A., 1525 West W.T. Harris Boulevard, 1B1, Charlotte, NC 28262, MAC D1109-019 a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount (and stated interest) of the Loans and Revolving Credit Exposure owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Information contained in the Register with respect to any Lender shall be available for inspection by such Lender at any reasonable time and from time to time upon reasonable prior notice; information contained in the Register shall also be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice. In establishing and maintaining the Register, Administrative Agent shall serve as Borrower’s agent solely for tax purposes and solely with respect to the actions described in this Section, and the Borrower hereby agrees that, to the extent Wells Fargo Bank, N.A. serves in such capacity, Wells Fargo Bank, N.A. and its officers, directors, employees, agents, sub-agents and affiliates shall constitute “Indemnitees.”
(d)    Any Lender may at any time, without the consent of, or notice to, the Borrower, the Administrative Agent, the Swingline Lender or the Issuing Bank sell participations to any Person (other than a natural person, the Borrower or any of the Borrower’s Affiliates or Subsidiaries or a Competitor) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders, the Issuing Bank and the Swingline Lender shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.
(e)    Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to the following to the extent affecting such Participant: (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the date fixed for any payment of any principal of, or interest on, any Loan or LC Disbursement or interest thereon or any fees hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.21(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section 10.4 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the consent of each Lender; (vi) release any guarantor or limit the liability of any such guarantor under any guaranty agreement without the written consent of each Lender except to the extent such release is expressly provided under the terms of such guaranty agreement; or (vii) release all or substantially all collateral (if any) securing any of the Obligations. Subject to clause (e) of this Section 10.4, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.18, 2.19, and 2.20 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 10.4. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7 as though it were a Lender, provided such Participant agrees to be subject to Section 2.21 as though it were a Lender.
(f)    A Participant shall not be entitled to receive any greater payment under Section 2.18 and Section 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent to such sale and such increased payment. A Participant shall not be entitled to the benefits of Section 2.20 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.20(g) and (i) as though it were a Lender.
(g)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(h)    Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
Section 10.5.    Governing Law; Jurisdiction; Consent to Service of Process    .
(f)    This Agreement and the other Loan Documents shall be construed in accordance with and be governed by the law of the State of New York (without giving effect to the conflict of law principles thereof except for Sections 5-1401 and 5-1402 of the New York General Obligations Law).
(g)    The Borrower hereby irrevocably and unconditionally submits, for itself and its Property, to the exclusive jurisdiction of the United States District Court of the Southern District of New York, and of the Supreme Court of the State of New York sitting in New York county and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such District Court or New York state court or, to the extent permitted by applicable law, such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.
(h)    The Borrower irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in clause (b) of this Section 10.5 and brought in any court referred to in clause (b) of this Section 10.5. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(i)    Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 10.1. Nothing in this Agreement or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.
Section 10.6.    WAIVER OF JURY TRIAL    . EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 10.7.    Right of Setoff    . In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, each Lender and the Issuing Bank shall have the right, at any time or from time to time upon the occurrence and during the continuance of an Event of Default, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, to set off and apply against all deposits (general or special, time or demand, provisional or final) of the Borrower at any time held or other obligations at any time owing by such Lender and the Issuing Bank to or for the credit or the account of the Borrower against any and all obligations held by such Lender or the Issuing Bank, as the case may be, irrespective of whether such Lender or the Issuing Bank shall have made demand hereunder and although such obligations may be unmatured. Each Lender and the Issuing Bank agree promptly to notify the Administrative Agent and the Borrower after any such set-off and any application made by such Lender and the Issuing Bank, as the case may be; provided, that the failure to give such notice shall not affect the validity of such set-off and application.
Section 10.8.    Counterparts; Integration    . This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement, the Fee Letters, the other Loan Documents, and any separate letter agreement(s) relating to any fees payable to the Administrative Agent and its Affiliates constitute the entire agreement among the parties hereto and thereto and their affiliates regarding the subject matters hereof and thereof and supersede all prior agreements and understandings, oral or written, regarding such subject matters. Delivery of an executed counterpart to this Agreement or any other Loan Document by facsimile transmission or by electronic mail in pdf format shall be as effective as delivery of a manually executed counterpart hereof.
Section 10.9.    Survival    . All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.18, 2.19, 2.20, and 10.3 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof. All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and the making of the Loans and the issuance of the Letters of Credit.
Section 10.10.    Severability    . Any provision of this Agreement or any other Loan Document held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 10.11.    Confidentiality    . Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to take normal and reasonable precautions to maintain the confidentiality of any information relating to the Borrower or any of its Subsidiaries or any of their respective businesses, to the extent designated in writing as confidential and provided to it by the Borrower or any Subsidiary, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries, except that such information may be disclosed (i) to any Related Party of the Administrative Agent, the Issuing Bank or any such Lender including without limitation accountants, legal counsel and other advisors, (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iii) to the extent requested by any regulatory agency or authority purporting to have jurisdiction over it (including any self-regulatory authority such as the National Association of Insurance Commissioners), (iv) to the extent that such information becomes publicly available other than as a result of a breach of this Section 10.11, or which becomes available to the Administrative Agent, the Issuing Bank, any Lender or any Related Party of any of the foregoing on a non-confidential basis from a source other than the Borrower, (v) in connection with the exercise of any remedy hereunder or under any other Loan Documents or any suit, action or proceeding relating to this Agreement or any other Loan Documents or the enforcement of rights hereunder or thereunder, (vii) subject to an agreement containing provisions substantially the same as those of this Section 10.11, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or (B) any actual or prospective party (or its Related Parties) to any swap or derivative or similar transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (viii) any rating agency, (ix) the CUSIP Service Bureau or any similar organization, or (x) with the consent of the Borrower. Any Person required to maintain the confidentiality of any information as provided for in this Section 10.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord its own confidential information.
Section 10.12.    Interest Rate Limitation    . Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which may be treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate of interest (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by a Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 10.12 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment (to the extent permitted by applicable law), shall have been received by such Lender.
Section 10.13.    Amendment and Restatement    . This Agreement constitutes an amendment and restatement of the Existing Credit Agreement and is not intended by the parties to be, a novation of the Existing Credit Agreement. All rights and obligations of the parties shall continue in effect, except as otherwise expressly set forth herein. Without limiting the foregoing, no Default or Event of Default existing under the Existing Credit Agreement as of the Closing Date shall be deemed waived or cured by this amendment and restatement thereof. All references in the other Loan Documents to the Credit Agreement shall be deemed to refer to and mean this Agreement, as the same may be further amended, supplemented, and restated from time to time.
Section 10.14.    Patriot Act    . The Administrative Agent and each Lender hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act.
Section 10.15.    No Advisory or Fiduciary Responsibility    . In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), Borrower and each other Loan Party acknowledges and agrees and acknowledges its Affiliates' understanding that that:  (i) (A) the services regarding this Agreement  provided by the Administrative Agent and/or Lenders are arm’s-length commercial transactions between  Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent and the Lenders, on the other hand, (B) each of Borrower and the other Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate, and (C) Borrower and each other Loan Party is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and  by the other Loan Documents; (ii) (A) each of the Administrative Agent and Lenders  is and has been acting solely as a principal and,  except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary, for Borrower, any other Loan Party, or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent nor any Lender has any obligation to Borrower, any other Loan Party or any of their Affiliates  with respect to the transaction contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii)  the Administrative Agent, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Borrower, the other Loan Parties and their respective Affiliates, and each of the Administrative Agent and Lenders has no obligation to disclose any of such interests to  Borrower , any other Loan Party of any of their respective Affiliates.  To the fullest extent permitted by law, each of Borrower and the other Loan Parties hereby waive and release,  any claims that it may have against  the Administrative Agent and each Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
Section 10.16.    Location of Closing    . Each Lender acknowledges and agrees that it has delivered, with the intent to be bound, its executed counterparts of this Agreement to the Administrative Agent, c/o King & Spalding LLP, 1185 Avenue of the Americas, New York, New York 10036. Borrower acknowledges and agrees that it has delivered, with the intent to be bound, its executed counterparts of this Agreement and each other Loan Document, together with all other documents, instruments, opinions, certificates and other items required under Section 3.1, to the Administrative Agent, c/o King & Spalding LLP, 1185 Avenue of the Americas, New York, New York 10036. All parties agree that closing of the transactions contemplated by this Agreement has occurred in New York.
Section 10.17.    Acknowledgment and Consent to Bail-In of EEA Financial Institutions    .
Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)     a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
(remainder of page left intentionally blank)
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed in the case of the Borrower by their respective authorized officers as of the day and year first above written.
INTERNATIONAL SPEEDWAY CORPORATION

By    /s/ Brett M. Scharback
Name: Brett M. Scharback
Title: Senior Vice President, Legal and Chief Compliance Officer

WELLS FARGO BANK, N.A.
as Administrative Agent, as Issuing Bank, as Swingline Lender and as a Lender

By    /s/ Michael C. Williams
Name: Michael C. Williams
Title: Senior Vice President

FIFTH THIRD BANK, AN OHIO CORPORATION
as a Lender

By    /s/ David A. Austin
Name: David A. Austin
Title: Senior Vice President

BANK OF AMERICA, N.A.
as Documentation Agent and as a Lender

By    /s/ Cameron Cardozo
Name: Cameron Cardozo
Title: Senior Vice President
JPMORGAN CHASE BANK, N.A.
as a Lender

By    /s/ John A. Horst
Name: John A. Horst
Title: Executive Director
SUNTRUST BANK
as a Lender

By    /s/ Michael Vegh
Name: Michael Vegh
Title: Director
U.S. BANK NATIONAL ASSOCIATION
as a Lender

By    /s/ Johnathan F. Lindvall
Name: Johnathan F. Lindvall
Title: Vice President

Schedule I

APPLICABLE MARGIN AND APPLICABLE PERCENTAGE

Pricing Level	Leverage Ratio/ Rating Category	Applicable Margin for Eurodollar Loans	Applicable Margin for Base Rate Loan	Applicable Percentage for Commitment Fee	Applicable Percentage for Letter of Credit Fees
I	Less than 1.00 to 1.00 BBB+ or higher	1.000% per annum	0.000% per annum	0.125% per annum	1.000% per annum
II	Less than 2.00 to 1.00 but greater than or equal to 1.00 to 1.00 BBB	1.250% per annum	0.250% per annum	0.150% per annum	1.250% per annum
III	Less than 3.00 to 1.00 but greater than or equal to 2.00 to 1.00 BBB-	1.375% per annum	0.375% per annum	0.175% per annum	1.375% per annum
IV	Greater than or equal to 3.00 to 1.00 BB+ or lower	1.625% per annum	0.625% per annum	0.225% per annum	1.625% per annum

Schedule II

COMMITMENT AMOUNTS

Lender	Revolving Commitment Amount
Wells Fargo Bank, N.A.	$80,000,000.00
Fifth Third Bank, an Ohio corporation	$60,000,000.00
Bank of America, N.A.	$55,000,000.00
JPMorgan Chase Bank, N.A.	$35,000,000.00
SunTrust Bank	$35,000,000.00
U.S. Bank National Association	$35,000,000.00
TOTAL:	$300,000,000.00

SCHEDULE 2.22

EXISTING LETTERS OF CREDIT

In connection with the Borrower’s automobile and workers’ compensation insurance coverages and certain construction contracts, it has standby letter of credit agreements in favor of third parties totaling approximately $6.0 million. There are no amounts currently drawn on the standby letters of credit. The individual standby letter of credit agreements are as follows:

1. Letter of Credit No. SM212052, dated January 28, 2005 in favor of Travelers Indemnity in the amount of $3,355,000.

2. Letter of Credit No. SM224682, dated March 6, 2007 in favor of Everest National Insurance Co. in the amount of $600,000.

3. Letter of Credit No. IS0392284U, dated March 1, 2016 in favor of Bass Pro Shops in the amount of $2,000,000.

SCHEDULE 4.5

ENVIRONMENTAL MATTERS

There are no Environmental Matters to disclose.

SCHEDULE 4.12

SUBSIDIARIES

SUBSIDIARY NAME	jurisdiction of Incorporation and type	STOCKHOLDER (S)
americrown service corporation*	delaware corporation	international speedway corporation
asc holdings, inc.	kansas corporation	americrown service corporation
asc promotions, inc.	florida corporation	international speedway corporation
california speedway corporation*	delaware corporation	international speedway corporation
chicagoland speedway, llc*	delaware limited liability company	international speedway corporation
darlington raceway of south carolina, llc	delaware limited liability company	international speedway corporation
daytona beach property headquarters building, llc	delaware limited liability company	daytona beach property headquarters holdings, llc
daytona beach property headquarters holdings, llc	delaware Limited liability company	daytona beach property holdings, llc
daytona beach property holdings, llc	delaware limited liability company	isc properties, llc
daytona beach property holdings retail, llc	delaware limited liability company	daytona beach property holdings, llc
daytona international speedway, llc*	delaware limited liability company	international speedway corporation
event equipment leasing, llc	florida limited liability company	international speedway corporation
event support, LLC	florida LIMITED LIABILITY COMPANY	americrown service corporation
homestead-miami speedway, llc*	delaware limited liability company	international speedway corporation
isc.com, llc	delaware limited liability company	CHICAGOLAND SPEEDWAY, LLC
isc properties, llc	florida corporation	international speedway corporation
kansas speedway corporation*	kansas corporation	international speedway corporation
kansas speedway development corp.	kansas corporation	kansas speedway corporation
martinsville international, inc.*	delaware corporation	international speedway corporation
michigan international speedway, inc.*	michigan corporation	international speedway corporation
motor racing network, inc.	florida corporation	international speedway corporation
motorsports acceptance corporation	delaware corporation	international speedway corporation
MOTORSPORTS AUTHENTIC, INC.	DELAWARE CORPORATION	MOTORSPORTS AUTHENTICS, LLC
MOTORSPORTS AUTHENTICS, LLC	delaware limited liability company	SMISC, LLC
motorsports shared services, llc	florida limited liability company	international speedway corporation
north american testing company	florida corporation	international speedway corporation
pennsylvania international raceway, inc.	pennsylvania corporation	international speedway corporation
phoenix speedway, llc*	delaware limited liability company	international speedway corporation
racingone multimedia, llc	florida limited liability company	international speedway corporation
richmond international raceway, inc.*	delaware corporation	international speedway corporation
route 66 raceway, l.l.c.	delaware limited liability company	CHICAGOLAND SPEEDWAY, LLC
SMISC, LLC	delaware limited liability company	americrown service corporation
southeastern hay & nursery, llc	florida limited liability company	event equipment leasing, llc
talladega superspeedway, llc*	delaware limited liability company	international speedway corporation
volusia point properties, llc	florida limited liability company	daytona beach property holdings retail, llc
watkins glen international, inc.	delaware corporation	international speedway corporation
220 bfb, llc	delaware limited liability company	DAYTONA BEACH PROPERTY HOLDINGS, LLC

* Subsidiary Loan Party

SCHEDULE 7.1

OUTSTANDING INDEBTEDNESS

A. International Speedway Corporation
1. Approximately $65.0 million principal amount of 4.63% Senior Notes due January 2021 issued pursuant to that certain Indenture, dated as of January 18, 2011, by and among the Borrower, certain Subsidiaries of the Borrower, and the Purchasers of such notes.
2. Approximately $100.0 million principal amount of 3.95% Senior Notes due September 2024 issued pursuant to that certain Indenture, dated as of September 13, 2012, by and among the Borrower, certain Subsidiaries of the Borrower, and the Purchasers of such notes.
B. Kansas Speedway Corporation
1. Commitment to make payments in lieu of property taxes (“Funding Commitment”) to the Unified Government of Wyandotte County/Kansas City, Kansas (the “Unified Government”), pursuant to that certain Financing Agreement dated as of January 15, 1999 between the Unified Government and Kansas Speedway Corporation (f/k/a Kansas International Speedway Corporation) to fund debt service requirements of the $71.3 million Taxable Special Obligation Revenue Bonds Series 1999 (“TIF Bonds”) issued in connection with the motorsports facility construction in Wyandotte County, Kansas. Principal outstanding on the Funding Commitment totals approximately $61.3 million. The TIF Bonds are secured by the property of Kansas Speedway Corporation.
2. Guarantee of payments on October 2002, Unified Government of Wyandotte County/Kansas City, Kansas subordinate sales tax special obligation revenue bonds (“2002 STAR Bonds”) totaling approximately $6.3 million, pursuant to that certain Subordinate Financing and Guaranty Agreement, dated as of October 1, 2002 among The Unified Government, Security Bank of Kansas City and Kansas Speedway Corporation. The 2002 STAR Bonds were issued to reimburse the Borrower for certain construction already completed on the second phase and to fund certain additional construction at the motorsports facility in Wyandotte County, Kansas. The 2002 STAR Bonds, which require annual debt service payments and are due December 1, 2022, will be retired with the state and local taxes generated within the Kansas Speedway’s boundaries and are not the obligation of Kansas Speedway Corporation. The Unified Government has approximately $1.9 million outstanding on 2002 STAR Bonds.
C. Daytona Beach Property Headquarters Building, LLC
1. Construction Loan Agreement dated as of July 11, 2008 between Daytona Beach Property Headquarters Building LLC, Key Bank, N.A., and Wells Fargo Bank Northwest, National Association (“Term Loan”) to finance the construction of the International Motorsports Center, the Borrower’s headquarters building. The Term Loan has a 25 year term due October 2034. The outstanding principal on the Term Loan is approximately $50.3 million.

SCHEDULE 7.2

EXISTING LIENS

1.     First mortgage on property owned by Kansas Speedway Corporation to secure (i) the taxable special obligation revenue (“TIF”) bonds issued by the Unified Government of Wyandotte County/Kansas City, Kansas, in connection with the financing of construction of Kansas Speedway, and (ii) all the other “Secured Obligations,” as evidenced by that certain Kansas Mortgage, Assignment of Rents and Security Agreement dated as of January 15, 1999.
2.    First mortgage on property owned by Daytona Beach Property Headquarters Building, LLC to secure the 6.25% Secured Note in the original principal amount of $51,300,000, issued by Daytona Beach Property Headquarters Building, LLC to Wells Fargo Bank Northwest, National Association, in its capacity as Trustee, in connection with the financing of construction of the International Motorsports Center, the Borrower’s headquarters building, evidenced by that certain Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of July 11, 2008.

SCHEDULE 7.4

EXISTING INVESTMENTS

1.    Hollywood Casino at Kansas Speedway - held by Kansas Speedway Development Corporation through a 50/50 joint venture, Kansas Entertainment, LLC.

SCHEDULE 7.6

SALE LEASEBACK TRANSACTIONS

There are no sale leaseback transactions currently in effect.
SCHEDULE 7.8

Existing Restrictive Agreements

Construction Loan Agreement between Daytona Beach Property Headquarters Building, LLC and Key Bank, NA as Servicer and Wells Fargo Bank Northwest, National Association, as Trustee.

EXHIBIT A

Form of ASSIGNMENT AND ACCEPTANCE

[date to be supplied]

Reference is made to the Second Amended and Restated Revolving Credit Agreement dated as of September 27, 2016 (as amended and in effect on the date hereof, the “Credit Agreement”), among International Speedway Corporation, a Florida corporation, the lenders from time to time party thereto, Wells Fargo Bank, N.A., as Administrative Agent for such lenders, as Issuing Bank and as Swingline Lender, and the other parties from time to time party thereto. Terms defined in the Credit Agreement are used herein with the same meanings.
The [name of assignor] (the “Assignor”) hereby sells and assigns, without recourse, to [name of assignee] (the “Assignee”), and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth below, the interests set forth below (the “Assigned Interest”) in the Assignor’s rights and obligations under the Credit Agreement, including, without limitation, the interests set forth below in the Revolving Commitment of the Assignor on the Assignment Date and Revolving Loans owing to the Assignor which are outstanding on the Assignment Date, together with the participations in the LC Exposure and the Swingline Exposure of the Assignor on the Assignment Date, but excluding accrued interest and fees to and excluding the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement.
This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.20(g) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The Assignee shall pay the fee payable to the Administrative Agent pursuant to Section 10.4(b)(iv) of the Credit Agreement.
The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby, and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements under Section 10.4 of the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) attached to the Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date, unless otherwise agreed in writing by the Administrative Agent.
This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.
Assignment Date:
Legal Name of Assignor:
Legal Name of Assignee:

Assignee’s Address for Notices:

Effective Date of Assignment:
(“Effective Date”):

Facility	Principal Amount Assigned	Percentage Assigned of Revolving Commitment (set forth, to at least 8 decimals, as a percentage of the aggregate Revolving Commitments of all Lenders thereunder)
Revolving Loans:	$	%

The terms set forth above are hereby agreed to:

[Name of Assignor], as Assignor

By: ______________________________
Name:
Title:

[Name of Assignee], as Assignee

By: ______________________________
Name:
Title:

The undersigned hereby consents to the within assignment:

International Speedway Corporation,     Wells Fargo Bank, N.A., as Administrative Agent
as Borrower

By: ___________________________    By: ______________________________
Name:    Name:
Title:    Title:

Wells Fargo Bank, N.A., as Issuing Bank

By: ______________________________
Name:
Title:

Wells Fargo Bank, N.A., as Swingline Lender

By: ______________________________
Name:
Title:

EXHIBIT B
FORM OF Second amended and restated SUBSIDIARY GUARANTY AGREEMENT

THIS SECOND AMENDED AND RESTATED SUBSIDIARY GUARANTY AGREEMENT (the “Agreement”), dated as of September 27, 2016, by and among INTERNATIONAL SPEEDWAY CORPORATION, a Florida corporation (the “Borrower”), each of the subsidiaries of the Borrower listed on Schedule I hereto (each such subsidiary individually, a “Guarantor” and collectively, the “Guarantors”) and WELLS FARGO BANK, N.A., as administrative agent (the “Administrative Agent”) for the benefit of itself and the several banks and other financial institutions (the “Lenders”) from time to time party to the Second Amended and Restated Revolving Credit Agreement, dated as of the date hereof, by and among the Borrower, the Lenders, the Administrative Agent, Wells Fargo Bank, N.A. as issuing bank (the “Issuing Bank”) and as swingline lender (the “Swingline Lender”) and the other parties from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein shall the meanings assigned to such terms in the Credit Agreement).
W I T N E S S E T H:
WHEREAS, the Borrower, certain subsidiaries of the Borrower and the Administrative Agent are parties to that certain Amended and Restated Subsidiary Guaranty Agreement (the “Existing Guaranty”), dated as of November 15, 2012 (as in effect immediately prior to the Closing Date (as defined in the Credit Agreement));
WHEREAS, the parties to the Existing Guaranty desire to amend and restate the Existing Guaranty in its entirety to read as set forth herein;

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to establish a revolving credit facility in favor of the Borrower;

WHEREAS, as of the date hereof, each of the initial Guarantors is a direct or indirect wholly-owned Domestic Subsidiary which is a Material Subsidiary of the Borrower and will derive substantial benefit from the making of Loans by the Lenders and the issuance of Letters of Credit by the Issuing Bank; and
WHEREAS, it is a condition precedent to the obligations of the Administrative Agent, the Issuing Bank, the Swingline Lender and the Lenders under the Credit Agreement that each direct and indirect wholly-owned Domestic Subsidiary which is a Material Subsidiary of the Borrower, other than Excluded Subsidiaries and Non-Guarantor Material Subsidiaries, execute and deliver to the Administrative Agent a Subsidiary Guaranty Agreement in the form hereof, and each Guarantor wishes to fulfill said condition precedent;
NOW, THEREFORE, in order to induce Lenders to extend the Loans and the Issuing Bank to issue Letters of Credit and to make the financial accommodations as provided for in the Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 2. GUARANTEE. EACH GUARANTOR UNCONDITIONALLY GUARANTEES, JOINTLY WITH THE OTHER GUARANTORS AND SEVERALLY, AS A PRIMARY OBLIGOR AND NOT MERELY AS A SURETY, (I) THE DUE AND PUNCTUAL PAYMENT OF ALL OBLIGATIONS INCLUDING, WITHOUT LIMITATION, (A) THE PRINCIPAL OF AND PREMIUM, IF ANY, AND INTEREST (INCLUDING INTEREST ACCRUING DURING THE PENDENCY OF ANY BANKRUPTCY, INSOLVENCY, RECEIVERSHIP OR OTHER SIMILAR PROCEEDING, REGARDLESS OF WHETHER ALLOWED OR ALLOWABLE IN SUCH PROCEEDING) ON THE LOANS, WHEN AND AS DUE, WHETHER AT MATURITY, BY ACCELERATION, UPON ONE OR MORE DATES SET FOR PREPAYMENT OR OTHERWISE, (B) EACH PAYMENT REQUIRED TO BE MADE BY THE BORROWER UNDER THE CREDIT AGREEMENT IN RESPECT OF ANY LETTER OF CREDIT, WHEN AND AS DUE, INCLUDING PAYMENTS IN RESPECT OF REIMBURSEMENT OR DISBURSEMENTS, INTEREST THEREON AND OBLIGATIONS TO PROVIDE CASH COLLATERAL, AND (C) ALL OTHER MONETARY OBLIGATIONS, INCLUDING FEES, COSTS, EXPENSES AND INDEMNITIES, WHETHER PRIMARY, SECONDARY, DIRECT, CONTINGENT, FIXED OR OTHERWISE (INCLUDING MONETARY OBLIGATIONS INCURRED DURING THE PENDENCY OF ANY BANKRUPTCY, INSOLVENCY, RECEIVERSHIP OR OTHER SIMILAR PROCEEDING, REGARDLESS OF WHETHER ALLOWED OR ALLOWABLE IN SUCH PROCEEDING), OF THE LOAN PARTIES TO THE ADMINISTRATIVE AGENT AND THE LENDERS UNDER THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS AND (II) THE DUE AND PUNCTUAL PERFORMANCE OF ALL COVENANTS, AGREEMENTS, OBLIGATIONS AND LIABILITIES OF THE LOAN PARTIES UNDER OR PURSUANT TO THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS (ALL THE MONETARY AND OTHER OBLIGATIONS REFERRED TO IN THE PRECEDING CLAUSES (I) AND (II) BEING COLLECTIVELY CALLED THE “GUARANTEED OBLIGATIONS”). EACH GUARANTOR FURTHER AGREES THAT THE GUARANTEED OBLIGATIONS MAY BE EXTENDED OR RENEWED, IN WHOLE OR IN PART, WITHOUT NOTICE TO OR FURTHER ASSENT FROM SUCH GUARANTOR, AND THAT SUCH GUARANTOR WILL REMAIN BOUND UPON ITS GUARANTEE NOTWITHSTANDING ANY EXTENSION OR RENEWAL OF ANY GUARANTEED OBLIGATIONS.
Section 3. OBLIGATIONS NOT WAIVED. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH GUARANTOR WAIVES PRESENTMENT OR PROTEST TO, DEMAND OF OR PAYMENT FROM THE OTHER LOAN PARTIES OF ANY OF THE GUARANTEED OBLIGATIONS, AND ALSO WAIVES NOTICE OF ACCEPTANCE OF ITS GUARANTEE AND NOTICE OF PROTEST FOR NONPAYMENT. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE OBLIGATIONS OF EACH GUARANTOR HEREUNDER SHALL NOT BE AFFECTED BY (I) THE FAILURE OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO ASSERT ANY CLAIM OR DEMAND OR TO ENFORCE OR EXERCISE ANY RIGHT OR REMEDY AGAINST THE BORROWER OR ANY OTHER GUARANTOR UNDER THE PROVISIONS OF THE CREDIT AGREEMENT, ANY OTHER LOAN DOCUMENT OR OTHERWISE OR (II) ANY RESCISSION, WAIVER, AMENDMENT OR MODIFICATION OF, OR ANY RELEASE FROM ANY OF THE TERMS OR PROVISIONS OF, THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, ANY GUARANTEE OR ANY OTHER AGREEMENT, INCLUDING WITH RESPECT TO ANY OTHER GUARANTOR UNDER THIS AGREEMENT.
Section 4. GUARANTEE OF PAYMENT. EACH GUARANTOR FURTHER AGREES THAT ITS GUARANTEE CONSTITUTES A GUARANTEE OF PAYMENT WHEN DUE AND NOT OF COLLECTION.
Section 5. NO DISCHARGE OR DIMINISHMENT OF GUARANTEE. THE OBLIGATIONS OF EACH GUARANTOR HEREUNDER SHALL NOT BE SUBJECT TO ANY REDUCTION, LIMITATION, IMPAIRMENT OR TERMINATION FOR ANY REASON (OTHER THAN THE INDEFEASIBLE PAYMENT IN FULL IN CASH OF THE GUARANTEED OBLIGATIONS), INCLUDING ANY CLAIM OF WAIVER, RELEASE, SURRENDER, ALTERATION OR COMPROMISE OF ANY OF THE GUARANTEED OBLIGATIONS, AND SHALL NOT BE SUBJECT TO ANY DEFENSE OR SETOFF, COUNTERCLAIM, RECOUPMENT OR TERMINATION WHATSOEVER BY REASON OF THE INVALIDITY, ILLEGALITY OR UNENFORCEABILITY OF THE GUARANTEED OBLIGATIONS OR OTHERWISE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE OBLIGATIONS OF EACH GUARANTOR HEREUNDER SHALL NOT BE DISCHARGED OR IMPAIRED OR OTHERWISE AFFECTED BY THE FAILURE OF THE ADMINISTRATIVE AGENT TO ASSERT ANY CLAIM OR DEMAND OR TO ENFORCE ANY REMEDY UNDER THE CREDIT AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY OTHER AGREEMENT, BY ANY WAIVER OR MODIFICATION OF ANY PROVISION OF ANY THEREOF, BY ANY DEFAULT, FAILURE OR DELAY, WILLFUL OR OTHERWISE, IN THE PERFORMANCE OF THE GUARANTEED OBLIGATIONS, OR BY ANY OTHER ACT OR OMISSION THAT MAY OR MIGHT IN ANY MANNER OR TO THE EXTENT VARY THE RISK OF ANY GUARANTOR OR THAT WOULD OTHERWISE OPERATE AS A DISCHARGE OF EACH GUARANTOR AS A MATTER OF LAW OR EQUITY (OTHER THAN THE INDEFEASIBLE PAYMENT IN FULL IN CASH OF ALL THE OBLIGATIONS).
Section 6. DEFENSES OF BORROWER WAIVED. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH GUARANTOR WAIVES ANY DEFENSE BASED ON OR ARISING OUT OF ANY DEFENSE OF ANY LOAN PARTY OR THE UNENFORCEABILITY OF THE GUARANTEED OBLIGATIONS OR ANY PART THEREOF FROM ANY CAUSE, OR THE CESSATION FROM ANY CAUSE OF THE LIABILITY OF ANY LOAN PARTY, OTHER THAN THE FINAL AND INDEFEASIBLE PAYMENT IN FULL IN CASH OF THE GUARANTEED OBLIGATIONS. THE ADMINISTRATIVE AGENT MAY, AT ITS ELECTION, COMPROMISE OR ADJUST ANY PART OF THE GUARANTEED OBLIGATIONS, MAKE ANY OTHER ACCOMMODATION WITH ANY OTHER LOAN PARTY OR ANY OTHER GUARANTOR, WITHOUT AFFECTING OR IMPAIRING IN ANY WAY THE LIABILITY OF ANY GUARANTOR HEREUNDER EXCEPT TO THE EXTENT THE GUARANTEED OBLIGATIONS HAVE BEEN FULLY, FINALLY AND INDEFEASIBLY PAID IN CASH. PURSUANT TO APPLICABLE LAW, EACH GUARANTOR WAIVES ANY DEFENSE ARISING OUT OF ANY SUCH ELECTION EVEN THOUGH SUCH ELECTION OPERATES, PURSUANT TO APPLICABLE LAW, TO IMPAIR OR TO EXTINGUISH ANY RIGHT OF REIMBURSEMENT OR SUBROGATION OR OTHER RIGHT OR REMEDY OF SUCH GUARANTOR AGAINST THE BORROWER OR ANY OTHER GUARANTOR OR GUARANTOR, AS THE CASE MAY BE.
Section 7. AGREEMENT TO PAY; SUBORDINATION. IN FURTHERANCE OF THE FOREGOING AND NOT IN LIMITATION OF ANY OTHER RIGHT THAT THE ADMINISTRATIVE AGENT HAS AT LAW OR IN EQUITY AGAINST ANY GUARANTOR BY VIRTUE HEREOF, UPON THE FAILURE OF THE BORROWER OR ANY OTHER LOAN PARTY TO PAY ANY OBLIGATION WHEN AND AS THE SAME SHALL BECOME DUE, WHETHER AT MATURITY, BY ACCELERATION, AFTER NOTICE OF PREPAYMENT OR OTHERWISE, EACH GUARANTOR HEREBY PROMISES TO AND WILL FORTHWITH PAY, OR CAUSE TO BE PAID, TO THE ADMINISTRATIVE AGENT IN CASH THE AMOUNT OF SUCH UNPAID OBLIGATION. UPON PAYMENT BY ANY GUARANTOR OF ANY SUMS TO THE ADMINISTRATIVE AGENT, ALL RIGHTS OF SUCH GUARANTOR AGAINST ANY LOAN PARTY ARISING AS A RESULT THEREOF BY WAY OF RIGHT OF SUBROGATION, CONTRIBUTION, REIMBURSEMENT, INDEMNITY OR OTHERWISE SHALL IN ALL RESPECTS BE SUBORDINATE AND JUNIOR IN RIGHT OF PAYMENT TO THE PRIOR INDEFEASIBLE PAYMENT IN FULL IN CASH OF ALL THE GUARANTEED OBLIGATIONS. IF ANY AMOUNT SHALL ERRONEOUSLY BE PAID TO ANY GUARANTOR ON ACCOUNT OF SUCH SUBROGATION, CONTRIBUTION, REIMBURSEMENT, INDEMNITY OR SIMILAR RIGHT, SUCH AMOUNT SHALL BE HELD IN TRUST FOR THE BENEFIT OF THE ADMINISTRATIVE AGENT AND SHALL FORTHWITH BE PAID TO THE ADMINISTRATIVE AGENT TO BE CREDITED AGAINST THE PAYMENT OF THE GUARANTEED OBLIGATIONS, WHETHER MATURED OR UNMATURED, IN ACCORDANCE WITH THE TERMS OF THE LOAN DOCUMENTS.
Section 8. INFORMATION. EACH GUARANTOR ASSUMES ALL RESPONSIBILITY FOR BEING AND KEEPING ITSELF INFORMED OF OTHER LOAN PARTIES’ FINANCIAL CONDITION AND ASSETS, AND OF ALL OTHER CIRCUMSTANCES BEARING UPON THE RISK OF NONPAYMENT OF THE GUARANTEED OBLIGATIONS AND THE NATURE, SCOPE AND EXTENT OF THE RISKS THAT SUCH GUARANTOR ASSUMES AND INCURS HEREUNDER, AND AGREES THAT THE ADMINISTRATIVE AGENT WILL NOT HAVE ANY DUTY TO ADVISE ANY OF THE GUARANTORS OF INFORMATION KNOWN TO IT OR ANY OF THEM REGARDING SUCH CIRCUMSTANCES OR RISKS.
Section 9. INDEMNITY AND SUBROGATION. IN ADDITION TO ALL SUCH RIGHTS OF INDEMNITY AND SUBROGATION AS THE GUARANTORS MAY HAVE UNDER APPLICABLE LAW (BUT SUBJECT TO SECTION 6), THE BORROWER AGREES THAT IN THE EVENT A PAYMENT SHALL BE MADE BY ANY GUARANTOR UNDER THIS AGREEMENT, THE BORROWER SHALL INDEMNIFY SUCH GUARANTOR FOR THE FULL AMOUNT OF SUCH PAYMENT AND SUCH GUARANTOR SHALL BE SUBROGATED TO THE RIGHTS OF THE PERSON TO WHOM SUCH PAYMENT SHALL HAVE BEEN MADE TO THE EXTENT OF SUCH PAYMENT.
Section 10. CONTRIBUTION AND SUBROGATION. EACH GUARANTOR (A “CONTRIBUTING GUARANTOR”) AGREES (SUBJECT TO SECTION 6) THAT, IN THE EVENT A PAYMENT SHALL BE MADE BY ANY OTHER GUARANTOR UNDER THIS AGREEMENT AND SUCH OTHER GUARANTOR (THE “CLAIMING GUARANTOR”) SHALL NOT HAVE BEEN FULLY INDEMNIFIED BY THE BORROWER AS PROVIDED IN SECTION 8, THE CONTRIBUTING GUARANTOR SHALL INDEMNIFY THE CLAIMING GUARANTOR IN AN AMOUNT EQUAL TO THE AMOUNT OF SUCH PAYMENT MULTIPLIED BY A FRACTION OF WHICH THE NUMERATOR SHALL BE THE NET WORTH OF THE CONTRIBUTING GUARANTOR ON THE DATE HEREOF AND THE DENOMINATOR SHALL BE THE AGGREGATE NET WORTH OF ALL THE GUARANTORS ON THE DATE HEREOF, EXCLUDING ANY GUARANTOR WHICH HAS BEEN RELEASED FROM THIS AGREEMENT IN ACCORDANCE WITH SECTION 12 OF THIS AGREEMENT (OR, IN THE CASE OF ANY GUARANTOR BECOMING A PARTY HERETO PURSUANT TO SECTION 21, THE DATE OF THE SUPPLEMENT HERETO EXECUTED AND DELIVERED BY SUCH GUARANTOR). ANY CONTRIBUTING GUARANTOR MAKING ANY PAYMENT TO A CLAIMING GUARANTOR PURSUANT TO THIS SECTION 9 SHALL BE SUBROGATED TO THE RIGHTS OF SUCH CLAIMING GUARANTOR UNDER SECTION 8 TO THE EXTENT OF SUCH PAYMENT.
Section 11. SUBORDINATION. NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, ALL RIGHTS OF THE GUARANTORS UNDER SECTION 8 AND SECTION 9 AND ALL OTHER RIGHTS OF INDEMNITY, CONTRIBUTION OR SUBROGATION UNDER APPLICABLE LAW OR OTHERWISE SHALL BE FULLY SUBORDINATED TO THE INDEFEASIBLE PAYMENT IN FULL IN CASH OF THE GUARANTEED OBLIGATIONS. NO FAILURE ON THE PART OF THE BORROWER OR ANY GUARANTOR TO MAKE THE PAYMENTS REQUIRED UNDER APPLICABLE LAW OR OTHERWISE SHALL IN ANY RESPECT LIMIT THE OBLIGATIONS AND LIABILITIES OF ANY GUARANTOR WITH RESPECT TO ITS OBLIGATIONS HEREUNDER, AND EACH GUARANTOR SHALL REMAIN LIABLE FOR THE FULL AMOUNT OF THE OBLIGATIONS OF SUCH GUARANTOR HEREUNDER.
Section 12. REPRESENTATIONS AND WARRANTIES. EACH GUARANTOR REPRESENTS AND WARRANTS AS TO ITSELF THAT ALL REPRESENTATIONS AND WARRANTIES RELATING TO IT (AS A SUBSIDIARY OF THE BORROWER) CONTAINED IN THE CREDIT AGREEMENT ARE TRUE AND CORRECT AS OF THE DATE MADE OR DEEMED MADE.
Section 13. TERMINATION. THE GUARANTEES MADE HEREUNDER (I) SHALL TERMINATE ON THE TERMINATION DATE AND (II) SHALL CONTINUE TO BE EFFECTIVE OR BE REINSTATED, AS THE CASE MAY BE, IF AT ANY TIME PAYMENT, OR ANY PART THEREOF, OF ANY OBLIGATION IS RESCINDED OR MUST OTHERWISE BE RESTORED BY ANY LENDER OR ANY GUARANTOR UPON THE BANKRUPTCY OR REORGANIZATION OF THE BORROWER, ANY GUARANTOR OR OTHERWISE. NOTWITHSTANDING THE FOREGOING, THE GUARANTEES MADE HEREUNDER SHALL TERMINATE AS TO ANY INDIVIDUAL GUARANTOR (I) IF SUCH GUARANTOR IS NOT A WHOLLY-OWNED DOMESTIC SUBSIDIARY THAT IS A MATERIAL SUBSIDIARY AND HAS PREVIOUSLY EXECUTED THIS AGREEMENT AS REQUIRED PURSUANT TO SECTION 7.1(L) OF THE CREDIT AGREEMENT, BUT THE BORROWER HAS SUBSEQUENTLY PROVIDED THE ADMINISTRATIVE AGENT NOTICE THAT (Y) THE AGGREGATE PRINCIPAL AMOUNT OF INDEBTEDNESS OF ALL SUBSIDIARIES OUTSTANDING PURSUANT TO SECTION 7.1(J)(I) OF THE CREDIT AGREEMENT AND SECTION 7.1(L) OF THE CREDIT AGREEMENT IS EQUAL TO OR LESS THAN THE SUBSIDIARY DEBT BASKET AMOUNT AND (Z) NO DEFAULT OR EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING, (II) IF AT ANY TIME A GUARANTOR CEASES TO BE A WHOLLY-OWNED DOMESTIC SUBSIDIARY THAT IS A MATERIAL SUBSIDIARY AND NO EVENT OF DEFAULT EXISTS, PROMPTLY FOLLOWING WRITTEN NOTICE BY THE BORROWER TO THE ADMINISTRATIVE AGENT THAT SUCH SUBSIDIARY IS NO LONGER A MATERIAL SUBSIDIARY, OR (III) IF ALL OF THE CAPITAL STOCK OF A GUARANTOR IS SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF PURSUANT TO A TRANSACTION PERMITTED BY THE CREDIT AGREEMENT. IN CONNECTION WITH THE FOREGOING, SO LONG AS NO EVENT OF DEFAULT EXISTS, THE ADMINISTRATIVE AGENT SHALL EXECUTE AND DELIVER TO SUCH GUARANTOR OR GUARANTOR’S DESIGNEE, AT SUCH GUARANTOR’S EXPENSE, ANY DOCUMENTS OR INSTRUMENTS, WITHOUT REPRESENTATION OR RECOURSE, WHICH SUCH GUARANTOR SHALL REASONABLY REQUEST FROM TIME TO TIME TO EVIDENCE SUCH TERMINATION AND RELEASE.
Section 14. BINDING EFFECT; SEVERAL AGREEMENT; ASSIGNMENTS. WHENEVER IN THIS AGREEMENT ANY OF THE PARTIES HERETO IS REFERRED TO, SUCH REFERENCE SHALL BE DEEMED TO INCLUDE THE SUCCESSORS AND ASSIGNS OF SUCH PARTY; AND ALL COVENANTS, PROMISES AND AGREEMENTS BY OR ON BEHALF OF THE GUARANTORS THAT ARE CONTAINED IN THIS AGREEMENT SHALL BIND AND INURE TO THE BENEFIT OF EACH PARTY HERETO AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS. THIS AGREEMENT SHALL BECOME EFFECTIVE AS TO ANY GUARANTOR WHEN A COUNTERPART HEREOF EXECUTED ON BEHALF OF SUCH GUARANTOR SHALL HAVE BEEN DELIVERED TO THE ADMINISTRATIVE AGENT, AND A COUNTERPART HEREOF SHALL HAVE BEEN EXECUTED ON BEHALF OF THE ADMINISTRATIVE AGENT, AND THEREAFTER SHALL BE BINDING UPON SUCH GUARANTOR AND THE ADMINISTRATIVE AGENT AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, AND SHALL INURE TO THE BENEFIT OF SUCH GUARANTOR, THE ADMINISTRATIVE AGENT AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, EXCEPT THAT NO GUARANTOR SHALL HAVE THE RIGHT TO ASSIGN ITS RIGHTS OR OBLIGATIONS HEREUNDER OR ANY INTEREST HEREIN (AND ANY SUCH ATTEMPTED ASSIGNMENT SHALL BE VOID). THIS AGREEMENT SHALL BE CONSTRUED AS A SEPARATE AGREEMENT WITH RESPECT TO EACH GUARANTOR AND MAY BE AMENDED, MODIFIED, SUPPLEMENTED, WAIVED OR RELEASED WITH RESPECT TO ANY GUARANTOR WITHOUT THE APPROVAL OF ANY OTHER GUARANTOR AND WITHOUT AFFECTING THE OBLIGATIONS OF ANY OTHER GUARANTOR HEREUNDER.
Section 15. WAIVERS; AMENDMENT.
(a)    No failure or delay of the Administrative Agent of any kind in exercising any power, right or remedy hereunder and no course of dealing between any Guarantor on the one hand the and Administrative Agent on the other hand shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy hereunder, under any other Loan Document, or any abandonment or discontinuance of steps to enforce such a power, right or remedy, preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The rights and of the Administrative Agent hereunder and under the other Loan Documents, as applicable, are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by subsection (b) below, and then such waiver and consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice in similar or other circumstances.
(b)    Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Guarantors with respect to which such waiver, amendment or modification relates and the Administrative Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Credit Agreement).
Section 16. NOTICES. ALL COMMUNICATIONS AND NOTICES HEREUNDER SHALL BE IN WRITING AND GIVEN AS PROVIDED IN SECTION 10.1 OF THE CREDIT AGREEMENT. ALL COMMUNICATIONS AND NOTICES HEREUNDER TO EACH GUARANTOR SHALL BE GIVEN TO IT AT ITS ADDRESS SET FORTH ON SCHEDULE I ATTACHED HERETO.
Section 17. SEVERABILITY. ANY PROVISION OF THIS AGREEMENT HELD TO BE ILLEGAL, INVALID OR UNENFORCEABLE IN ANY JURISDICTION, SHALL, AS TO SUCH JURISDICTION, BE INEFFECTIVE TO THE EXTENT OF SUCH ILLEGALITY, INVALIDITY OR UNENFORCEABILITY WITHOUT AFFECTING THE LEGALITY, VALIDITY OR ENFORCEABILITY OF THE REMAINING PROVISIONS HEREOF OR THEREOF; AND THE ILLEGALITY, INVALIDITY OR UNENFORCEABILITY OF A PARTICULAR PROVISION IN A PARTICULAR JURISDICTION SHALL NOT INVALIDATE OR RENDER UNENFORCEABLE SUCH PROVISION IN ANY OTHER JURISDICTION.
Section 18. COUNTERPARTS; INTEGRATION. THIS AGREEMENT MAY BE EXECUTED IN COUNTERPARTS, EACH OF WHICH SHALL CONSTITUTE AN ORIGINAL, BUT ALL OF WHICH WHEN TAKEN TOGETHER SHALL CONSTITUTE A SINGLE CONTRACT (SUBJECT TO SECTION 13), AND SHALL BECOME EFFECTIVE AS PROVIDED IN SECTION 13. DELIVERY OF AN EXECUTED SIGNATURE PAGE TO THIS AGREEMENT BY FACSIMILE TRANSMISSION SHALL BE AS EFFECTIVE AS DELIVERY OF A MANUALLY EXECUTED COUNTERPART OF THIS AGREEMENT. THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT AMONG THE PARTIES HERETO REGARDING THE SUBJECT MATTERS HEREOF AND SUPERSEDES ALL PRIOR AGREEMENTS AND UNDERSTANDINGS, ORAL OR WRITTEN, REGARDING SUCH SUBJECT MATTER.
Section 19. RULES OF INTERPRETATION. THE RULES OF INTERPRETATION SPECIFIED IN SECTION 1.4 OF THE CREDIT AGREEMENT SHALL BE APPLICABLE TO THIS AGREEMENT.
Section 20. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.
(a)    This Agreement shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of New York.
(b)    Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court of the Southern District of New York and of the Supreme Court of the State of New York sitting in New York county and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state court or, to the extent permitted by applicable law, such Federal court. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or the Issuing Bank may otherwise have to bring any action or proceeding relating to this Agreement against any Guarantor or its properties in the courts of any jurisdiction.
(c)    Each Guarantor irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in paragraph (b) of this Section and brought in any court referred to in paragraph (b) of this Section. Each party hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Each Guarantor irrevocably consents to the service of process in the manner provided for notices in Section 10.1 of the Credit Agreement. Nothing in this Agreement will affect the right of the Administrative Agent to serve process in any other manner permitted by law.
Section 21. WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 22. ADDITIONAL GUARANTORS. PURSUANT TO SECTION 5.10 OF THE CREDIT AGREEMENT, IF ANY WHOLLY-OWNED DOMESTIC SUBSIDIARY THAT IS A MATERIAL SUBSIDIARY (OTHER THAN AN EXCLUDED SUBSIDIARY OR A NON-GUARANTOR MATERIAL SUBSIDIARY) IS ACQUIRED OR FORMED AFTER THE DATE HEREOF, SUCH MATERIAL SUBSIDIARY IS REQUIRED TO ENTER INTO THIS AGREEMENT AS A GUARANTOR UPON BECOMING A WHOLLY-OWNED DOMESTIC SUBSIDIARY THAT IS A MATERIAL SUBSIDIARY. UPON EXECUTION AND DELIVERY AFTER THE DATE HEREOF BY THE ADMINISTRATIVE AGENT AND SUCH MATERIAL SUBSIDIARY OF AN INSTRUMENT IN THE FORM OF ANNEX 1, SUCH MATERIAL SUBSIDIARY SHALL BECOME A GUARANTOR HEREUNDER WITH THE SAME FORCE AND EFFECT AS IF ORIGINALLY NAMED AS A GUARANTOR HEREIN. THE EXECUTION AND DELIVERY OF ANY INSTRUMENT ADDING AN ADDITIONAL GUARANTOR AS A PARTY TO THIS AGREEMENT SHALL NOT REQUIRE THE CONSENT OF ANY OTHER GUARANTOR HEREUNDER. THE RIGHTS AND OBLIGATIONS OF EACH GUARANTOR HEREUNDER SHALL REMAIN IN FULL FORCE AND EFFECT NOTWITHSTANDING THE ADDITION OF ANY NEW GUARANTOR AS A PARTY TO THIS AGREEMENT.
Section 23. SAVINGS CLAUSE.
(a)    It is the intent of each Guarantor and the Administrative Agent that each Guarantor’s maximum obligations hereunder shall be, but not in excess of:
(i)    in a case or proceeding commenced by or against any Guarantor under the provisions of Title 11 of the United States Code, 11 U.S.C. §§101 et seq. (the “Bankruptcy Code”) on or within two years from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor owed to the Administrative Agent) to be avoidable or unenforceable against such Guarantor under (i) Section 548 of the Bankruptcy Code or (ii) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or
(ii)    in a case or proceeding commenced by or against any Guarantor under the Bankruptcy Code subsequent to two years from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Administrative Agent) to be avoidable or unenforceable against such Guarantor under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or
(iii)    in a case or proceeding commenced by or against any Guarantor under any law, statute or regulation other than the Bankruptcy Code (including, without limitation, any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws), the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Administrative Agent) to be avoidable or unenforceable against such Guarantor under such law, statute or regulation including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.
(b)    The substantive laws under which the possible avoidance or unenforceability of the Guaranteed Obligations (or any other obligations of such Guarantor to the Administrative Agent) as may be determined in any case or proceeding shall hereinafter be referred to as the “Avoidance Provisions”. To the extent set forth in Section 22(a)(i), (ii), and (iii), but only to the extent that the Guaranteed Obligations would otherwise be subject to avoidance or found unenforceable under the Avoidance Provisions, if any Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for the Guaranteed Obligations, or if the Guaranteed Obligations would render such Guarantor insolvent, or leave such Guarantor with an unreasonably small capital to conduct its business, or cause such Guarantor to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the Guaranteed Obligations are deemed to have been incurred under the Avoidance Provisions and after giving effect to the contribution by such Guarantor, the maximum Guaranteed Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, after giving effect thereto, would not cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Administrative Agent), as so reduced, to be subject to avoidance or unenforceability under the Avoidance Provisions.
(c)    This Section 22 is intended solely to preserve the rights of the Administrative Agent hereunder to the maximum extent that would not cause the Guaranteed Obligations of such Guarantor to be subject to avoidance or unenforceability under the Avoidance Provisions, and neither the Guarantors nor any other Person shall have any right or claim under this Section 22 as against the Administrative Agent that would not otherwise be available to such Person under the Avoidance Provisions.
Section 24. AMENDMENT AND RESTATEMENT. THIS AGREEMENT CONSTITUTES AN AMENDMENT AND RESTATEMENT OF THE EXISTING GUARANTY AND IS NOT, AND IS NOT INTENDED BY THE PARTIES TO BE, A NOVATION OF THE EXISTING GUARANTY. ALL RIGHTS AND OBLIGATIONS OF THE PARTIES SHALL CONTINUE IN EFFECT, EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN. ALL REFERENCES IN THE OTHER LOAN DOCUMENTS TO THE EXISTING GUARANTY SHALL BE DEEMED TO REFER TO AND MEAN THIS AGREEMENT, AS THE SAME MAY BE FURTHER AMENDED, SUPPLEMENTED AND RESTATED FROM TIME TO TIME.
[Signatures Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.
AMERICROWN SERVICE CORPORATION
HOMESTEAD-MIAMI SPEEDWAY, LLC
KANSAS SPEEDWAY CORPORATION

By: ______________________________
Name:
Title:

CALIFORNIA SPEEDWAY CORPORATION
DAYTONA INTERNATIONAL SPEEDWAY, LLC
MICHIGAN INTERNATIONAL SPEEDWAY, INC.
MARTINSVILLE INTERNATIONAL, INC.
CHICAGOLAND SPEEDWAY, LLC
PHOENIX SPEEDWAY, LLC
RICHMOND INTERNATIONAL RACEWAY, INC.
TALLADEGA SUPERSPEEDWAY, LLC

By: ______________________________
Name:
Title:

INTERNATIONAL SPEEDWAY CORPORATION

By: ______________________________
Name:
Title:

WELLS FARGO BANK, N.A., as
Administrative Agent

By: __________________________
Name:
Title:

SCHEDULE I TO THE
SUBSIDIARY GUARANTY AGREEMENT

Guarantor(s)	Address
Americrown Service Corporation	c/o International Speedway Corporation International Motorsports Center One Daytona Boulevard Daytona Beach, FL 32114
Daytona International Speedway, LLC	c/o International Speedway Corporation International Motorsports Center One Daytona Boulevard Daytona Beach, FL 32114
Kansas Speedway Corporation	c/o International Speedway Corporation International Motorsports Center One Daytona Boulevard Daytona Beach, FL 32114
Martinsville International, Inc.	c/o International Speedway Corporation International Motorsports Center One Daytona Boulevard Daytona Beach, FL 32114
Michigan International Speedway, Inc.	c/o International Speedway Corporation International Motorsports Center One Daytona Boulevard Daytona Beach, FL 32114
Phoenix Speedway, LLC	c/o International Speedway Corporation International Motorsports Center One Daytona Boulevard Daytona Beach, FL 32114
Richmond International Raceway, Inc.	c/o International Speedway Corporation International Motorsports Center One Daytona Boulevard Daytona Beach, FL 32114
Talladega Superspeedway, LLC	c/o International Speedway Corporation International Motorsports Center One Daytona Boulevard Daytona Beach, FL 32114
California Speedway Corporation	c/o International Speedway Corporation International Motorsports Center One Daytona Boulevard Daytona Beach, FL 32114
Chicagoland Speedway, LLC	c/o International Speedway Corporation International Motorsports Center One Daytona Boulevard Daytona Beach, FL 32114
Homestead-Miami Speedway, LLC	c/o International Speedway Corporation International Motorsports Center One Daytona Boulevard Daytona Beach, FL 32114

ANNEX 1
TO
SECOND AMENDED AND RESTATED SUBSIDIARY GUARANTY AGREEMENT

SUPPLEMENT NO. ___, dated as of _____________, to the Second Amended and Restated Subsidiary Guaranty Agreement, dated as of September 27, 2016 (the “Guaranty Agreement”), among INTERNATIONAL SPEEDWAY CORPORATION, a Florida corporation (the “Borrower”), each of the subsidiaries of the Borrower listed on Schedule I thereto (each such subsidiary individually, a “Guarantor” and collectively, the “Guarantors”) and WELLS FARGO BANK, N.A., as administrative agent (the “Administrative Agent”) for the Lenders (as defined in the Credit Agreement referred to below).
Reference is made to the Second Amended and Restated Revolving Credit Agreement, dated as of September 27, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “Lenders”), Wells Fargo Bank, N.A., as Administrative Agent, as issuing bank (in such capacity, the “Issuing Bank”) and as swingline lender (in such capacity, the “Swingline Lender”) and the other parties from time to time party thereto.
Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guaranty Agreement and the Credit Agreement.
The Guarantors have entered into the Guaranty Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit. Pursuant to Section 5.10 of the Credit Agreement, each wholly-owned Domestic Subsidiary which is a Material Subsidiary (other than any Excluded Subsidiary or any Non-Guarantor Material Subsidiary) that was not in existence, or not a Guarantor is required to enter into the Guaranty Agreement as a Guarantor upon becoming a wholly-owned Domestic Subsidiary which is a Material Subsidiary. Section 21 of the Guaranty Agreement provides that additional Material Subsidiaries of the Borrower may become Guarantors under the Guaranty Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary of the Borrower (the “New Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guaranty Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.
Accordingly, the Administrative Agent and the New Guarantor agree as follows:
Joinder. In accordance with Section 21 of the Guaranty Agreement, the New Guarantor by its signature below becomes a Guarantor under the Guaranty Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (i) agrees to all the terms and provisions of the Guaranty Agreement applicable to it as Guarantor thereunder and (ii) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a Guarantor in the Guaranty Agreement shall be deemed to include the New Guarantor. The Guaranty Agreement is hereby incorporated herein by reference.
Representations and Warranties. The New Guarantor represents and warrants to the Administrative Agent that this Supplement has been duly authorized, executed and delivered by it and that each of this Supplement and the Guaranty Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.
Binding Effect. This Supplement shall become effective when it shall have been executed by the New Guarantor and thereafter shall be binding upon the New Guarantor and shall inure to the benefit of the Administrative Agent. Upon the effectiveness of this Supplement, this Supplement shall be deemed to be a part of and shall be subject to all the terms and conditions of the Guaranty Agreement. The New Guarantor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.
Governing Law. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF NEW YORK.
Execution in Counterparts. This Supplement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
Notices to New Guarantor. All communications and notices hereunder shall be in writing and given as provided in Section 15 of the Guaranty Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature below, with a copy to the Borrower.

[Signatures Follow]

IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Supplement to the Guaranty Agreement as of the day and year first above written.
[NAME OF NEW GUARANTOR]

By: ______________________________
Name:
Title:
Address:

WELLS FARGO BANK, N.A., as
Administrative Agent

By: ______________________________
Name:
Title:

EXHIBIT C-1

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Second Amended and Restated Revolving Credit Agreement dated as of September 27, 2016 (as amended and in effect on the date hereof, the “Credit Agreement”), among International Speedway Corporation, a Florida corporation, the lenders from time to time party thereto, Wells Fargo Bank, N.A., as Administrative Agent for such lenders, as Issuing Bank and as Swingline Lender, and the other parties from time to time party thereto.
Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes or if a lapse in time or change in circumstances renders the information on this certificate obsolete or inaccurate in any material respect, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and deliver to the Borrower and Administrative Agent an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Borrower or Administrative Agent) or promptly notify the Borrower or Administrative Agent in writing of its inability to do so, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:
Date:
EXHIBIT C-2

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Second Amended and Restated Revolving Credit Agreement dated as of September 27, 2016 (as amended and in effect on the date hereof, the “Credit Agreement”), among International Speedway Corporation, a Florida corporation, the lenders from time to time party thereto, Wells Fargo Bank, N.A., as Administrative Agent for such lenders, as Issuing Bank and as Swingline Lender, and the other parties from time to time party thereto.
Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes or if a lapse in time or change in circumstances renders the information on this certificate obsolete or inaccurate in any material respect, the undersigned shall promptly so inform such Lender in writing and deliver to such Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such Lender) or promptly notify such Lender in writing of its inability to do so, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date:

EXHIBIT C-3

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Second Amended and Restated Revolving Credit Agreement dated as of September 27, 2016 (as amended and in effect on the date hereof, the “Credit Agreement”), among International Speedway Corporation, a Florida corporation, the lenders from time to time party thereto, Wells Fargo Bank, N.A., as Administrative Agent for such lenders, as Issuing Bank and as Swingline Lender, and the other parties from time to time party thereto.
Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its direct or indirect partners’/members’ conduct of a U.S. trade or business.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes or if a lapse in time or change in circumstances renders the information on this certificate obsolete or inaccurate in any material respect, the undersigned shall promptly so inform such Lender in writing and deliver to such Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such Lender) or promptly notify such Lender in writing of its inability to do so and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date:

EXHIBIT C-4

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to the Second Amended and Restated Revolving Credit Agreement dated as of September 27, 2016 (as amended and in effect on the date hereof, the “Credit Agreement”), among International Speedway Corporation, a Florida corporation, the lenders from time to time party thereto, Wells Fargo Bank, N.A., as Administrative Agent for such lenders, as Issuing Bank and as Swingline Lender, and the other parties from time to time party thereto.
Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its direct or indirect partners’/members’ conduct of a U.S. trade or business.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes or if a lapse in time or change in circumstances renders the information on this certificate obsolete or inaccurate in any material respect, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and deliver to the Borrower and Administrative Agent an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Borrower or Administrative Agent) or promptly notify the Borrower or Administrative Agent in writing of its inability to do so, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:
Date:

EXHIBIT 2.3
form of NOTICE OF REVOLVING BORROWING

[_______ __], 20[__]

Wells Fargo Bank, N.A.,
as Administrative Agent
for the Lenders referred to below
1525 West W.T. Harris Blvd 1B1
Charlotte, NC 28262
MAC D1109 – 019
Attention: Agency Services

Wells Fargo Bank, N.A.
800 N. Magnolia Avenue
MAC Z0244-084
Suite 800
Orlando, FL 32803
Attention: Michael Williams

Ladies and Gentlemen:

Reference is made to the Second Amended and Restated Revolving Credit Agreement dated as of September 27, 2016 (as amended and in effect on the date hereof, the “Credit Agreement”), among the undersigned, as Borrower, the lenders from time to time party thereto, Wells Fargo Bank, N.A., as Administrative Agent, Issuing Bank and Swingline Lender and the other parties from time to time party thereto. Terms defined in the Credit Agreement are used herein with the same meanings. This notice constitutes a Notice of Revolving Borrowing, and the Borrower hereby requests a Revolving Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to the Revolving Borrowing requested hereby:

(A)	Aggregate principal amount of Revolving Borrowing: ___________________

(B)	Date of Revolving Borrowing (which is a Business Day): __________________

(C)	Interest Rate basis: ___________________

(D)	Interest Period: ______________________

(E)	Location and number of Borrower’s account to which proceeds of Revolving Borrowing are to be disbursed: ___________________
The Borrower hereby represents and warrants that the conditions specified in paragraphs (a), (b) and (c) of Section 3.2 of the Credit Agreement are satisfied.
Very truly yours,

INTERNATIONAL SPEEDWAY CORPORATION

By: ______________________________
Name:
Title:

EXHIBIT 2.4

Form of NOTICE OF SWINGLINE BORROWING

[Date]

Wells Fargo Bank, N.A.,
as Administrative Agent
for the Lenders referred to below
1525 West W.T. Harris Blvd 1B1
Charlotte, NC 28262
MAC D1109 – 019
Attention: Agency Services

Wells Fargo Bank, N.A.
800 N. Magnolia Avenue
MAC Z0244-084
Suite 800
Orlando, FL 32803
Attention: Michael Williams

Ladies and Gentlemen:

Reference is made to the Second Amended and Restated Revolving Credit Agreement dated as of September 27, 2016 (as amended and in effect on the date hereof, the “Credit Agreement”), among the undersigned, as Borrower, the lenders from time to time party thereto, Wells Fargo Bank, N.A., as Administrative Agent, Issuing Bank and Swingline Lender and the other parties from time to time party thereto. Terms defined in the Credit Agreement are used herein with the same meanings. This notice constitutes a Notice of Swingline Borrowing, and the Borrower hereby requests a Swingline Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to the Swingline Borrowing requested hereby:

(A)	Principal amount of Swingline Loan: ____________________

(B)	Date of Swingline Loan (which is a Business Day) ____________________

(C)	Location and number of Borrower’s account to which proceeds of Swingline Loan are to be disbursed: ____________________
The Borrower hereby represents and warrants that the conditions specified in paragraphs (a), (b) and (c) of Section 3.2 of the Credit Agreement are satisfied.
Very truly yours,

INTERNATIONAL SPEEDWAY CORPORATION

By: ______________________________
Name:
Title:

EXHIBIT 2.7

FORM OF Conversion/CONTINUATION

[Date]

Wells Fargo Bank, N.A.,
as Administrative Agent
for the Lenders referred to below
1525 West W.T. Harris Blvd 1B1
Charlotte, NC 28262
MAC D1109 – 019
Attention: Agency Services

Wells Fargo Bank, N.A.
800 N. Magnolia Avenue
MAC Z0244-084
Suite 800
Orlando, FL 32803
Attention: Michael Williams

Ladies and Gentlemen:

Reference is made to the Second Amended and Restated Revolving Credit Agreement dated as of September 27, 2016 (as amended and in effect on the date hereof, the “Credit Agreement”), among the undersigned, as Borrower, the lenders from time to time party thereto, Wells Fargo Bank, N.A., as Administrative Agent, Issuing Bank and Swingline Lender and the other parties from time to time party thereto. Terms defined in the Credit Agreement are used herein with the same meanings. This notice constitutes a Notice of Conversion/Continuation and the Borrower hereby requests the conversion or continuation of a Revolving Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to the Revolving Borrowing to be converted or continued as requested hereby:

(A)	Revolving Borrowing to which this request applies: ______________________

(B)	Principal amount of Revolving Borrowing to be converted/continued: ______________________

(C)	Effective date of election (which is a Business Day): ______________________

(D)	Interest rate basis: ______________________

(E)	Interest Period: ______________________
Very truly yours,

INTERNATIONAL SPEEDWAY CORPORATION

By: ______________________________
Name:
Title:

EXHIBIT 3.1(B)(IV)

Form of SECRETARY’S CERTIFICATE OF [NAME OF BORROWER/GUARANTOR]

[Date]
Reference is made to the Second Amended and Restated Revolving Credit Agreement dated as of September 27, 2016 (as amended and in effect on the date hereof, the “Credit Agreement”), among International Speedway Corporation, as Borrower, the lenders from time to time party thereto, Wells Fargo Bank, N.A., as Administrative Agent, Issuing Bank and Swingline Lender and the other parties from time to time party thereto. Terms defined in the Credit Agreement are used herein with the same meanings. This certificate is being delivered pursuant to Section 3.1 of the Credit Agreement.
I, ______________________, Secretary of [_______] (the “Company”), DO HEREBY CERTIFY that:
(a)    Annexed hereto as Exhibit A is a true and complete copy of the [articles of incorporation] [certificate of formation] [certificate of limited partnership] of the Company and all amendments thereto as in effect on the date hereof certified as a recent date by the appropriate Governmental Authorities of the state of [incorporation] [organization] of the Company;
(b)    no proceedings have been instituted or are pending or contemplated with respect to the dissolution, liquidation or sale of all or substantially all the assets of the Company or threatening its existence or the forfeiture or any of its corporate rights;
(c)    annexed hereto as Exhibit B is a true and correct copy of the [Bylaws][operating agreement] of the Company as in effect on [__________] and at all times thereafter through the date hereof;
(d)    annexed hereto as Exhibit C is a true and correct copy of certain resolutions duly adopted by the [Board of Directors][Manager(s)] of the Company [at a meeting of said [Board of Directors][Manager(s)] duly called and held on [_______ __], 2016/unanimous written consent of said [Board of Directors][Manager(s)], dated [_______ __], 2016] which resolutions are the only resolutions adopted by the [Board of Directors][Manager(s)] of the Company or any committee thereof relating to the Credit Agreement and the other Loan Documents to which the Company is a party and the transactions contemplated therein and have not been revoked, amended, supplemented or modified and are in full force and effect on the date hereof;
(e)    annexed hereto as Exhibit D are certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of organization of the Company and each other jurisdiction where the Company is required to be qualified to do business as a foreign corporation or foreign limited liability company except where such failure to be qualified could not reasonably be expected to have a Material Adverse Effect; and
(f)    each of the persons named below is and has been at all times since [date] a duly elected and qualified officer of the Company holding the respective office set forth opposite his or her name and the signature set forth opposite of each such person is his or her genuine signature:

Name	Title	Specimen Signature
[Include all officers who are signing the Credit Agreement or any other Loan Documents.]

IN WITNESS WHEREOF, I have hereunto signed my name as of the date first above written.
__________________________________
Name
Secretary

I, ________________________, [_______________________] of the Company, do hereby certify that ________________________ has been duly elected, is duly qualified and is the [Assistant] Secretary of the Company, that the signature set forth above is [his/her] genuine signature and that [he/she] has held such office at all times since [date].
____________________________________
Name:
Title:

Exhibit A
[Articles]

EXHIBIT B
[Bylaws]
EXHIBIT C
[Resolutions]

EXHIBIT D
[Good Standings]

EXHIBIT 3.1(B)(VII)

FORM OF OFFICER’S CERTIFICATE

[________ __], 2016
Reference is made to the Second Amended and Restated Revolving Credit Agreement dated as of September 27, 2016 (as amended and in effect on the date hereof, the “Credit Agreement”), among the undersigned, as Borrower, the lenders from time to time party thereto, Wells Fargo Bank, N.A., as Administrative Agent, Issuing Bank and Swingline Lender and the other parties from time to time party thereto. Terms defined in the Credit Agreement are used herein with the same meanings. This certificate is being delivered pursuant to Section 3.1(b)(vii) of the Credit Agreement.
I, Daniel W. Houser, Executive Vice President, Chief Financial Officer and Treasurer of the Borrower, DO HEREBY CERTIFY that immediately after giving effect to the effectiveness of the Credit Agreement and any Loans borrowed on the Closing Date:
(a)    the representations and warranties of each Loan Party set forth in the Loan Documents are true and correct on and as of the date hereof;
(b)    no Default or Event of Default has occurred and is continuing at the date hereof; and
(c)    as of the date hereof, since November 30, 2015, there has been no change which has had or could reasonably be expected to have a Material Adverse Effect.
Section 10.18.
IN WITNESS WHEREOF, I have hereunto signed my name as of the date first above written.
____________________________________
Name: Daniel W. Houser
Title: Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT 5.1(c)

FORM OF COMPLIANCE CERTIFICATE

[Date]

To:	Wells Fargo Bank, N.A., as Administrative Agent
1525 West W.T. Harris Blvd 1B1
Charlotte, NC 28262
MAC D1109 – 019
Attention: Agency Services

Wells Fargo Bank, N.A.
800 N. Magnolia Avenue
MAC Z0244-084
Suite 800
Orlando, FL 32803
Attention: Michael Williams

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Revolving Credit Agreement dated as of September 27, 2016 (as amended and in effect on the date hereof, the “Credit Agreement”), among International Speedway Corporation (the “Borrower”), the lenders named therein, Wells Fargo Bank, N.A., as Administrative Agent, as Issuing Bank and as Swingline Lender and the other parties from time to time party thereto. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

I, __________________, being the duly elected and qualified, and acting in my capacity as [___________________] of the Borrower, respectively, hereby certify to the Administrative Agent and each Lender as follows:

1.    The consolidated financial statements of the Borrower and its Subsidiaries attached hereto for the fiscal [quarter][year] ending ____________________ fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as at the end of such fiscal [quarter][year] on a consolidated basis, and the related statements of income cash flows of the Borrower and its Subsidiaries for such fiscal [quarter][year], in accordance with GAAP applied on a Consistent Basis (subject, in the case of such quarterly financial statements, to normal year-end audit adjustments and the absence of footnotes).

2.    There have been no changes in GAAP or the application thereof since November 30, 2015 except as set forth on the consolidated financial statements attached hereto which specify the effect of any such change in accordance with the terms of the Credit Agreement.

3.    The calculations set forth in Attachment 1 are computations of the financial covenants set forth in Article VI of the Credit Agreement calculated from the financial statements referenced in clause 1 above in accordance with the terms of the Credit Agreement.

4.    There have been no changes in the identity of any of the Subsidiaries as of the end of the fiscal [quarter][year] ending ______________ except as set forth in Attachment 2.

5.    Based upon a review of the activities of Borrower and its Subsidiaries and the financial statements attached hereto during the period covered thereby, as of the date hereof, the undersigned has obtained no knowledge of any Default or Event of Default.

___________________________
Name: _____________________
Title: ______________________

Attachment 1 to Compliance Certificate
Attachment 2 to Compliance Certificate